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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BENIHANA INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.10 per share, of Benihana Inc. ("Common Stock").
	(2)	Aggregate number of securities to which transaction applies: 17,898,692 shares of Common Stock and 541,383 options to purchase shares of Common Stock with exercise prices below $16.30.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon the sum of (A) 17,898,692 shares of Common Stock multiplied by $16.30 per share and (B) options to purchase 541,383 shares of Common Stock with exercise prices below $16.30, multiplied by $7.24 per share (which is the difference between $16.30 and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001146 by the sum of the preceding sentence.
	(4)	Proposed maximum aggregate value of transaction: $295,668,292.52
	(5)	Total fee paid: $33,883.59
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPY—SUBJECT TO COMPLETION

BENIHANA INC.
8750 N.W. 36TH STREET, SUITE 300
DORAL, FLORIDA 33178

[                        ], 2012

Dear Stockholder:

        You are cordially invited to attend the special meeting of stockholders of Benihana Inc. (the "Company") to be held at 2:00 p.m., Eastern Time, on [day of week], [                        ], 2012 at Doral Golf Resort and Spa, 4400 NW 87th Ave., Miami, Florida 33178.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 22, 2012 (as it may be amended from time to time, the "Merger Agreement"), by and among the Company, Safflower Holdings Corp., a Delaware corporation ("Parent"), and Safflower Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation following the merger. If the Company's stockholders adopt the Merger Agreement and the merger is completed, you will be entitled to receive $16.30 in cash, without interest and net of any taxes required to be withheld therefrom, for each share of the Company's common stock you own immediately prior to the merger (unless you have properly exercised your appraisal rights with respect to the merger).

        After careful consideration, our Board of Directors has, by the unanimous vote of those voting, determined that the Merger Agreement is advisable, has approved and adopted the Merger Agreement and recommends that you vote "FOR" the adoption of the Merger Agreement.

        At the special meeting, you will also be asked to approve, on an advisory basis, the compensation payable to our named executive officers in connection with the proposed merger. Our Board of Directors recommends that you vote "FOR" the approval of these compensation arrangements.

        The accompanying proxy statement provides you with detailed information about the proposed merger and the special meeting. Please give this material your careful attention.

        Whether or not you plan to attend the special meeting, please fill in, date, sign and return the enclosed proxy card which is solicited by, and on behalf of, the Board of Directors, or submit your proxy by telephone or the Internet. If your shares of Company common stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares in accordance with the instructions furnished by your broker, bank or nominee. Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote has the same effect as a vote against the adoption of the Merger Agreement.

        Thank you for your cooperation and continued support.

Sincerely,

Richard Stockinger Chairman, Chief Executive Officer and President

Doral, Florida
[                        ], 2012

THIS PROXY STATEMENT IS DATED [                        ], 2012
AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT [                        ], 2012.

BENIHANA INC.
8750 N.W. 36TH STREET, SUITE 300
DORAL, FLORIDA 33178

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Doral, Florida
[                        ], 2012

To the Stockholders of
BENIHANA INC.

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Benihana Inc., a Delaware corporation (the "Company"), will be held at 2:00 p.m., Eastern Time, on [day of week], [                    ], 2012 at Doral Golf Resort and Spa, 4400 NW 87th Ave., Miami, Florida 33178 for the following purposes:

          1.     To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 22, 2012 (as it may be amended from time to time, the "Merger Agreement"), by and among the Company, Safflower Holdings Corp., a Delaware corporation ("Parent"), and Safflower Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"). A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement. Pursuant to the terms of the Merger Agreement, among other things, (i) Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent, and (ii) each share of common stock of the Company issued and outstanding immediately prior to the merger, other than those shares held by stockholders, if any, who properly exercise their appraisal rights under Delaware law and any shares held in the Company's treasury or owned by Parent, Merger Sub or any other subsidiary of Parent, will be converted into the right to receive $16.30 in cash without interest and net of any taxes required to be withheld therefrom.

          2.     To consider and vote upon a proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the proposed merger.

          3.     To consider and vote upon the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

          4.     To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

        Only stockholders of record at the close of business on [                    ], 2012 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.

        The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock, and the approval of each of the proposal regarding certain merger-related executive compensation arrangements and the proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the proposal and casting votes for or against the proposal, assuming a quorum is present. Whether or not you plan to attend the special meeting, you are urged to vote your shares by marking, signing, dating and returning the proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose or by submitting your proxy by telephone or the Internet. The failure to vote has the same effect as a vote against the adoption of the Merger Agreement but will not affect the outcome of the vote regarding the non-binding compensation proposal or the adjournment proposal. Any stockholder attending the special meeting may vote in person even if he or she has returned a proxy card or submitted a proxy by telephone or the Internet.

        Our Board of Directors, by the unanimous vote of those voting, recommends that you vote "FOR" the proposal to adopt the Merger Agreement, "FOR" the proposal to approve, on an advisory and non-binding basis, the compensation that is payable to our executive officers in connection with the proposed Merger and "FOR" the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.

        Company stockholders who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal and receive the fair value of their shares of common stock in lieu of receiving the per share merger consideration if the merger closes, but only if they perfect their appraisal rights by complying with applicable provisions of Delaware law. In order to perfect and exercise appraisal rights, stockholders must give a written demand for appraisal of their shares before the taking of the vote on the merger at the special meeting, must not vote in favor of the merger and must comply with the other requirements of applicable Delaware law. A copy of the applicable Delaware statutory provisions is included as Appendix C to the accompanying proxy statement, and a summary of these provisions can be found under "Dissenters' Rights of Appraisal" in the accompanying proxy statement.

By Order of the Board of Directors,
Cristina L. Mendoza General Counsel and Secretary

        Please do not send your stock certificates at this time. If the Merger Agreement is adopted and the merger is completed, you will be sent instructions regarding the surrender of your stock certificates in exchange for the per share merger consideration.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of Benihana Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms "Company", "we", "our", "ours", and "us" refer to Benihana Inc.

Q:    What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company by Safflower Holdings Corp. ("Parent") pursuant to an Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of May 22, 2012, by and among the Company, Parent, and Safflower Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub"). Parent is owned by funds advised by Angelo, Gordon & Co., L.P. ("AG"). If the Merger Agreement is adopted by the Company's stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will be merged with and into the Company (the "Merger"). The Company will be the surviving corporation in the Merger (the "surviving corporation") and will become a wholly-owned subsidiary of Parent.

Q:    What will I receive in the Merger?

A:
Upon completion of the Merger, you will be entitled to receive $16.30 in cash, without interest, and net of any taxes required to be withheld therefrom (see "Material United States Federal Income Tax Consequences"), for each share of our common stock that you own immediately prior to the Merger. For example, if you own 100 shares of our common stock, you will receive $1,630 in cash for your Company shares (less any taxes required to be withheld therefrom). You will not own any shares in the surviving corporation.

Q:    Where and when is the special meeting?

A:
The special meeting will be held at 2:00 p.m., Eastern Time, on [day of week], [                        ], 2012 at Doral Golf Resort and Spa, 4400 NW 87th Ave., Miami, Florida 33178.

Q:    Who is entitled to vote at the special meeting?

A:
You may vote at the special meeting if you owned our common stock as of the close of business on [                        ], the record date of the special meeting. Each share of our common stock is entitled to one vote. As of the record date, there were [            ] shares of our common stock outstanding and entitled to vote at the special meeting.

Q:    What vote of our stockholders is required to adopt the Merger Agreement?

A:
For us to complete the Merger, stockholders holding at least a majority of the shares of our common stock outstanding at the close of business on the record date must vote "FOR" the adoption of the Merger Agreement. Accordingly, failure to vote or an abstention will have the same effect as a vote against the adoption of the Merger Agreement.

Q:    How does the Company's Board of Directors recommend that I vote on the proposal to adopt the Merger Agreement?

A:
Our Board of Directors, by the unanimous vote of those voting, recommends that our stockholders vote "FOR" the adoption of the Merger Agreement. You should read "The Merger—Reasons for the Merger" for a discussion of the factors that our Board of Directors considered in deciding to recommend the adoption of the Merger Agreement.

Q:    Why am I being asked to vote on a proposal to approve, on an advisory basis, the compensation that may be paid or become payable to the Company's named executive officers in connection with the Merger?

A:
Under Securities and Exchange Commission ("SEC") rules, we are required to seek an advisory vote with respect to the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger. The vote on this proposal is not binding on the Company.

Q:    What vote of our stockholders is required to approve the proposal regarding compensation payable in connection with the Merger?

A:
Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal and casting votes for or against the proposal. As noted above, the vote on this proposal is not binding on the Company. The outcome of the vote on this proposal will have no effect on the completion of the Merger and will not affect the payment of Merger-related compensation to our named executive officers, which is based on existing contractual arrangements with those officers.

Q:    How does the Company's Board of Directors recommend that I vote on the proposal regarding compensation payable in connection with the Merger?

A:
Our Board of Directors, by the unanimous vote of those voting, recommends that our stockholders vote "FOR" the proposal to approve, on an advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger.

Q:    What vote of our stockholders is required to approve the proposal regarding adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement?

A:
If a quorum is present at the special meeting, then approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on the proposal and casting votes for or against the proposal. If a quorum is not present at the special meeting, the special meeting may be adjourned by the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the special meeting and entitled to vote at the special meeting.

Q:    How does the Company's Board of Directors recommend that I vote on the proposal regarding adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement?

A:
Our Board of Directors, by the unanimous vote of those voting, recommends that our stockholders vote "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.

Q:    What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its appendices, and to consider how the Merger affects you. If you are a stockholder of record, then you can ensure that your shares are voted at the special meeting by submitting your proxy via the mail, by marking, signing, dating and mailing each proxy card and returning it in the envelope provided, or by submitting your proxy by telephone or the Internet. You can vote by telephone or the Internet by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or the Internet.

Q:    If my shares are held in "street name" by my broker, bank or other nominee will my broker, bank or other nominee vote my shares for me?

A:
Yes, but only if you provide instructions to your broker, bank or other nominee on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted on the proposals, which will have the same effect as a vote against the proposal to adopt the Merger Agreement, but will not affect the proposal to approve, on an advisory basis, the Merger-related compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.

Q:    How do I revoke or change my vote?

A:
You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Secretary of the Company in writing or by submitting a new proxy by mail, or by telephone or the Internet, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:    What does it mean if I get more than one proxy card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Please complete and return all of the proxy cards you receive, or submit your proxy for each card you receive by telephone or the Internet, to ensure that all of your shares are voted.

Q:    Who may attend the special meeting?

A.
All stockholders of record at the close of business on [      ], 2012, the record date, or their duly appointed proxies, may attend the special meeting. Please be prepared to present valid photo identification for admission to the special meeting.

  If you hold shares of our common stock in "street name" (that is, in a brokerage account or through a bank or other nominee) and you plan to vote in person at the special meeting, you will need to bring a valid photo identification and a copy of a statement reflecting your share ownership as of the record date, or a legal proxy from your broker or nominee.

  Stockholders of record will be verified against an official list available in the registration area at the meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

Q:    When do you expect the Merger to be completed?

A:
The completion of the Merger is subject to receipt of stockholder approval of the proposal to adopt the Merger Agreement and satisfaction of the other closing conditions under the Merger Agreement. See "The Merger Agreement—Conditions to the Merger". Assuming the satisfaction of conditions, the Company expects the transaction to close in the second half of the 2012 fiscal year.

Q:    Should I send in my stock certificates now?

A:
No. Shortly after the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive your per share Merger consideration. You should use the letter of transmittal to exchange stock certificates for the per share Merger consideration to which you are entitled as a result of the Merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:    Who can help answer my other questions?

A:
If you have more questions about the Merger, need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact the Secretary of the Company, telephone: (305) 593-0770, or Georgeson Inc., who is assisting us in connection with the special meeting, at (888) 549-6618. If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

SUMMARY

        This summary highlights selected information from the proxy statement and may not contain all of the information that is important to you. You should carefully read the entire proxy statement (including the appendices) to fully understand the Merger. The Merger Agreement is attached as Appendix A to this proxy statement. We encourage you to read the Merger Agreement because it is the legal document that governs the Merger. Each item in this summary includes a page reference directing you to a more complete description of that item.

Parties to the Merger (Page 18)

Benihana Inc.
8750 N.W. 36th Street, Suite 300
Doral, Florida 33178
Telephone: (305) 593-0770

        The Company offers casual dining in a distinctive Japanese atmosphere enhanced by the unique entertainment provided by our highly-skilled Benihana chefs who prepare fresh steak, chicken and seafood on a teppanyaki-style grill, in traditional Japanese style, at the center of the guests' table. The Company and its predecessor companies have operated "Benihana" teppanyaki-style Japanese restaurants in the United States for over 45 years, and we believe we are one of the largest operators of teppanyaki-style restaurants in the country. We also operate two other Asian restaurant concepts: RA Sushi and Haru. The Company is incorporated in the State of Delaware.

        As of June 8, 2012, we own and operate 62 Benihana teppanyaki restaurants, 25 RA Sushi restaurants, 8 Haru restaurants, and franchise 16 additional Benihana teppanyaki restaurants. We continue to evaluate other locations for future development.

Safflower Holdings Corp.
c/o AG Private Equity Acquisition Corp.
245 Park Avenue, 26th Floor
New York, New York 10167
Telephone: (212) 883-4140

        Parent is a Delaware corporation that is owned by funds advised by AG. Parent was organized solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

Safflower Acquisition Corp.
c/o AG Private Equity Acquisition Corp.
245 Park Avenue, 26th Floor
New York, New York 10167
Telephone: (212) 883-4140

        Merger Sub is a Delaware corporation wholly-owned by Parent. Merger Sub was organized solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

 The Merger (Pages 22 and 62)

        The Merger Agreement provides that Merger Sub will be merged with and into the Company, and each share of the common stock, par value $0.10 per share, of the Company ("Company common stock") issued and outstanding immediately prior to the Merger (other than shares held in the treasury of the Company and shares held by Parent, Merger Sub or any other subsidiary of Parent and other than shares held by a stockholder who properly demands statutory appraisal rights) will be converted into the right to receive $16.30 in cash, without interest and net of any taxes required to be withheld therefrom. The Company will be the surviving corporation in the Merger and will become a wholly-owned subsidiary of Parent.

The Special Meeting of the Stockholders (Page 20)

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  Time, Place and Purpose.  The special meeting will be held at 2:00 p.m., Eastern Time, on [day of week], [                    ], 2012 at Doral Golf Resort and Spa, 4400 NW 87th Ave., Miami, Florida 33178. The purpose of the special meeting is to consider and vote on (i) the proposal to adopt the Merger Agreement, (ii) the proposal to approve, on an advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger (the "Merger-Related Compensation Proposal") and (iii) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement (the "Adjournment Proposal").

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  What Vote is Required for Adoption of the Merger Agreement.  The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the proposal. The failure to vote, or an abstention from voting, on the proposal to adopt the Merger Agreement has the same effect as a vote against the adoption of the Merger Agreement.

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  What Vote is Required for Approval of the Merger-Related Compensation Proposal.  The approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote on the proposal and casting votes for or against the proposal.

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  What Vote is Required to Approve the Adjournment Proposal.  If a quorum is present at the special meeting, then approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote on the proposal and casting votes for or against the proposal. If a quorum is not present at the special meeting, the special meeting may be adjourned by the affirmative vote of the holders of a majority of the shares of Company common stock present in person or by proxy at the special meeting and entitled to vote at the special meeting.

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  Who Can Vote at the Meeting.  You can vote at the special meeting all of the shares of Company common stock you own of record as of [record date], which is the record date for the special meeting. If you own shares that are registered in someone else's name (for example, a broker), you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the special meeting. As of the close of business on [record date], there were 17,898,692 shares of Company common stock outstanding held by approximately [    ] holders of record.

  •
  Procedure for Voting.  You can vote your shares by attending the special meeting and voting in person, by signing, dating and mailing the enclosed proxy card, or by submitting your proxy by telephone or the Internet. You can vote by telephone or the Internet by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or the Internet.

  •
  Revocation of Proxy.  You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise the Secretary of the Company in writing, or deliver a new proxy (by mail, telephone or the Internet) dated after the date of the proxy being revoked, before your Company common stock has been voted at the special meeting, or attend the meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy.

    If your shares are held in "street name" by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, it has the same effect as a vote "AGAINST" adoption of the Merger Agreement.

Delisting and Deregistration of Company Common Stock (Page 83)

        As a result of the Merger, there will no longer be any publicly held shares of Company common stock. Following completion of the Merger, the Company common stock will be delisted from the NASDAQ Global Select Market ("NASDAQ") and deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of such deregistration, the Company will no longer be required to file reports with the SEC or otherwise be subject to the United States federal securities laws applicable to public companies.

Effective Time of the Merger (Page 63)

        We are working to complete the Merger as soon as possible, subject to receipt of stockholder approval of the proposal to adopt the Merger Agreement and satisfaction of the closing conditions under the Merger Agreement. Please see "The Merger Agreement—Conditions to the Merger". The effective time of the merger will occur at the time the Company files a certificate of merger with the Secretary of State of the State of Delaware, unless Parent and the Company agree to a later time specified in the certificate of merger.

Board Recommendation (Page 41)

        After careful consideration, the Company's Board of Directors (the "Board of Directors"), by the unanimous vote of those voting:

  •
  has determined that the Merger Agreement is advisable;

  •
  has approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company;

  •
  recommends that the Company's stockholders vote "FOR" the adoption of the Merger Agreement;

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  recommends that the Company's stockholders vote "FOR" the approval of the Merger-Related Compensation Proposal; and

  •
  recommends that the Company stockholders vote "FOR" the approval of the Adjournment Proposal.

Opinion of the Company's Financial Advisor (Page 47)

        The Company retained Jefferies & Company, Inc. ("Jefferies") to provide the Board of Directors with financial advisory services in connection with a possible merger, sale or other strategic business combination involving the Company and an opinion as to the fairness to the holders of shares of Company common stock of the consideration to be received by such holders in connection with any such merger, sale or other strategic business combination. At the meeting of the Board of Directors on May 22, 2012, Jefferies rendered its oral opinion to the Board of Directors, subsequently confirmed by delivery of a written opinion dated May 22, 2012, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth therein, the consideration of $16.30 per share of Company common stock in cash to be received by holders of shares of Company common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

        Jefferies' opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. Jefferies' opinion was directed to the Board of Directors and addresses only the fairness, from a financial point of view, of the consideration to be received by holders of shares of Company common stock pursuant to the Merger Agreement as of the date of the opinion. It does not address any other aspects of the Merger and does not constitute a recommendation as to how any holder of shares of Company common stock should vote on the Merger or any matter related thereto.

        The full text of the written opinion of Jefferies is attached hereto as Appendix B. The Company encourages you to read the opinion carefully and in its entirety.

Financing (Page 45)

        The Merger is not conditioned upon the receipt of financing by Parent or Merger Sub. In connection with the execution and delivery of the Merger Agreement, Parent and Merger Sub obtained commitments to provide, in the aggregate from all sources, up to $175,000,000 in debt financing. This debt financing consists of a $15,000,000 revolving loan facility and a $160,000,000 term loan, both provided, severally and not jointly, by GCI Capital Markets LLC, Ares Capital Corporation and General Electric Capital Corporation. In the event that any portion of the debt financing becomes unavailable, Parent and Merger Sub have agreed to use their commercially reasonable efforts to arrange to obtain alternative financing as promptly as practicable from alternative sources on terms and conditions that are not less favorable than those set forth in the initial debt financing commitment letters.

        In addition, Parent has received an equity commitment letter from six funds advised by AG: AG Private Equity Partners IV, L.P., AG Private Equity Partners IV (R), L.P., AG Super Fund, L.P., Nutmeg Partners, L.P., AG Princess, L.P. and AG MM, L.P. (the "AG Sponsors"). Pursuant to the equity commitment letter, the AG Sponsors have, severally and not jointly and subject to the terms and conditions set forth therein, committed to purchase or cause the purchase of the equity of Parent for an aggregate cash price of up to $143,400,000 solely for the purpose of allowing Parent to fund, and to the extent necessary to fund, a portion of the aggregate Merger consideration in accordance with the Merger Agreement and pay related expenses.

        Parent has informed the Company that it expects to use some of the Company's cash to pay a portion of the Merger consideration or other expenses relating to the transactions contemplated by the Merger Agreement, but the exact amount will not be known until the closing of the Merger. The availability of cash is not a closing condition; however, in order for the Company to seek specific performance to enforce the financing commitments, among other conditions to such enforcement, the Company must have available cash in an amount equal to at least $11,900,000 (subject to certain adjustments) at the time the Company first seeks to enforce such commitments. See "The Merger Agreement—Specific Performance". Notwithstanding the unavailability of such minimum cash amount, the Company may still be entitled to receive a termination fee from Parent in the event that Parent and

Merger Sub fail to consummate the Merger, subject to certain conditions. See "The Merger Agreement—Termination Fees" and "The Merger Agreement—Termination".

Limited Guarantee (Page 47)

        The AG Sponsors have also provided a limited guarantee in favor of the Company pursuant to which, among other things, the AG Sponsors have severally and not jointly guaranteed the obligation of Parent to pay a termination fee to the Company in certain circumstances, as well as the obligation of Parent to pay damages to the Company (up to a cap of $11,150,000) in certain circumstances and to pay certain other amounts for which Parent is or may become liable under the Merger Agreement.

Treatment of Stock Options (Page 63)

        The Merger Agreement provides that each outstanding stock option that remains unexercised as of the completion of the Merger, whether or not the option is vested and exercisable, will be canceled, and the holder of such stock option will be entitled to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of:

  •
  the number of shares of Company common stock subject to the option as of the effective time of the Merger, multiplied by

  •
  the excess, if any, of $16.30 over the exercise price per share of Company common stock subject to such option.

If the amount of such product is zero, no payment will be made.

Restricted Shares and Change of Control Bonus (Pages 42 and 43)

        Our executive officers have been granted restricted shares of Company common stock under the Company's 2007 Equity Incentive Plan. Vesting of these shares requires both continued service and attainment of specified share prices of Company common stock. The restricted stock awards provide for accelerated vesting upon the Merger if the executive officer is employed by the Company on the date of the Merger or if his or her employment was terminated by the Company without cause or by the executive for good reason within six months before the Merger.

        Pursuant to the terms of their employment agreements with the Company, the executive officers are entitled to receive cash bonuses upon the Merger. The bonus payable to each executive officer is a percentage of his or her annual base salary based on the price per share of Company common stock to be received by stockholders in the Merger.

Interests of Directors and Executive Officers in the Merger (Page 41)

        In considering the recommendation of the Board of Directors with respect to the Merger, you should be aware that some of the Company's directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. These interests, to the extent material, are described below under "The Merger—Interests of the Company's Directors and Executive Officers in the Merger". The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger.

Shares Held by Directors and Executive Officers (Page 91)

        As of May 31, 2012, the directors and executive officers of the Company owned approximately 7.1% of the shares of Company common stock entitled to vote at the special meeting. Each of them has advised us that they plan to vote all of their shares in favor of the adoption of the Merger Agreement.

Material United States Federal Income Tax Consequences (Page 59)

        For United States federal income tax purposes, your receipt of cash in exchange for your shares of Company common stock generally will result in your recognizing gain or loss measured by the difference, if any, between the cash you receive in the Merger and your tax basis in your shares of Company common stock. You should consult your own tax advisor for a full understanding of the Merger's tax consequences that are particular to you, in light of your particular circumstances.

Procedure for Receiving Merger Consideration (Page 64)

        Parent will appoint a paying agent reasonably acceptable to us to coordinate the payment of the cash Merger consideration following the Merger. Promptly after the effective time of the Merger, the paying agent will mail a letter of transmittal and instructions to you and the other stockholders. The letter of transmittal and instructions will tell you how to surrender your Company common stock certificates in exchange for the Merger consideration. Please do not send in your share certificates now.

Solicitation of Alternative Proposals (Page 73)

        From May 22, 2012 until 11:59 p.m. (EDT) on July 1, 2012 (the "Go Shop Period"), the Company, its subsidiaries and their respective representatives have the right to (i) initiate, solicit and facilitate the making of "Alternative Proposals" (see "The Merger Agreement—Solicitation of Alternative Proposals" for definition) from third parties and (ii) enter into and maintain or continue substantive discussions or negotiations with third parties with respect to Alternative Proposals, or otherwise cooperate with or assist or participate in, or facilitate, any inquiries, proposals, substantive discussions or negotiations regarding an Alternative Proposal. Under certain circumstances, the Company may terminate the Merger Agreement and enter into a separate definitive agreement with respect to a "Superior Proposal" (see "The Merger Agreement—Solicitation of Alternative Proposals" for definition) with the Board of Directors' approval, in which case (and so long as the Merger Agreement is terminated at or prior to 60 hours after the end of the Go Shop Period) the Company will be required to pay a $5,928,000 termination fee to Parent (or $11,115,000 in the case of a termination in connection with a Superior Proposal from one of 21 specified parties who entered into confidentiality agreements with the Company in the eight months immediately preceding May 22, 2012). See "The Merger Agreement—Termination Fees".

        After the expiration of the Go Shop Period, the Merger Agreement imposes certain restrictions on our ability to solicit or engage in discussions or negotiations with a third party (other than certain excluded persons) regarding Alternative Proposals involving the Company. Notwithstanding these post-Go Shop Period restrictions, under certain circumstances, the Company may (i) respond and engage in discussions and negotiations with respect to an unsolicited bona fide written Alternative Proposal and (ii) terminate the Merger Agreement and enter into a separate definitive agreement with respect to a Superior Proposal (in which case the Company will be required to pay a $11,115,000 termination fee to Parent). See "The Merger Agreement—Termination Fees".

Conditions to Completing the Merger (Page 83)

        Before we can complete the Merger, a number of conditions must be satisfied. These conditions include:

  •
  adoption of the Merger Agreement by our stockholders;

  •
  the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (This condition has been satisfied; see "Regulatory Approvals");

  •
  no federal or state governmental entity of competent jurisdiction having enacted any statue, rule or regulation (remaining in effect) that prohibits the completion of the Merger;

  •
  no court of competent jurisdiction having issued any judgment, order, writ, decree or injunction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger;

  •
  the performance, in all material respects, by all parties to the Merger Agreement of their respective agreements and covenants in the Merger Agreement, and the representations and warranties of the Company, Parent and Merger Sub in the Merger Agreement being true and correct, subject to various materiality qualifications; and

  •
  delivery of a closing certificate with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements.

Termination of the Merger Agreement (Page 85)

        The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger, whether before or after stockholder approval has been obtained (unless specifically indicated otherwise), as follows:

  •
  by mutual written consent of the Company and Parent;

  •
  by either the Company or Parent, if:

  •
  any governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is final and non-appealable, provided that the party seeking termination has used commercially reasonable efforts to challenge such order, decree, ruling or other action;

  •
  the closing of the Merger has not occurred on or before November 22, 2012 (the "End Date"); provided, however, that (i) the Company will not be able to exercise this termination right if it has not convened and held the special meeting prior to the date of such termination, and (ii) Parent will not be able to exercise this termination right if (x) all of the mutual conditions and conditions to Parent's and Merger Sub's obligation to complete the Merger (other than those conditions that by their terms are to be satisfied at the closing of the Merger) are satisfied or waived, (y) the Company has indicated in writing to Parent and Merger Sub that the closing certificate of the Company will be delivered upon the closing of the Merger and the Company has irrevocably confirmed that it is ready, willing and able to consummate the closing of the Merger and (z) a proceeding with respect to the specific enforcement of the Merger Agreement or any of the financing commitments is pending, or the Company is actively seeking to compel specific performance of the closing of the Merger by filing or causing Parent or Merger Sub to file one or more lawsuits to fully enforce the terms of the Merger Agreement or any of the financing commitments in accordance with the Merger Agreement (an "End Date Termination");

  •
  any state or federal law, order, rule or regulation is adopted or issued which has the effect of permanently prohibiting the Merger;

  •
  the Company's stockholders do not adopt the Merger Agreement at the special meeting, including any postponement or adjournment thereof (a "No Approval Termination"); or

  •
  there is a material breach by the non-terminating party of any of its representations, warranties, covenants or agreements in the Merger Agreement such that the closing conditions with respect thereto would not be satisfied (including, in the case of termination by Parent, if the Company breached a covenant or agreement with respect to the conduct of our business pending the Merger that would reasonably be expected to result in the Company not having at the closing of the Merger available cash in an amount equal to not less than $11,900,000 (subject to certain adjustments)) and such breach is not cured within 30 days following notice by the terminating party or cannot be cured by the End Date (provided, however, that a party will not be able to exercise this termination right if there exists a breach of any representation, warranty, covenant or agreement by such party such that the closing conditions with respect thereto would not be satisfied) (a "Material Breach Termination");

  •
  by the Company, if:

  •
  prior to adoption of the Merger Agreement by the Company's stockholders, (i) the Board of Directors (x) approves a Superior Proposal in accordance with the terms of the Merger Agreement and authorizes the Company to enter into a definitive agreement with respect to such Superior Proposal (a "Superior Proposal Termination") or (y) effects a "Fiduciary Duty Withdrawal" (see "The Merger Agreement—Additional Covenants—Special Meeting" for definition) (a "Fiduciary Duty Termination"; such right to termination is exercisable only within five days following a Fiduciary Duty Withdrawal), (ii) the Company has complied in all material respects with the applicable covenants with respect to the solicitation of an Alternative Proposal and the Board's recommendation with respect to the Merger Agreement (see "Merger Agreement—Solicitation of Alternative Proposals" and "Merger Agreement—Additional Covenants—Special Meeting"), (iii) the Company pays the applicable termination fee and (iv) with respect to a Superior Proposal Termination, promptly after or concurrently with such termination, the Company enters into a definitive agreement with respect to such Superior Proposal; or

  •
  if (i) all the mutual conditions and conditions to Parent's and Merger Sub's obligation to complete the Merger (other than those conditions that by their terms are to be satisfied at the closing of the Merger) have been satisfied or waived, (ii) the Company has indicated in writing to Parent and Merger Sub that the closing certificate of the Company will be delivered upon the closing of the Merger and the Company has irrevocably confirmed that it is ready, willing and able to consummate the closing of the Merger and (iii) Parent and Merger Sub have failed to consummate the closing of the Merger within five business days after the day on which the closing of the Merger is required to occur (a "Parent Failure Termination"); and

  •
  by Parent, if:

  •
  the Board of Directors (i) withdraws, qualifies or modifies, in a manner adverse to Parent, its approval or recommendation with respect to the Merger or the Merger Agreement or fails to reaffirm such approval and recommendation after Parent's request (subject to certain limitations and timeframes, see "Merger Agreement—Solicitation of Alternative Proposals") or (ii) approves or recommends to the stockholders of the Company an Alternative Proposal or fails to publicly recommend against any Alternative Proposal after Parent's written request (subject to certain limitations and timeframes, see "Merger Agreement—Solicitation of Alternative Proposals") (a "Parent Change in Recommendation Termination"); however, the Parent Change in Recommendation Termination right is exercisable only within five days following such action.

        In some cases, termination of the Merger Agreement pursuant to the above conditions may require us to pay a termination fee to Parent, or require Parent to pay a termination fee to us, as described below.

 Termination Fees (Page 87)

        We may be required to pay a termination fee to Parent under the following circumstances:

  •
  a termination fee of $5,928,000 if the termination is a (i) Superior Proposal Termination or (ii) Parent Change in Recommendation Termination with respect to a Superior Proposal; provided, in each case, that (x) the proposal that gave rise to the termination is not made by one of 21 specified parties who entered into a confidentiality agreement with the Company in the eight months immediately preceding May 22, 2012, in connection with any discussion of a potential acquisition of the Company (such a proposal, a "Specified Person Proposal") and (y) in each case, the termination occurs at or prior to 60 hours after the expiration of the Go Shop Period (which expires at 11:59 pm (EDT) on July 1, 2012);

  •
  a termination fee of $11,115,000 if the termination is a (i) Superior Proposal Termination occurring more than 60 hours after the expiration of the Go Shop Period or resulting from a Specified Person Proposal, (ii) Fiduciary Duty Termination, or (iii) Parent Change in Recommendation Termination (x) occurring more than 60 hours after the expiration of the Go Shop Period, (y) unrelated to a Superior Proposal or (z) resulting from a Specified Person Proposal; or

  •
  a termination fee of $11,115,000 (minus any prior payments of damages or expense reimbursement by the Company, see "Merger Agreement—Damages" and "Merger Agreement—Expense Reimbursement" below) may be payable at a future date if the termination is (i) an End Date Termination, (ii) a No Approval Termination, or (iii) a Material Breach Termination by Parent, and, in any such case, (x) at the time of termination, an Alternative Proposal is outstanding and (y) the Company consummates an Alternative Proposal with any third party within 12 months of the date of termination (such right to a termination fee, the "Fee Tail").

        Parent may be required to pay us a termination fee of $17,920,000 in the event of a Parent Failure Termination.

Expense Reimbursement (Page 88)

        We may be required to reimburse Parent for certain reasonable and documented out-of-pocket fees and expenses in an amount not to exceed $1,750,000 in the event of a No Approval Termination.

The Company Stock Price (Page 90)

        The Company common stock is listed on NASDAQ under the trading symbol "BNHN." On March 12, 2012, which was the trading day immediately prior to the date on which we announced that the Board of Directors was exploring possible strategic alternatives for the Company to enhance stockholder value, the Company common stock closed at $11.54 per share. On May 21, 2012, which was the last trading day before we announced the Merger Agreement, the Company common stock closed at $13.30 per share. On [                        ], 2012, which was the last trading day before this proxy statement was printed, the Company common stock closed at $[            ] per share.

Dissenters' Rights of Appraisal (Page 94)

        The Delaware General Corporation Law ("DGCL") provides you with appraisal rights in the Merger. This means that if you are not satisfied with the amount you are receiving in the Merger, you are entitled to have the fair value of your shares of Company common stock determined by the Delaware Court of Chancery and to receive payment in cash based on that valuation if you comply with all of the required procedures under the DGCL. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more or less than, or the same as, the amount you would have received in the Merger. Among other requirements, to exercise your appraisal rights, you must deliver a written demand for appraisal to the Company before the taking of the vote on the proposal to adopt the Merger Agreement at the special meeting and you must not submit a proxy or otherwise vote in favor of the adoption of the Merger Agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights.

        You should read "Dissenters' Rights of Appraisal" for a complete discussion of dissenters' rights of appraisal in connection with the Merger as well as Appendix C, which contains the full text of the applicable section of the DGCL.

Questions

        If you have additional questions about the Merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact Georgeson Inc., who is assisting us in connection with the special meeting, at (888) 549-6618, or the Company at:

    Benihana Inc.
    8750 N.W. 36th Street, Suite 300
    Doral, Florida 33178
    Attention: Secretary of the Company
    Telephone: (305) 593-0770

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, contain "forward looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created thereby. There are "forward looking" statements throughout this proxy statement, including, among others, under the headings "Questions and Answers About the Special Meeting and the Merger", "Summary", "The Merger", "Opinion of the Company's Financial Advisor", "Regulatory Approvals" and "Litigation", and in statements containing the words "believes", "expects", "anticipates", "intends", "estimates" or other similar expressions.

        You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made.

        In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  the timing of, and regulatory and other conditions associated with, the completion of the Merger;

  •
  general economic conditions;

  •
  consumer confidence in the economy;

  •
  changes in consumer preferences;

  •
  competitive factors;

  •
  weather conditions;

  •
  training and experience of local store management and personnel;

  •
  timing of new restaurant openings and related expenses;

  •
  timing and duration of temporary restaurant closures;

  •
  changes in governmental regulations;

  •
  revenues contributed by new restaurants;

  •
  increases or decreases in comparable restaurant revenues; and

  •
  other factors that may be described in the Company's filings with the SEC.

        The internal financial information that the Company provided to Jefferies in connection with its opinion described below under "Opinion of the Company's Financial Advisor" was prepared by the Company's management. As a matter of policy, the Company does not publicly disclose internal management forecasts, projections or estimates of the type furnished to Jefferies in connection with its opinion, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and many of which are beyond the control of the Company, including, without limitation, factors related to general economic, business, regulatory, and competitive conditions. They involve significant elements of subjective judgment which may or may not be correct. Accordingly, actual results can be expected to vary from those set forth in or implied by such forecasts, projections and estimates, and such variations may be material.

THE PARTIES TO THE MERGER

Benihana Inc.

        The Company offers casual dining in a distinctive Japanese atmosphere enhanced by the unique entertainment provided by our highly-skilled Benihana chefs who prepare fresh steak, chicken and seafood on a teppanyaki-style grill, in traditional Japanese style, at the center of the guests' table. The Company and its predecessor companies have operated "Benihana" teppanyaki-style Japanese restaurants in the United States for over 45 years, and we believe we are one of the largest operators of teppanyaki-style restaurants in the country.

        We also operate two other Asian restaurant concepts: RA Sushi and Haru. Our RA Sushi concept offers sushi and a full menu of Pacific-Rim dishes in a high-energy environment featuring upbeat design elements and contemporary music. Our Haru concept offers an extensive menu of traditional Japanese and Japanese fusion dishes in a modern, urban atmosphere as well as take-out and delivery services.

        As of June 8, 2012, we own and operate 62 Benihana teppanyaki restaurants, franchise 16 additional Benihana teppanyaki restaurants, own and operate 25 RA Sushi restaurants in the United States and own and operate 8 Haru restaurants in the United States. We continue to evaluate other locations for future development.

        The Company is a Delaware corporation with its principal executive offices at 8750 N.W. 36th Street, Suite 300, Doral, Florida 33178. The Company's telephone number is (305) 593-0770.

Safflower Holdings Corp.

        Parent is a Delaware corporation that is owned by funds advised by AG. Parent's principal executive offices are located at 245 Park Avenue, 26th Floor, New York, New York 10167. Parent's telephone number is (212) 883-9146. Parent was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

        AG is a New York based private money management and investment advisor that was formed in November 1988. Based on information provided to the Company by Parent, AG currently manages approximately $24 billion in capital and its investment focus centers around three core competencies—credit, real estate and private equity—and manages capital across five principal areas: (i) distressed debt and leveraged loans, (ii) real estate equity and debt, (iii) residential and commercial mortgage-backed and asset-backed securities, (iv) private equity, and (v) multi-strategy.

Safflower Acquisition Corp.

        Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub's principal executive offices are located at 245 Park Avenue, 26th Floor, New York, New York 10167 and its telephone number is (212) 883-9146. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Under the terms of the Merger Agreement, Merger Sub will merge with and into the Company. The Company will survive the Merger and Merger Sub will cease to exist.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        The special meeting will be held at 2:00 p.m., Eastern Time, on [day of week], [                        ], 2012 at Doral Golf Resort and Spa, 4400 NW 87th Ave., Miami, Florida 33178. The purpose of the special meeting is to consider and vote on (i) the proposal to adopt the Merger Agreement, (ii) the proposal to approve, on an advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger (the "Merger-Related Compensation Proposal") and (iii) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement (the "Adjournment Proposal").

Who Can Vote at the Special Meeting

        The holders of record of Company common stock as of the close of business on [record date], which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in someone else's name (for example, a broker), you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the special meeting. On the record date, there were 17,898,692 shares of Company common stock outstanding held by approximately [            ] holders of record.

Vote Required

        The approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote. The approval on an advisory basis of the Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote on the proposal and casting votes for or against the proposal. If a quorum is present at the special meeting, then the approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote on the proposal and casting votes for or against the proposal. If a quorum is not present at the special meeting, the special meeting may be adjourned by the affirmative vote of the holders of a majority of the shares of Company common stock present in person or by proxy at the special meeting and entitled to vote at the special meeting. Each share of Company common stock is entitled to one vote. Failure to submit a proxy (by returning a properly executed proxy card or by telephone or the Internet) or to vote in person will have the same effect as a vote "AGAINST" the adoption of the Merger Agreement.

        Under stock exchange rules, brokers who hold shares in street name for customers have the authority to exercise investment discretion when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the adoption of the Merger Agreement and approval of the Merger-Related Compensation Proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as "broker non-votes." These broker non-votes will not be counted for quorum purposes, and will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement, but will have no effect on the Merger-Related Compensation Proposal or the Adjournment Proposal. Abstentions will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes "AGAINST" adoption of the Merger Agreement and, if a quorum is not present at the special meeting, will have the same effect as votes "AGAINST" an adjournment of the special meeting. Abstentions will have no effect on the Merger-Related Compensation Proposal and, if a quorum is present at the special meeting, will have no effect on the Adjournment Proposal.

        The holders of one-third of the outstanding shares of Company common stock entitled to vote as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting.

Adjournment and Postponement

        Although it is not currently expected, the special meeting may be adjourned or postponed (to the extent permitted by law) for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made without prior notice (if the adjournment is not for more than 30 days and no new record date is set), if an announcement is made at the special meeting of the time, date and place of the adjourned meeting.

        If a quorum is present at the special meeting, then the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote on the proposal and casting votes for or against the proposal. If a quorum is not present at the special meeting, the special meeting may be adjourned by the affirmative vote of the holders of a majority of the shares of Company common stock present in person or by proxy at the special meeting and entitled to vote at the special meeting. Any proxies received by the Company in which no voting instructions are provided on such proposal will be voted "FOR" the Adjournment Proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies in favor of the proposal to adopt the Merger Agreement will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Voting By Proxy

        This proxy statement is being sent to you on behalf of the Board of Directors for the purpose of requesting that you allow your shares of Company common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the special meeting by proxies submitted by properly executed proxy cards or by telephone or the Internet will be voted in accordance with the instructions indicated on that proxy. You can vote by telephone or the Internet by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or the Internet. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors. The Board of

Directors, by the unanimous vote of those voting, recommends a vote "FOR" adoption of the Merger Agreement, "FOR" approval of the Merger-Related Compensation Proposal and "FOR" approval of the Adjournment Proposal.

        The persons in the proxy card will use their own judgment to determine how to vote your shares regarding any matters not described in this proxy statement that are properly presented at the special meeting. The Company does not know of any matter to be presented at the special meeting other than the proposal to adopt the Merger Agreement, the Merger-Related Compensation Proposal and the Adjournment Proposal.

        You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise the Secretary of the Company in writing, deliver a proxy dated after the date of the proxy you wish to revoke or attend the special meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy.

        If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. If you do not instruct your broker to vote your shares, each uninstructed share will have the same effect as a vote "AGAINST" adoption of the Merger Agreement, but will have no effect on the Merger-Related Compensation Proposal or the Adjournment Proposal.

        The Company is furnishing this proxy statement to you in connection with the solicitation by the Board of Directors of the enclosed form of proxy card for the special meeting. The Company will bear the cost of such proxy solicitation. We have retained Georgeson Inc. to assist us in the distribution and solicitation of proxies and have agreed to pay an estimated fee of $17,500 plus expenses for its services if the solicitation is uncontested. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries upon request for their reasonable out-of-pocket expenses for forwarding proxy and other solicitation materials to beneficial owners of the Company common stock. In addition, directors, officers and employees of the Company may solicit proxies personally and by telephone, email or otherwise, but none of these persons will receive additional compensation for soliciting proxies.

THE MERGER

        The discussion of the Merger in this proxy statement is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A. You should read the Merger Agreement carefully.

Background of the Merger

        From July 2010 through May 2011, the Board of Directors explored strategic alternatives available to the Company, including a possible sale, in order to maximize stockholder value (the "Prior Strategic Alternatives Process"), with the Company issuing a press release publicly announcing such process on July 13, 2010. Beginning in November 2010, Jefferies, the Company's lead financial advisor in connection with the Prior Strategic Alternatives Process, at the direction of the Board of Directors, contacted on behalf of the Company more than 160 parties to ascertain their interest in a potential acquisition of the Company. More than 50 of these potential bidders (including AG) negotiated and executed confidentiality agreements with the Company in order to receive confidential information of the Company in connection with their evaluation of a potential acquisition.

        By December 7, 2010, 10 parties (including AG) submitted non-binding preliminary indications of interest to acquire the Company. AG submitted a non-binding preliminary indication of interest to acquire the Company at an enterprise value of approximately $225,000,000 to $250,000,000, which resulted in an estimated price ranging from $11.76 - $13.19 per share in cash. The nine other bids ranged from an estimated $8.77 - $13.04 per share in cash.

        Throughout the winter and spring of 2010-2011, the Company continued to engage in the Prior Strategic Alternatives Process. By January 21, 2011, seven parties (including AG) submitted revised, non-binding indications of interest to acquire the Company. AG submitted a revised, non-binding indication of interest to acquire the Company at an enterprise value of approximately $201,000,000 to $210,000,000, which resulted in an estimated price ranging from $10.03 - $10.52 per share in cash. The six other bids ranged from an estimated $8.00 - $12.00 per share in cash. Of the seven parties making second round bids, the two highest bidders (which did not include AG) were selected by the Board of Directors to move forward in the process, and three other bidders (which did not include AG) were asked by Jefferies on behalf of the Company to increase their bids in order to remain in the process but declined to do so. Of the two bidders moving forward in the process, one subsequently decided not to pursue the acquisition of the Company and dropped out of the process. The Company, along with a second financial advisor, which was retained by the Company to act as co-financial advisor, and Hughes Hubbard & Reed LLP ("Hughes Hubbard"), the Company's outside counsel, engaged in negotiations with the second bidder (the party identified below as "Bidder 3"). Bidder 3's final offer was $11.50 (or, under certain conditions, $11.61) per share in cash. The Company and Bidder 3 were unable to reach agreement on all of the terms of the proposed acquisition.

        On May 13, 2011, as a result of the foregoing developments, the Board of Directors concluded the Prior Strategic Alternatives Process. Reflecting its view at that time of the long-term opportunities for the Company's business, the Board of Directors terminated the possible sale process and pursued the following strategic alternatives: (i) approving, and submitting to the stockholders for their adoption, the elimination of the Company's dual-class common stock structure, through a reclassification of the then-outstanding Class A Common Stock into Company common stock (the "Reclassification"), and (ii) amending the Company's Shareholder Rights Plan to expire automatically when the Reclassification became effective. After an initial vote that was not sufficient for approval, the Reclassification was resubmitted to the Company's stockholders and was approved by the Company's stockholders on November 17, 2011. On November 29, 2011, the Reclassification became effective and the Shareholder Rights Plan expired.

        On January 10, 2012, the Company held its annual meeting of stockholders, which resulted in the Board of Directors consisting of the following directors: John E. Abdo, Norman Becker, J. Ronald Castell, Adam L. Gray, Michael W. Kata, Alan B. Levan, Michael S. Kaufman, Richard T. Snead, and Richard C. Stockinger.

        At a meeting of the Board of Directors on January 10, 2012 (the "January 10 Board Meeting"), the Board of Directors (by unanimous vote, other than Mr. Stockinger who abstained) approved a proposal to explore strategic alternatives available to the Company, including a possible sale, in order to maximize stockholder value (the "2012 Strategic Alternatives Process"). The Board of Directors took this action because it believed that it would be in the best interests of stockholders for the Board of Directors to explore possible strategic alternatives to enhance stockholder value in light of, among other things, developments since the Prior Strategic Alternatives Process including the simplification of the Company's capital structure resulting from the Reclassification, the Company's strong positive operating results, and activity in the mergers and acquisitions market (both generally and in the restaurant sector in particular). Mr. Stockinger abstained from the vote (and from other votes by the Board of Directors and the Executive Committee of the Board of Directors (the "Executive Committee") during the 2012 Strategic Alternatives Process relating to a possible sale of the Company) because of the possibility that, if the process resulted in the sale of the Company, the successful bidder might offer to employ him after the sale. From the commencement of the 2012 Strategic Alternatives Process through the signing of the Merger Agreement, at the direction of the Board of Directors, Mr. Stockinger did not negotiate economic terms of the potential sale of the Company or post-sale employment with bidders, and was always joined by a representative of the Company's outside counsel or financial advisor in any meeting with a bidder.

        At the January 10 Board Meeting, prior to the Board of Directors' deliberations, Hughes Hubbard advised the directors, among other things, of their legal responsibilities in connection with the 2012 Strategic Alternatives Process and Jefferies (which the Board of Directors retained after such meeting as the Company's financial advisor in connection with the possible sale process under the 2012 Strategic Alternatives Process) discussed with the directors, among other things, the Prior Strategic Alternatives Process, recent public transactions in the restaurant sector and the mechanics of the possible new process. Jefferies was selected by the Board of Directors based on Jefferies' qualifications, expertise and reputation, its knowledge of the Company, its role in the Prior Strategic Alternatives Process, and the fact that under the terms of its engagement letter with the Company with respect to the Prior Strategic Alternatives Process, Jefferies remained entitled to a fee under certain circumstances. In its role as financial advisor in connection with the possible sale process under the 2012 Strategic Alternatives Process, Jefferies and the Company mutually agreed that Jefferies would not provide financing to any potential bidder. Based on information provided to the Company by Parent, during the past two years, Jefferies and its affiliates have not provided any financial advisory services or financing services to AG or the AG Sponsors.

        To limit the interference with the Company's business and operations, the Board of Directors, after consultation with the Company advisors, determined that the possible sale process under the 2012 Strategic Alternatives Process would be a targeted process conducted on a non-public basis (subject to compliance with applicable legal requirements). The Board of Directors also decided that potential bidders would be required to confirm that, if they submitted an offer to acquire the Company, their offer would reflect a price per share of at least $14.00 on a fully diluted basis (the "Minimum Share Price") and that any bid they submitted during the process would take into account, and not later be reduced as a result of, certain specified facts and circumstances involving the Company (the "Certain Considerations"). The Minimum Share Price did not reflect a determination by the Board of Directors that an offer to acquire the Company at (or above) the Minimum Share Price would be acceptable to the Board of Directors. It merely represented a minimum requirement for bidders, and the Board of Directors hoped that the process would generate bids in excess of the Minimum Share Price. Potential bidders would also be told that in the event that the Board of Directors were to consider a transaction, the Company expected that the terms of the transaction would include, among other things, a "go shop" period (which would allow the Company to solicit alternative proposals for a specified period of time after entry into the merger agreement) and, subject to certain conditions, any alternative transaction arising during the "go shop" period would be subject to a substantially lower termination fee compared to any alternative transaction arising during the subsequent "no shop" period.

        At the January 10 Board Meeting, the Board of Directors delegated to the Executive Committee, comprised of Messrs. Abdo, Gray, Levan and Stockinger, the power and authority on behalf of the Board of Directors to oversee and manage the 2012 Strategic Alternatives Process and, if the Executive Committee so determined, to recommend to the Board of Directors for its consideration a transaction resulting from the 2012 Strategic Alternatives Process, in any such case upon consultation with the Company's counsel. In its delegation of authority, the Board of Directors authorized the Executive Committee to consider a transaction with a potential buyer of the Company only if the price per share was at least equal to the Minimum Share Price.

        Following the January 10 Board Meeting, and at meetings held in January, February and March 2012, the Executive Committee, pursuant to the authority delegated to it by the Board of Directors at the January 10 Board Meeting, oversaw and managed the 2012 Strategic Alternatives Process and consulted (both at and between such meetings) with Jefferies and Hughes Hubbard.

        Beginning on February 14, 2012, Jefferies, at the direction of the Executive Committee, contacted on behalf of the Company and on a confidential basis 18 parties (including several potential strategic bidders) identified by the Executive Committee in consultation with Jefferies. The parties were identified as parties that might be interested in acquiring the Company on the basis of Jefferies' observations based on its experience in such matters, its industry knowledge and the Prior Strategic Alternatives Process. As of March 2, 2012, 16 of the parties contacted by Jefferies (including AG) negotiated and executed confidentiality agreements with the Company in order to receive confidential information of the Company in connection with their evaluation of a potential acquisition. Subsequently, in mid-to-late March, the Company entered into five additional confidentiality agreements, bringing to 21 the total number of confidentiality agreements with third parties entered into in connection with discussions of the potential acquisition of the Company. Four of these additional parties (which included both potential financial and strategic bidders) had contacted Jefferies to express their interest in participating in the 2012 Strategic Alternatives Process and the fifth party (a potential financial bidder) entered into a confidentiality agreement in order to participate as a potential co-bidder with one of the 16 original participants.

        Following execution of their respective confidentiality agreements, each of the 16 prospective bidders received from Jefferies on behalf of the Company a Confidential Information Memorandum.

        At a meeting of the Board of Directors on February 27, 2012 (the "February 27 Board Meeting"), the Executive Committee updated the Board of Directors on the status of the 2012 Strategic Alternatives Process.

        Beginning on March 1, 2012, Jefferies, on behalf of the Company, sent letters to the prospective bidders inviting each of them to submit by March 14, 2012 a non-binding preliminary indication of interest to acquire the Company. The letter notified each prospective bidder that, in order to remain in the 2012 Strategic Alternatives Process, its bid, among other things, must reflect a price per share at least equal to the Minimum Share Price and take into account the Certain Considerations.

        From March 7, 2012 through March 12, 2012, at the direction of the Board of Directors, Jefferies arranged and hosted informal meetings with five prospective bidders who opted to meet with management prior to the deadline for submitting preliminary indications of interest. Management (including Mr. Stockinger) did not separately meet with any of these prospective bidders.

        On March 13, 2012, promptly following certain media speculation that the Company was engaged in a sale process, the Company issued a press release announcing that the Board of Directors was considering strategic alternatives available to the Company, including a possible sale, in order to maximize stockholder value, and that it had engaged Jefferies as its financial advisor with respect to such possible sale process. The Company stated that no decision had been made to engage in a transaction or transactions resulting from the Board of Directors' exploration of strategic alternatives, and there could be no assurance that any transaction would occur or, if undertaken, the terms or timing thereof.

        On March 14, 2012, AG submitted a non-binding, preliminary indication of interest to acquire the Company at a price of $14.00 per share in cash. By March 15, 2012, five other parties submitted preliminary indications of interest at prices ranging from $ 14.00 - $15.50 per share in cash. These parties, all of which were financial bidders, are referred to below as "Bidder 2", "Bidder 3", "Bidder 4", "Bidder 5" and "Bidder 6". In its letter to the Company, Bidder 2 contemplated that in the next round of the process, it would identify another private equity group as a co-bidder.

        On March 16, 2012, the Executive Committee met with Jefferies and Hughes Hubbard to consider the preliminary indications of interest. Among other things, Jefferies reviewed each of the bids and provided the committee members with certain information regarding the bidders and their proposed financing. Jefferies also informed the Executive Committee of additional parties who had expressed interest in participating in the 2012 Strategic Alternatives Process following the Company's press release on March 13, 2012. Following discussions with Jefferies and Hughes Hubbard, the Executive Committee (with Mr. Stockinger not participating in the decision) determined that (i) the six parties that had submitted preliminary indications of interest should continue into the second round of the 2012 Strategic Alternatives Process, provided Jefferies and Mr. Levan would speak to a representative of Bidder 3 on behalf of the Executive Committee to gain a better understanding of its bid and to convey the Executive Committee's views on certain terms of the bid, and (ii) the additional parties that up to that point, following the Company's press release on March 13, 2012, had expressed interest in participating in the 2012 Strategic Alternatives Process would be invited to do so (after signing confidentiality agreements) on the same terms and timetable as the existing bidders. On March 20, 2012, one of those parties (a strategic bidder referred to below as "Bidder 7") submitted a non-binding preliminary indication of interest to acquire the Company at a price of at least $14.00 per share in cash.

        At a meeting of the Executive Committee on March 19, 2012, the Executive Committee continued its discussion of Bidder 3's preliminary indication of interest and the topics to be discussed during the telephone call between Jefferies and Mr. Levan, on behalf of the Executive Committee, and a representative of Bidder 3.

        AG, Bidder 2, Bidder 3, Bidder 4, Bidder 5, Bidder 6 and, as described below, Bidder 7 moved into the second round of the 2012 Strategic Alternatives Process. From March 21, 2012 through March 29, 2012, the Company's management made a presentation to each of the second round bidders. (Representatives of Jefferies attended the management presentations and management (including Mr. Stockinger) did not meet separately with any of the bidders.) Beginning on March 19, 2012, Jefferies, on behalf of the Company, gave the second round bidders access to the Company's electronic data room and, on March 21, 2012, the Company posted to the data room a draft merger agreement, prepared by Hughes Hubbard at the Company's direction, to be marked up by bidders and returned along with their second round bids.

        Beginning on March 23, 2012, Jefferies, on behalf of the Company, sent letters to the second round bidders inviting each of them to submit, by March 30, 2012, a (i) a revised, non-binding indication of interest based upon its due diligence to date and (ii) a markup of the draft merger agreement. The letter notified each bidder that, in order to remain in the 2012 Strategic Alternatives Process, its bid, among other things, must continue to reflect a price per share at least equal to the Minimum Share Price and take into account the Certain Considerations.

        On March 26, 2012, the Executive Committee met with Jefferies and Hughes Hubbard to discuss the 2012 Strategic Alternatives Process. Jefferies updated the committee members on the status of the process including the fact that Bidder 7 had submitted a preliminary indication of interest. The Executive Committee (with Mr. Stockinger not participating in the decision) determined that Bidder 7 qualified for the second round.

        At a meeting of the Board of Directors on March 26, 2012 (the "March 26 Board Meeting"), the Executive Committee, Jefferies and Hughes Hubbard updated the Board of Directors on developments in the 2012 Strategic Alternatives Process since the February 27 Board Meeting. Among other things, Jefferies reviewed the preliminary indications of interest submitted in the first round of bidding (which ranged from $14.00 - $15.50 per share in cash) and provided the directors with certain information regarding the bidders and their proposed financing. With the process now in the second round of bidding, the Board of Directors determined that, going forward, the 2012 Strategic Alternatives Process would be run by the full Board of Directors, with Mr. Stockinger having advised the Board of Directors that he would not vote on any matter relating to a possible sale of the Company.

        Due to the requirement that bids must equal or exceed the Minimum Share Price, Bidder 5 and Bidder 6 dropped out of the process prior to the deadline for submission of second round bids. On

April 2, 2012, AG submitted a revised, non-binding indication of interest to acquire the Company at a price of $14.50 per share in cash, along with its markup of the draft merger agreement. By the close of business on April 2, 2012, Bidder 2 (as described below), Bidder 3, Bidder 4 and Bidder 7 submitted revised, non-binding indications of interest at prices ranging from $13.50 - $16.00 per share in cash, along with markups of the draft merger agreement. Bidder 2 submitted an indication of interest, at a price ranging from $14.50 - $14.75 per share, with a co-bidder that had joined the process after entering into a confidentiality agreement with the Company (subsequent references in this proxy statement to "Bidder 2" include both of the co-bidders). Bidder 3 submitted an indication of interest at a price of $14.00 per share and, on April 3, 2012, following discussions with Jefferies on behalf of the Company, resubmitted its markup of the draft merger agreement to revise certain positions taken in its initial markup.

        On April 4, 2012 (the "April 4 Board Meeting"), the Board of Directors conferred with Jefferies and Hughes Hubbard to consider the second round indications of interest. Among other things, Jefferies reviewed each of the bids and provided the directors with certain information regarding the bidders and their proposed financing. Jefferies informed the Board of Directors, among other things, that (i) Bidder 4 had lowered its bid from a range of $14.00 - $15.00 per share, as provided in its first round indication of interest, to $13.50 per share in the second round, which was below the Minimum Share Price, and (ii) the upper end of the range of second round bids—$16.00 per share—was included in an indication of interest from Bidder 7, whose bid ranged from $14.00 - $16.00 per share. The Board of Directors (other than Mr. Stockinger, who abstained) directed Jefferies to provide each of the bidders with feedback on its bid, such feedback to include (i) informing Bidder 4 that it would not move forward in the process if it was not willing to increase its bid to at least $14.00 per share, (ii) encouraging Bidder 7 to narrow its price range and (iii) in the case of Bidder 2 and Bidder 3, discussing certain issues reflected in their markups of the draft merger agreement, including scheduling and holding discussions between Hughes Hubbard and each such bidder's counsel, before those bidders would be offered an opportunity to move forward in the process.

        At a meeting of the Board of Directors on April 12, 2012 (the "April 12 Board Meeting"), Jefferies reported to the Board of Directors that, as directed by the Board of Directors at the April 4 Board Meeting, Jefferies had engaged in further discussions with each of the bidders. Bidder 4 declined to increase its bid to at least $14.00 per share and, accordingly, was no longer in the process. Jefferies informed the Board of Directors that AG and Bidder 2 had each expressed major concerns about continuing to participate in a process involving multiple bidders (among other things due to the significant expenses they were and would be incurring to engage in due diligence). Hughes Hubbard reported to the Board of Directors that (i) it had discussed with outside counsel to Bidder 2 certain issues reflected in the markup of the draft merger agreement submitted by Bidder 2 in the second round and (ii) following discussions among representatives of Bidder 3, Jefferies and Hughes Hubbard, Bidder 3 had resubmitted a markup of the draft merger agreement on April 10, 2012 which was undergoing review by Hughes Hubbard. After discussing the foregoing developments with Jefferies and Hughes Hubbard, the Board of Directors (with Mr. Stockinger abstaining) determined not to make any changes in the process at that time in response to AG and Bidder 2, and to instruct Jefferies and Hughes Hubbard to continue its discussions with all of the remaining bidders.

        On April 12, 2012, Hughes Hubbard, on behalf of the Company, delivered a new draft of the merger agreement to Bidder 3 and its counsel. Based on communications from representatives of Bidder 3 to Jefferies and Hughes Hubbard, the Company representatives understood that Bidder 3 reacted negatively to the new draft and expressed reluctance to accept many of the Company's and Hughes Hubbard's comments.

        At a meeting of the Board of Directors on April 18, 2012 (the "April 18 Board Meeting"), the Board of Directors conferred with the Company's General Counsel and Hughes Hubbard. At this meeting, the Company's General Counsel reported that, since the April 12 Board Meeting, as directed by the Board of Directors, Jefferies had engaged in further discussions with each of the remaining bidders. She explained, among other things, that Jefferies had informed the Company and Hughes Hubbard that AG and Bidder 2 continued to express major concerns about continuing to participate in a process with multiple bidders (among other things due to the significant expenses they were and would be incurring to engage in due diligence). She reported to the Board of Directors on Bidder 3's negative reaction (referred to in the immediately preceding paragraph) to the new draft of the merger agreement that had been provided to it. In the case of Bidder 7, she reported that, following the April 12 Board Meeting, Bidder 7 had continued to engage in due diligence; however, despite Bidder 7's second round bid (in the range of $14.00 - $16.00 per share), there were indications that Bidder 7 was now at the low end of that range.

        After discussing these developments with the Company's General Counsel and Hughes Hubbard, it was the consensus of the Board of Directors (with Mr. Stockinger not participating) that, to facilitate the 2012 Strategic Alternatives Process going forward, the Board of Directors would be actively involved directly with the bidders on a business person to business person basis. To accomplish this, Messrs. Gray and Levan would serve as spokespersons for the Board of Directors, acting under the direction of the Board of Directors, updating and receiving direction from the Board of Directors at meetings to be scheduled for such purposes, and working together at all times. They would also work with the Company's General Counsel and Hughes Hubbard. As a result, all substantive communications regarding the substantive terms of any proposed transaction would go through the Board of Directors' spokespersons or through counsel. Jefferies would continue to coordinate due diligence on behalf of the Company and provide financial advisory services in connection with any firm offer(s) received (including, if appropriate and requested by the Board of Directors, rendering an opinion as to the fairness, from a financial point of view, to holders of shares of Company common stock of the consideration to be received by such holders in connection with a possible merger, sale or other strategic business combination).

        At the April 18 Board Meeting, the Board of Directors considered the number of bidders, and the identity of the bidders, moving forward in the 2012 Strategic Alternatives Process. The Board of Directors took into account and discussed with Hughes Hubbard, among other things, the concerns raised by AG and Bidder 2 above, their potential ramifications for the process, and the terms of the second round bids. From the perspective of price, the second round bids submitted by AG and Bidder 2 were higher than Bidder 3's bid and higher than the low end of Bidder 7's indicated range. The Company's General Counsel and Hughes Hubbard also noted that, in their view, based on Bidder 3's negative reaction to the draft merger agreement, there would be a greater likelihood of closing a transaction with either AG or Bidder 2, as compared to Bidder 3, should the Board determine upon completion of the 2012 Strategic Alternatives Process to approve the sale of the Company. After considering the foregoing matters, the consensus of the Board of Directors (with Mr. Stockinger not participating) was that (i) Messrs. Gray and Levan should first offer the opportunity to engage in additional due diligence and move forward in the process to AG and Bidder 2 and, if either of them chose not to continue, Bidder 7 and (ii) in light of the outstanding issues related to the draft merger agreement and its pricing indication, Bidder 3 would not be given the opportunity to engage in additional due diligence and move forward in the process unless there were fewer than two bidders remaining.

        Following the April 18 Board Meeting, Jefferies, on behalf of the Company, spoke to each of AG, Bidder 2, Bidder 3 and Bidder 7 and informed them that Messrs. Gray and Levan would be acting as the Board spokespersons; and on April 19, 2012, Messrs. Gray and Levan spoke to each of AG and Bidder 2. Both AG and Bidder 2 confirmed to Messrs. Gray and Levan that they continued to have major concerns about continuing to participate in a process with multiple bidders (among other things due to the significant expenses they were and would be incurring to engage in due diligence). Based on these discussions and prior feedback from Jefferies, Messrs. Gray and Levan understood that the second round bids by AG and Bidder 2 remained higher than the second round bid by Bidder 3 and higher than the low end of the indicated range of the second round bid by Bidder 7 (which had informed Jefferies that it was at that time having difficulty meeting the Minimum Share Price). On April 20, 2012, in accordance with the consensus of the Board of Directors at the April 18 Board Meeting, Messrs. Gray and Levan contacted AG and Bidder 2 and offered each of them the opportunity to engage in additional due diligence and move forward in the process as one of two remaining bidders. Each of AG and Bidder 2 separately discussed with Messrs. Gray and Levan certain terms of the draft merger agreement. In connection with such discussions, each indicated that it desired to move forward in the process. The Company's General Counsel subsequently contacted Bidder 3 and Bidder 7 and, in accordance with the consensus of the Board of Directors at the April 18 Board Meeting, informed each of them that it would not be moving forward in the process.

        Starting on April 25, 2012 and continuing through May 21, 2012, Messrs. Gray and Levan, as spokespersons for the Board of Directors, engaged in regular update calls with each of AG and Bidder 2. Among other things, Messrs. Gray and Levan discussed with each of AG and Bidder 2 the timing of submission of firm offers to acquire the Company and, by early May, the parties were discussing a final bid date of on or about May 18, 2012. Messrs. Gray and Levan reported to, and received guidance and direction from, the Board of Directors at meetings of the Board of Directors on April 25, 2012, May 1, 2012, May 8, 2012, May 11, 2012, May 17, 2012 and May 20, 2012, and at the May 21 Board Meeting (as defined below).

        On April 30, 2012, Bidder 3 delivered to Jefferies a letter (which Bidder 3 requested be provided to the Board of Directors) in which Bidder 3 criticized the Board of Directors' decision not to offer Bidder 3 an opportunity to engage in additional due diligence and move forward in the process on terms that Bidder 3 (as opposed to the Company) considered appropriate. The letter was forwarded to the Board of Directors later that day. At a meeting of the Board of Directors on May 1, 2012, the Board considered the letter and, in consultation with the Company's outside counsel, determined to continue with its chosen course to fulfilling its fiduciary duties with respect to 2012 Strategic Alternatives Process. By letter dated May 2, 2012, Richards, Layton & Finger, P.A. ("RLF"), the Company's Delaware counsel, replied to Bidder 3's letter on behalf of the Company and informed Bidder 3 of the Board of Directors' determination.

        In the days leading up to the May 21 Board Meeting, with the guidance and direction of the Board of Directors, Messrs. Gray and Levan, as spokespersons for the Board of Directors, along with Hughes Hubbard and the Company's General Counsel, worked to negotiate the markups of the draft merger agreement submitted by each of AG and Bidder 2 with their second round bids, in an effort to address business and legal issues raised by the markups (in the event that the Board of Directors were to determine, upon completion of the 2012 Strategic Alternatives Process, to approve the sale of the Company to one of the bidders) and to facilitate the consideration by the Board of Directors of updated markups in connection with its evaluation of final bids.

        On May 7, 2012, the Company delivered to AG and to Kirkland & Ellis LLP ("Kirkland"), counsel to AG, an issues list, prepared by Hughes Hubbard (with input from Messrs. Gray and Levan) based on the markup of the draft merger agreement submitted by AG with its second round bid. Messrs. Gray and Levan, representatives of AG, Hughes Hubbard and Kirkland discussed the issues list on May 11, 2012. Later that day, Hughes Hubbard, on behalf of the Company, delivered a new draft of the merger agreement to AG and its counsel. In the subsequent days leading up to the May 21 Board Meeting, the parties and their counsel continued to discuss issues relating to the terms of the merger agreement and to exchange drafts of the merger agreement.

        On May 15, 2012, counsel to Bidder 2 delivered to Hughes Hubbard a revised markup of the draft merger agreement that it had submitted with its second round bid. On May 17, 2012, Hughes Hubbard, on behalf of the Company, returned a new draft of the merger agreement to Bidder 2's counsel.

        On May 17, 2012, Messrs. Gray and Levan, as spokespersons for the Board of Directors (with the Company's General Counsel and Hughes Hubbard present on the call), spoke by telephone to representatives of AG to discuss procedures and timing for submission of firm offers in the final round of the 2012 Strategic Alternatives Process. As a result of such discussion, AG was instructed to submit a firm offer in writing (including its proposed form of merger agreement and executed financing commitments) by 5:00 p.m. (EDT) on May 18, 2012. Messrs. Gray and Levan indicated on the telephone call that the bidding process might continue for several days past the meeting of the Board of Directors scheduled for May 21, 2012 (the "May 21 Board Meeting") and that the process would depend on the Board of Directors' evaluation of any offers submitted. When the AG representatives raised concerns about the possible duration of the timetable, Messrs. Gray and Levan suggested that AG take the potential timetable into account in determining its offer price.

        During the evening on May 18, 2012, AG submitted a binding offer in writing to acquire the Company at a price of $16.30 per share in cash (the "AG Offer"), together with (i) its proposed form of merger agreement, (ii) copies of debt and equity commitments for the financing of the AG Offer, as executed by the financing parties, and (iii) a form of limited guarantee to be provided by certain funds advised by AG with respect to certain payment obligations under the proposed merger agreement. The offer letter from AG stated that the AG Offer would expire at 5:00 p.m. (EDT) on May 21, 2012.

        On May 19, 2012, Messrs. Gray and Levan, as spokespersons for the Board of Directors (with the Company's General Counsel present on the call), spoke by telephone to representatives of Bidder 2 to discuss procedures and timing for submission of firm offers in the final round of the 2012 Strategic Alternatives Process. Messrs. Gray and Levan had previously been informed by representatives of Bidder 2 that Bidder 2 would not be in a position to submit a firm offer prior to May 21, 2012. The Bidder 2 representatives confirmed that a firm offer would not be forthcoming before the May 21 Board Meeting, but they expected that Bidder 2 would submit a firm offer to acquire the Company early in the week of May 21, 2012. They also told Messrs. Gray and Levan that, rather than continuing to exchange drafts of the merger agreement, Bidder 2 would submit what it believed to be a fair form of merger agreement for consideration by the Board of Directors; and, in doing so, it would not be accepting many of changes in the draft merger agreement that Hughes Hubbard had provided on behalf of the Company to Bidder 2's counsel on May 17, 2012. As a result of such discussion, Bidder 2 was instructed to submit a firm offer (including executed financing commitments) by 8:00 a.m. (EDT) on Tuesday, May 22, 2012 and its proposed form of merger agreement by 5:00 p.m. (EDT) on Monday, May 21, 2012.

        On May 19, 2012, following the call with the Bidder 2 representatives, Messrs. Gray and Levan, as spokespersons for the Board of Directors (with the Company's General Counsel and Hughes Hubbard present on the call), called representatives of AG. The main purpose of the call was to continue negotiation of the draft merger agreement. During the call, the parties also discussed timing, and Messrs. Gray and Levan indicated that they hoped to be in a position, as spokespersons for the Board of Directors, to respond to AG with the Board of Directors' reaction to the AG Offer by 1:00 p.m. (EDT) on May 22, 2012. The AG representatives informed the Company representatives that if the Board of Directors failed to approve the Merger by 5:00 p.m. (EDT) on May 21, 2012, the AG Offer would expire. They also indicated that, in the event the AG Offer expired, there was no assurance that it would be reinstated. The AG representatives further informed the Company representatives that they did not have authority to extend the 5:00 p.m. expiration time. In a subsequent conversation that night with Hughes Hubbard, Kirkland reiterated that the AG Offer would expire, and there was no assurance that it would be reinstated if it did expire.

        On May 20, 2012, Messrs. Gray and Levan, as spokespersons for the Board of Directors (with the Company's General Counsel present on the call), called representatives of Bidder 2 to request that Bidder 2 accelerate the submission of its firm offer and to make clear that Messrs. Gray and Levan were making this request because they wanted to be transparent about the bidding process in light of the fact that the other bidder had submitted a firm offer that would be considered at the May 21 Board Meeting. As a result of such discussion, the Bidder 2 representatives informed Messrs. Gray and Levan that Bidder 2 would endeavor (i) to provide its markup of the merger agreement during the morning on May 21, 2012 and (ii) to submit orally a firm offer to acquire the Company at a stated price per share no later than 3:45 p.m. (EDT) on May 21, 2012, so that the Board of Directors would have such information during the May 21 Board Meeting.

        At a meeting of the Board of Directors during the evening on May 20, 2012, Messrs. Gray and Levan updated the Board of Directors on the developments occurring since the May 17 Board Meeting, including their conversations with the representatives of each bidder on and after May 17, 2012. The Board of Directors discussed such matters with Hughes Hubbard and RLF and considered the tactical and legal implications of the expiration time for the AG Offer.

        During the morning on May 21, 2012, prior to the May 21 Board Meeting, Messrs. Gray and Levan, as spokespersons for the Board of Directors (with the Company's General Counsel present on the calls), spoke by telephone to representatives of each of AG and Bidder 2. Bidder 2 informed the Company representatives that it would submit orally a firm offer to acquire the Company at a stated price per share no later than 2:00 p.m. (EDT) that day. Shortly before the call with the representatives of Bidder 2, Bidder 2's counsel delivered to the Company and to Hughes Hubbard a new draft of the merger agreement.

        During the call with the representatives of AG, Messrs. Gray and Levan sought to clarify the 5:00 p.m. expiration time for the AG Offer, noting that even if the Board of Directors were to decide that afternoon to move forward with AG, it was possible that the parties would not be in a position to complete definitive documentation by the 5:00 p.m. expiration time. The AG representatives informed the Company representatives that, if and when Messrs. Gray and Levan informed AG that the Company was negotiating exclusively with AG, they would work cooperatively to complete the documentation past 5:00 p.m. if necessary.

        At the May 21 Board Meeting, the Board of Directors met to consider the AG Offer and the anticipated offer from Bidder 2. Following an update by Mr. Levan on the developments that morning, Hughes Hubbard and RLF discussed with the Board of Directors, among other things, the legal aspects of the AG Offer and the anticipated offer from Bidder 2, including the directors' fiduciary duties under Delaware law and certain transaction terms if the Board of Directors were to approve the sale of the Company including that (i) in such case the Board of Directors would, subject to specified limitations and requirements, be permitted to solicit other offers to acquire the Company during a specified "go shop" period, (ii) during the "no shop" period following the initial "go shop" period, the Board of Directors would be permitted to furnish information to and conduct negotiations with third parties making unsolicited bids under certain circumstances and (iii) the termination fee payable by the Company if the Board of Directors were to terminate the merger agreement to accept a superior proposal during the go shop period would be lower compared to a superior proposal accepted during the no shop period (unless the superior proposal was made by a party that had previously participated in the 2012 Strategic Alternatives Process, in which case the termination fee applicable during the no shop period would apply regardless of the time during which the agreement for the superior proposal was reached). Hughes Hubbard also reported to the Board of Directors on the status of the negotiations with respect to the merger documentation and compared the terms of the AG Offer with the merger terms proposed by Bidder 2, taking into account certain aspects of the draft merger agreement delivered by Bidder 2 that morning compared to the markup it had provided on May 15, 2012. Among other things, Hughes Hubbard explained that the anticipated offer from Bidder 2 (as reflected in the proposed merger agreement) was conditioned upon the Company consummating a sale leaseback transaction of some or all of its owned real properties with aggregate net proceeds of at least a specified minimum dollar amount. The AG Offer did not contain such a condition.

        During the Hughes Hubbard presentation, Messrs. Gray and Levan (with the Company's General Counsel) briefly left the meeting to speak with representatives of Bidder 2. When they returned, Messrs. Gray and Levan told the Board of Directors that Bidder 2 had submitted orally a firm offer to acquire the Company at a price of $14.55 per share in cash (the "Bidder 2 Offer"). Messrs. Gray and Levan reported that Bidder 2 had informed them that if its offer was competitive with the other offer being considered by the Board of Directors, it might be willing to consider a small increase in the amount of its offer.

        Throughout the meeting on May 21, 2012, the legal advisors responded to questions from the Board of Directors. Jefferies joined the meeting and discussed with the Board of Directors, among other things, the financial aspects of the AG Offer and the Bidder 2 Offer, certain financial analyses undertaken by Jefferies, and certain information regarding AG and Bidder 2. Jefferies also responded to questions from the Board of Directors regarding the terms of the debt financing commitments provided by AG with the AG Offer. Following questions from the Board of Directors, Jefferies left the meeting and the Board of Directors continued to meet with the Company's General Counsel, Hughes Hubbard and RLF. The Board of Directors considered, among other things, the possible implications of seeking to negotiate an increase in the price of the AG Offer and/or the Bidder 2 Offer, including the risk that the AG Offer would expire and not be reinstated. As a result of such deliberations and in light of the substantial divergence in the amount of the two offers, it was the consensus of the Board of Directors (with Mr. Stockinger abstaining) that the Board of Directors would not seek to negotiate an increase in the price offered by each of AG and Bidder 2 and the Company should continue to move forward with the AG Offer, with Hughes Hubbard and Messrs. Gray and Levan continuing to work through remaining issues on the merger documentation with a view to presenting a definitive transaction to the Board of Directors for its consideration that night. Messrs. Gray and Levan were directed, as spokespersons for the Board of Directors, to notify AG that the Company was negotiating exclusively with AG. The Board of Directors adjourned the May 21 Board Meeting until later in the evening.

        Following adjournment of the May 21 Board Meeting, Messrs. Gray and Levan, as spokespersons for the Board of Directors, called representatives of AG to inform them of the Board of Directors' determination. The parties and their counsel continued negotiating the merger documentation, working through the night and into the early morning hours on May 22, 2012. The Board of Directors reconvened the May 21 Board Meeting several times during this period, at which times Messrs. Gray and Levan and Hughes Hubbard updated the Board of Directors on the status of the negotiations, described changes to the merger documentation since the afternoon session and received guidance and direction from the Board of Directors. Based on the Company's representations that it was negotiating exclusively with AG, AG extended the AG Offer for short periods several times during this period.

        At the final reconvened session of the May 21 Board Meeting (taking place on the morning of May 22, 2012), Messrs. Gray and Levan and Hughes Hubbard updated the Board of Directors on developments since the most recent reconvened session, including finalization of the proposed merger documentation being presented to the Board of Directors for its consideration and approval, and the Board of Directors discussed certain legal matters with Hughes Hubbard and RLF. Jefferies discussed with the Board of Directors, among other things, the financial aspects of the AG Offer and certain financial analyses undertaken by Jefferies in connection with its opinion referred to below. Jefferies rendered to the Board of Directors its oral opinion, confirmed by delivery of a written opinion dated May 22, 2012, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth therein, the $16.30 per share in cash to be received by the holders of Company common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Following additional discussion and deliberation, the Board of Directors (by unanimous vote, other than Mr. Stockinger who abstained) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and resolved to recommend that the Company's stockholders vote to adopt the Merger Agreement.

        Following completion of the May 21 Board Meeting, early in the morning on May 22, 2012, (i) the Company, Parent and Merger Sub executed the Merger Agreement and (ii) Parent delivered to the Company the Limited Guarantee and copies of its executed financing commitments.

        Thereafter, prior to the opening of trading on NASDAQ on May 22, 2012, the Company and AG issued a joint press release announcing the execution of the Merger Agreement.

Reasons for the Merger

        The Board of Directors sought and received input from senior management and advice from the Company's financial and legal advisors and considered a number of factors in reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, and to recommend that the Company's stockholders vote "FOR" the adoption of the Merger Agreement. These factors included, without limitation, the following:

  •
  The price being paid for each share of Company common stock in the Merger and the premium that the Merger consideration represented to current and historical market values and various other valuation metrics. Among other things, the Merger consideration represented (i) a premium of approximately 41.2% over the closing price of $11.54 for the Company common stock as of March 12, 2012, the trading day immediately prior to the date on which the Company announced that the Board of Directors was engaged in the 2012 Strategic Alternatives Process, and (ii) a premium of approximately 47% over the volume weighted average price of $11.09 for the Company common stock for the 12-month period ended on May 18, 2011.

  •
  The presentations to the Board of Directors made by Jefferies, the Company's financial advisor in connection with the 2012 Strategic Alternatives Process, and Jefferies' oral opinion (subsequently confirmed by delivery of a written opinion dated May 22, 2012) to the Board of Directors to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth therein, the $16.30 per share in cash to be received by the holders of Company common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in "Opinion of the Company's Financial Advisor" (the full text of the written opinion of Jefferies is attached as Appendix B to this proxy statement).

  •
  The 2012 Strategic Alternatives Process (during which more than 20 potential bidders, including both potential strategic and financial bidders, were contacted by or contacted Jefferies or otherwise participated in the process), including the fact that the Company publicly disclosed the 2012 Strategic Alternatives Process by press release on March 13, 2012, entered into confidentiality agreements with and provided confidential information to more than 20 parties in connection with the potential acquisition of the Company, and received firm offers from AG and Bidder 2.

  •
  The Prior Strategic Alternatives Process (during which more than 160 potential bidders were contacted by or contacted Jefferies, the Company's financial advisor in connection with the Prior Strategic Alternatives Process), including the fact that the Company entered into confidentiality agreements and provided confidential information to more than 50 parties in connection with the potential acquisition of the Company.

  •
  The financial aspects and other terms of the firm offers received from AG and Bidder 2, including (i) the superiority of the price offered by AG compared to the price offered by Bidder 2 and (ii) the fact that Bidder 2's offer was conditioned upon the requirement that the Company consummate a sale leaseback of some or all of its owned real properties and receive aggregate net proceeds of at least a specified minimum dollar amount.

  •
  Business considerations including the short-term and long-term risks and uncertainties of pursuing other strategic options available to the Company, including remaining independent and continuing to implement the Company's business plan or pursuing other strategic alternatives.

  •
  The Company's business, current financial condition and results of operations and future prospects as a stand-alone public entity, including consideration of the risks and uncertainties with respect to (i) achieving our growth targets in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and the restaurant industry specifically, (ii) general stock market conditions and volatility, including the performance of broad-based stock market indices and exchanges, (iii) future commodity prices, (iv) governmental regulations affecting the restaurant industry, including regulations of labor and employment (including with respect to healthcare coverage) as well as the sale of food and alcohol, and (v) the "risk factors" set forth in our Form 10-K for the fiscal year ended April 1, 2012.

  •
  The Board of Directors' judgment, in light of, among other things, the 2012 Strategic Alternatives Process, the Prior Strategic Alternatives Process and the arms-length negotiations with AG, that the Merger represented the best transaction reasonably available to stockholders.

  •
  The fact that the Merger consideration is all cash, which provides certainty of value and immediate liquidity to the Company's stockholders, treats all of the Company's stockholders on the same basis, and avoids potential long-term business risk.

  •
  The absence of any financing condition or due diligence condition to completion of the Merger.

  •
  The fact that Parent received executed debt financing commitment letters from financing parties with significant experience in similar lending transactions (with no requirement for syndication or a marketing period), which, in the reasonable judgment of the Board of Directors, increases the likelihood of such financing being completed.

  •
  The terms of Parent's financing commitments, and the observation of Jefferies that the debt commitment letters obtained by Parent contained generally customary financial terms for a transaction of this type, and did not contain marketing period, minimum rating or syndication requirements.

  •
  The fact that funds advised by AG provided an equity financing commitment letter to fund the equity portion of the financing (up to $143,400,000).

  •
  The limited number and nature of the conditions to funding set forth in the debt and equity financing commitment letters and the expectation that such conditions will be timely met and the financing will be provided in a timely manner, and the obligation of Parent and Merger Sub to use commercially reasonable efforts to finalize the financing.

  •
  The fact that the Merger Agreement (and with respect to the equity financing, the equity financing commitment letter), subject to specified limitations and requirements (including the satisfaction of certain conditions), allows the Company to (i) specifically enforce Parent's rights under the equity financing commitment letter and (ii) cause Parent to enforce the terms of the debt financing documents, including, upon reasonable request by the Company, requiring Parent to seek enforcement through the commencement of one or more lawsuits against the sources of the debt financing.

  •
  The fact that the Merger Agreement, subject to specified limitations and requirements, allows the Board of Directors to solicit other offers to acquire the Company during a 40 day "go shop"

    period ending at 11:59 p.m. (EDT) on July 1, 2012) and, during the subsequent "no shop" period, allows the Board of Directors to furnish information to and conduct negotiations with third parties making unsolicited bids under certain circumstances. See "The Merger Agreement—Solicitation of Alternative Proposals".

  •
  The fact that the Merger Agreement, subject to specified limitations and requirements (including payment by the Company of a termination fee), allows the Board of Directors to terminate the Merger Agreement in order to accept a superior proposal, and the size of the termination fee (which, in the case of a termination by the Company to accept a superior proposal (other than a superior proposal from one of the parties that had entered into a confidentiality agreement with the Company in connection with the 2012 Strategic Alternatives Process) within a specified time after the go shop period) would be approximately $5,900,000 and, in the case of a termination by the Company to accept a superior proposal in all other cases, would be approximately $11,100,000. See "The Merger Agreement—Solicitation of Alternative Proposals", "The Merger Agreement—Termination" and "The Merger Agreement—Termination Fees".

  •
  The fact that the Merger Agreement, subject to specified limitations and requirements (including payment by the Company of the applicable foregoing termination fee), allows the Board of Directors to change its recommendation that the Company's stockholders vote in favor of the adoption of the Merger Agreement. See "The Merger Agreement—Solicitation of Alternative Proposals", "The Merger Agreement—Additional Covenants", "The Merger Agreement—Special Meeting" and "The Merger Agreement—Termination Fees".

  •
  Inclusion in the Merger Agreement of a provision obligating Parent and Merger Sub to pay a termination fee to the Company if the Merger Agreement is terminated by the Company under certain conditions, and the size of the termination fee, which is approximately $17,900,000. See "The Merger Agreement—Termination" and "The Merger Agreement—Termination Fees".

  •
  The fact that certain payment obligations of Parent under the Merger Agreement, including the termination fee payable to the Company, would be guaranteed by certain funds advised by AG, and the terms of such guarantee. See "The Limited Guarantee".

  •
  The Board of Directors' understanding that the termination fees payable to Parent under the Merger Agreement, and the circumstances under which each is payable, are reasonable in light of the benefits of the Merger, the 2012 Strategic Alternatives Process conducted by the Company, the overall terms of the Merger Agreement (including the Merger consideration), and commercial practice.

  •
  The fact that Parent and Merger Sub generally would be obligated to close the Merger notwithstanding any breaches of the Company's representations and warranties, unless those breaches would result in a "Company Material Adverse Effect". Under the Merger Agreement, a "Company Material Adverse Effect" generally means a material adverse effect on the assets and liabilities (taken as a whole), business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. However, changes, effects, developments and other circumstances arising out of or relating to certain matters will not be taken into account when determining whether a "Company Material Adverse Effect" has occurred. See "The Merger Agreement—Representations and Warranties".

  •
  The fact that the Merger Agreement permits the Company to continue to pay regular quarterly cash dividends at the rate of $0.08 per share for the quarters ending July 23, 2012 and (if prior to completion of the Merger) October 16, 2012. See "The Merger Agreement—Conduct of the Company's Business Pending the Merger".

  •
  The other terms of the Merger Agreement, including the conditions to closing the Merger. See "The Merger Agreement—Conditions to the Merger".

  •
  The ability of the Company's stockholders to exercise their rights under Section 262 of the Delaware General Corporation Law, which allows stockholders who comply with all of the required procedures under that section to seek appraisal of the fair value of their shares of common stock as determined by the Delaware Court of Chancery.

  •
  The business reputation and capabilities of AG and its management and the substantial financial resources of AG and the funds advised by it, including the publicly available information about AG provided to and discussed with the Board of Directors by the Company's financial advisor.

  •
  The fact that representatives of AG informed two of the Company's directors (who were communicating with AG and Bidder 2 on behalf of the Board of Directors) that if the Board of Directors failed to approve a Merger with AG by 5 p.m. (EDT) on May 21, 2012, its offer would expire, and there was no assurance that it would reinstate its offer; and a subsequent conversation between the Company's outside counsel and AG's outside counsel in which AG's counsel reiterated that AG's offer would expire, and there was no assurance that it would be reinstated if it did expire. See "—Background of the Merger".

        The Board of Directors also took into account a number of risks and countervailing factors relating to the Merger Agreement and the proposed Merger, including, without limitation, the following:

  •
  The Company would no longer exist as an independent company and its stockholders would no longer participate in its future earnings and growth, if any, as an independent company, and will cease to benefit from any increases in the value of the Company common stock.

  •
  There can be no assurance that all conditions to the parties' obligations to complete the Merger would be satisfied and, as a result, it is possible that the Merger would not be completed even if the Merger Agreement is adopted by the Company's stockholders.

  •
  The risk that the Merger would not occur if Parent does not obtain the requisite financing notwithstanding the absence of a financing condition to the Merger Agreement (but in such case, if certain requirements were met, the Company would be entitled to a termination fee).

  •
  If the Merger is not completed, the Company may incur significant risks and costs, including the possibility of negative effects on the market price of Company common stock, disruption to its operations, diversion of management and employee attention, employee attrition and potentially negative effects on business and customer relationships.

  •
  The possibility that the payment to Parent of the termination fee of approximately $5,900,000 or approximately $11,100,000, as applicable, upon the Company's acceptance of a superior proposal could discourage other potential bidders from making a competing bid to acquire the Company.

  •
  If the Merger is not completed and the Merger Agreement is terminated, the Company may be required to pay its own fees and expenses associated with the Merger Agreement and the transactions contemplated thereby, including the Merger and, depending on the circumstances of termination, to pay to Parent the applicable foregoing termination fee and/or to reimburse certain expenses of up to $1,750,000 incurred by Parent and its affiliates. See "The Merger Agreement—Termination Fees".

  •
  The fact that Parent and Merger Sub are newly-formed corporations with essentially no assets, and the termination fee payable to the Company under certain circumstances (which would be guaranteed by certain funds advised by AG) would serve as a contractual limitation on the Company's ability to recover damages, and that the Company may not be entitled to a termination fee under certain circumstances. See "The Merger Agreement—Termination Fees" and "The Merger Agreement—Expense Reimbursement".

  •
  The interests of the Company's directors and executive officers in the Merger, recognizing that, in the case of Mr. Stockinger, he abstained from the vote of the Board of Directors to approve the Merger Agreement and, from the commencement of the 2012 Strategic Alternatives Process through the signing of the Merger Agreement, at the direction of the Board of Directors, he did not negotiate economic terms of the potential sale of the Company or post-sale employment with bidders, and was always joined by a representative of the Company's outside counsel or financial advisor in any meeting with a bidder. See "The Merger—Interests of the Company's Directors and Executive Officers in the Merger".

  •
  The possible diversion of management focus and resources from other strategic opportunities and from operational matters while working to implement the Merger, and possible management and employee disruption associated with the Merger.

  •
  The gain from the Merger will be taxable to tax-paying stockholders for United States federal income tax purposes. See "Material United States Federal Income Tax Consequences".

        The foregoing discussion of the information and factors considered by the Board of Directors is not exhaustive. In view of the variety of factors, both positive and negative, considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, nor did it attempt to, quantify, rank or otherwise seek to assign relative or specific weight or values to any of these factors, nor did the Board of Directors evaluate whether these factors were of equal importance. Rather, the Board of Directors viewed its determinations as being based on the judgment of its members, in light of the totality of the information considered, including the knowledge of such directors of the Company's business, financial condition and prospects and the advice of its financial advisor and legal counsel. In considering the factors described above, individual directors may have given different weights to different factors and may have applied different analyses to each of the material factors considered by the Board of Directors.

Recommendation of the Board of Directors

        After careful consideration, the Board of Directors, by the unanimous vote of those voting:

  •
  has determined that the Merger Agreement is advisable;

  •
  has approved and adopted the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company; and

  •
  recommends that the Company's stockholders vote "FOR" the adoption of the Merger Agreement.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendation of the Board of Directors with respect to the Merger, you should be aware that some of the Company's directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. These interests, to the extent material, are described below. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger.

  Treatment of Stock Options

        As of June [    ], 2012, our executive officers and directors held stock options to purchase 433,333 shares of Company common stock granted under the Company's stock option plans, of which 333,335 options were vested and 99,998 options were unvested. Pursuant to the Merger Agreement, each outstanding stock option that remains unexercised as of the effective time of the Merger, whether or not such option is vested or exercisable, will be cancelled, and the holder of such stock option will be entitled to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of:

  •
  the number of shares of Company common stock subject to the option as of the effective time of the Merger, multiplied by

  •
  the excess, if any, of $16.30 over the exercise price per share of Company common stock subject to such option.

If the amount of such product is zero, no payment will be made. Under this provision, 85,000 options with an exercise price of $16.30 or more will be cancelled without payment.

        The following table sets forth the outstanding vested and unvested stock options with exercise prices of less than $16.30 per share that are held by our executive officers and directors as of June [    ], 2012 and the approximate consideration that each of them will receive pursuant to the Merger Agreement in connection with the cash-out and cancellation of such options.

	Vested Options			Unvested Options
Name	No. of Shares Underlying Vested Options	Weighted Average Exercise Price ($)	Resulting Approximate Consideration ($)	No. of Shares Underlying Unvested Options	Weighted Average Exercise Price ($)	Resulting Approximate Consideration ($)
Executive Officers
Richard C. Stockinger	10,000	2.61	136,900	0	0	0
J. David Flanery	0	0	0	0	0	0
Christopher P. Ames	0	0	0	0	0	0
Cristina Mendoza	0	0	0	0	0	0
Directors
John E. Abdo	86,667	8.31	692,469	13,333	10.23	80,931
Norman Becker	86,667	8.31	692,469	13,333	10.23	80,931
Ronald Castell	41,667	8.72	315,836	13,333	10.23	80,931
Alan Levan	16,667	6.82	158,036	13,333	10.23	80,931
Adam Gray(1)	0	0	0	13,333	10.23	80,931
Michael Kata	6,667	7.55	58,336	13,333	10.23	80,931
Richard Snead	0	0	0	10,000	11.12	51,800
Michael Kaufman	0	0	0	10,000	11.12	51,800

(1)
Mr. Gray has assigned all of his stock options to Coliseum Capital Partners, L.P.

  Restricted Shares

        Our executive officers have been granted restricted shares of Company common stock under the Company's 2007 Equity Incentive Plan. Vesting of these shares requires both continued service and attainment of specified share prices of Company common stock. The restricted stock awards provide for accelerated vesting upon the Merger if the executive officer is employed by the Company on the closing date of the Merger or if his or her employment was terminated by the Company without cause or by the executive for good reason within six months before the Merger. Restricted stock that vests on or before the effective time of the Merger will be treated in the Merger in the same manner as all other shares of Company common stock. The following table sets forth the value of restricted stock whose vesting would have accelerated if the Merger had occurred on June 30, 2012.

Name	Number of Shares of Unvested Restricted Stock	Value of Restricted Stock Whose Vesting Will Accelerate ($)
Richard C. Stockinger	200,000	3,260,000
J. David Flanery	150,000	2,445,000
Christopher P. Ames	87,500	1,426,250
Cristina L. Mendoza	43,750	713,125

  Change of Control Bonus

        Pursuant to the terms of their employment agreements with the Company, the executive officers are entitled to receive cash bonuses upon the Merger. The bonus payable to each executive officer is a percentage of his or her annual base salary based on the price per share of Company common stock to be received by stockholders in the Merger.

Price per Share of Common Stock	Percentage of Base Salary Due to Executive
$15 or more	150%
$13 or more, but less than $15	100%
$10 or more, but less than $13	75%
Less than $10	25%

        As the Merger consideration is $16.30 per share, our executive officers will be entitled to receive cash bonuses in the following amounts immediately following the Merger (calculated as 150% of base salary):

Name	Base Salary ($)	Bonus Payable Upon Merger ($)
Richard C. Stockinger	500,000	750,000
J. David Flanery	300,000	450,000
Christopher P. Ames	324,480	486,720
Cristina L. Mendoza	286,000	429,000

  Employment Agreements

        Pursuant to the terms of their employment agreements, our executive officers are entitled to receive severance upon termination of their employment by the Company without "cause" or by them for "good reason" (as such terms are defined in the employment agreements). In the case of Mr. Ames and Ms. Mendoza, severance is also payable upon a termination by the executive officer within 30 days after the Merger. The severance is an amount equal to one times the executive officer's annual base salary, plus an amount equal to the average of the executive officer's bonus for the two most recently completed fiscal years, pro rated based on the portion of the current fiscal year served by the executive officer prior to termination of employment. The amount of severance is payable in a cash lump sum and is the same regardless of whether a severance-eligible termination occurs before or after the Merger.

        The following table sets forth the amount of severance payable to each of our executive officers under their employment agreements, assuming a severance-eligible termination of employment had occurred on June 30, 2012.

Name	Cash Severance ($)
Richard C. Stockinger	593,750
J. David Flanery	311,719
Christopher P. Ames	362,730
Cristina L. Mendoza	317,250

  Indemnification and Insurance

        The Merger Agreement provides that, after the effective time of the Merger, Parent and the surviving corporation will, jointly and severally, and Parent will cause the surviving corporation to, indemnify, defend and hold harmless, to the fullest extent permitted by law, the individuals who are now, or have been at any time prior to the execution of the Merger Agreement or who become such prior to the effective time of the Merger, a director, officer or employee of the Company or any of the Company's subsidiaries against all costs and liabilities incurred in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation arising out of or pertaining to the fact that such individual is or was an officer or director of the Company or any of its subsidiaries (or served at the request of the Company or any of its subsidiaries as a director, officer or trustee of another person (including any employee benefit plan)) at or prior to the effective time of the Merger (including acts or omissions occurring in connection with the Merger Agreement, the transactions contemplated thereby or any employee benefit plan of the Company), whether asserted or claimed prior to, at or after the effective time of the Merger. Parent is also required to promptly advance (or cause the surviving corporation to advance) all out-of-pocket expenses of such persons in connection with such proceedings as such expenses (including attorneys' fees and disbursements) are incurred upon request by such person, subject to Parent receiving an undertaking from such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified under Delaware or other applicable law with respect to such proceeding.

        The Merger Agreement provides that the surviving corporation will maintain in effect, for a period of six years after the Merger becomes effective, the current directors' and officers' liability insurance policies for the benefit of those persons who are covered under such policies at the effective time of the Merger with respect to claims arising in whole or in part from matters occurring or allegedly occurring at or prior to the effective time of the Merger, provided that the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are at least as beneficial to the beneficiaries of the current policies in effect as of the execution of the Merger Agreement, with reputable carriers having a rating comparable to the Company's current carrier, and further provided that, subject to certain exceptions, the surviving corporation will not be obligated to pay premiums in excess of 300% of the annualized policy premium based on a rate as of the execution of the Merger Agreement. Notwithstanding the foregoing, prior to the effective time of the Merger the Company is permitted to purchase prepaid "tail" policies in favor of such indemnified persons with respect to the matters referred to above (provided that the annual premium for such tail policy may not exceed 300% of the annualized policy premium based on a rate as of the execution of the Merger Agreement), in which case Parent has agreed to maintain such tail policies in effect and continue to honor the obligations under such policies.

        Parent and Merger Sub have also agreed (i) to continue in effect after the effective time of the Merger all rights to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees, fiduciaries and agents of the Company and its subsidiaries in the Company's certificate of incorporation or by-laws (or comparable organizational documents of the Company's subsidiaries) as of the effective time of the Merger with respect to matters occurring at or prior to the effective time of the Merger and (ii) to honor the Company's indemnification agreements with the Company's directors and officers. Each such indemnification agreement provides, among other things, that the Company will indemnify such indemnified person to the fullest extent permitted by the DGCL, including advancement of legal fees and other expenses incurred by the indemnified person in connection with any legal proceedings arising out the indemnified person's service as director and/or officer, subject to certain exclusions and procedures set forth in the indemnification agreement.

  Potential Equity Roll Over

        While there are no agreements or arrangements in place as of the date of this proxy statement and there have been no discussions on this topic between Parent and members of the Company's management team to date, it is possible that Parent and one or more members of our management team will negotiate arrangements that will require the roll-over of all or a portion of their shares of Company common stock for a direct or indirect equity interest in the surviving corporation, rather than being converted into the right to receive $16.30 in cash without interest and less any applicable withholding taxes. In the event that any such agreements or arrangements are reached prior to the special meeting of the Company's stockholders, the Company will disclose this fact, either through a press release or supplemental disclosure.

FINANCING

        The Merger is not conditioned upon the receipt of financing by Parent or Merger Sub. Parent and Merger Sub have obtained debt and equity financing commitments, and Parent has informed us that the proceeds of such financing, together with the available cash of the Company, will be sufficient to consummate the Merger on the terms contemplated by the Merger Agreement and pay all related fees and expenses of the transactions contemplated by the Merger Agreement.

The Senior Secured Credit Facilities

        In connection with the delivery and execution of the Merger Agreement, GCI Capital Markets, LLC, Ares Capital Corporation and General Electric Capital Corporation have severally and not jointly committed to provide to Merger Sub, in the aggregate, $175,000,000 in senior secured credit facilities, not all of which is expected to be drawn at the closing of the Merger. This commitment is subject to generally customary conditions, including a guarantee by Parent and all domestic subsidiaries of Merger Sub (with Merger Sub, the "Credit Parties"), and is secured by a first priority perfected security interest in substantially all present and future assets of the Credit Parties.

        The credit facilities provided by the lending syndicate will consist of (i) a $15,000,000 revolving loan facility, which will be subject to a 60 month term and include a sub-limit in an amount not to exceed $7,500,000 for the issuance of letters of credit and (ii) a $160,000,000 term loan subject to a 66 month term.

The Equity Commitment Letter

        Parent has received an equity commitment letter, dated May 22, 2012 (the "Equity Commitment Letter"), from AG Private Equity Partners IV, L.P., AG Private Equity Partners IV (R), L.P., AG Super Fund, L.P., Nutmeg Partners, L.P., AG Princess L.P. and AG MM, L.P. (the "AG Sponsors"; individually, an "AG Sponsor"). Pursuant to the Equity Commitment Letter, the AG Sponsors have severally and not jointly and subject to the terms and conditions set forth therein, agreed to purchase or cause the purchase of the equity of Parent for an aggregate cash price of up to $143,400,000 solely for the purpose of allowing Parent to fund, and to the extent necessary to fund, a portion of the Merger consideration in accordance with the Merger Agreement and pay related expenses. The obligation of each AG Sponsor to fund its portion of the commitment is conditioned on the satisfaction or waiver by Parent and Merger Sub of each of the conditions to Parent's and Merger Sub's obligations to consummate the Merger set forth in the Merger Agreement and the concurrent consummation of the Merger in accordance with the Merger Agreement.

Company Cash

        Parent has informed the Company that it expects to use some of the Company's cash to pay a portion of the Merger consideration or other expenses relating to the transactions contemplated by the Merger Agreement, but the exact amount will not be known until the closing of the Merger. The availability of cash is not a closing condition; however, in order for the Company to seek specific performance to enforce the financing commitments, among other conditions to such enforcement, the Company must have available cash in an amount equal to at least $11,900,000 (subject to certain adjustments) at the time the Company first seeks to enforce such commitments See "The Merger Agreement—Specific Performance". Notwithstanding the unavailability of such minimum cash amount, the Company may still be entitled to receive a termination fee from Parent in the event that Parent and Merger Sub fail to consummate the Merger, subject to certain conditions. See "The Merger Agreement—Termination Fees".

THE LIMITED GUARANTEE

        The AG Sponsors have also provided a limited guarantee in favor of the Company pursuant to which, among other things, the AG Sponsors have severally and not jointly guaranteed the due and punctual payment of any payment obligations of Parent with respect to (i) the obligation of Parent to pay a termination fee to the Company of $17,920,000 in the event Parent and Merger Sub fail to consummate the closing of the transaction within the required period, subject to certain conditions (see "The Merger Agreement—Termination Fees"), (ii) damages to the Company (up to a cap of $11,150,000) with respect to the willful material breach of any representations, warranties, covenants or agreements in the Merger Agreement and (iii) certain costs and expenses (including attorney's fees with respect to the enforcement of certain rights by the Company against Parent under the Merger Agreement, reasonable and documented out-of-pocket costs and indemnification relating to our cooperation with the arranging of the financing, half of the costs and expenses incurred in connection with the filing, printing and mailing of this proxy statement, and interest on the Parent termination fee if not timely paid) payable by Parent under the Merger Agreement. Each AG Sponsor has also agreed that the Company is entitled to pursue damages against such AG Sponsor, including reimbursement of all costs and expenses (including attorney's fees), in connection with any proceeding arising out of or relating to a breach by such AG Sponsor of any of its representations or warranties made under the limited guarantee or its obligations thereunder.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

        The Company retained Jefferies to provide the Board of Directors with financial advisory services in connection with the Merger and an opinion as to the fairness to the holders of shares of Company common stock of the consideration to be received by such holders in connection with a possible merger, sale or other strategic business combination. At the meeting of the Board of Directors on May 22, 2012, Jefferies rendered its oral opinion to the Board of Directors, confirmed by delivery of a written opinion dated May 22, 2012, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as set forth therein, the consideration of $16.30 per share of Company common stock in cash to be received by the holders of shares of Company common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

        The full text of the written opinion of Jefferies, dated May 22, 2012, is attached hereto as Appendix B. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. The Company encourages you to read the opinion carefully and in its entirety. Jefferies' opinion was directed to the Board of Directors and addresses only the fairness, from a financial point of view, of the consideration to be received by the holders of shares of Company common stock pursuant to the Merger Agreement as of the date of the opinion. It does not address any other aspects of the Merger and does not constitute a recommendation as to how any holder of shares of Company common stock should vote on the Merger or any matter related thereto. The summary of the opinion of Jefferies set forth below is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Jefferies, among other things:

  •
  reviewed the Merger Agreement;

  •
  reviewed certain publicly available financial and other information about the Company;

  •
  reviewed certain information furnished to Jefferies by the Company's management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

  •
  held discussions with members of senior management of the Company concerning the matters described in the prior two bullet points;

  •
  reviewed the share trading price history and valuation multiples for shares of Company common stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant;

  •
  compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Jefferies deemed relevant; and

  •
  conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

        In Jefferies' review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company to Jefferies or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. In its review, Jefferies relied on assurances of the management of the Company that management was not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of, the Company. Jefferies was not furnished with any such evaluations or appraisals and did not assume any responsibility to obtain any such evaluations or appraisals.

        With respect to the financial forecasts provided to and examined by Jefferies, Jefferies' opinion noted that projecting future results of any company is inherently subject to uncertainty. The Company informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. Jefferies expressed no opinion as to the Company's financial forecasts or the assumptions on which they were made.

        Jefferies' opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies' opinion of which Jefferies became aware after the date of its opinion.

        Jefferies made no independent investigation of any legal or accounting matters affecting the Company, and Jefferies assumed the correctness in all respects material to Jefferies' analysis of all legal and accounting advice given to the Company and the Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Company and its stockholders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the transaction to any holder of Company common stock. Jefferies also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger.

        As the Board of Directors was aware, Jefferies was not requested to and did not participate in negotiations with respect to the consideration to be received by holders of shares of Company common stock pursuant to the Merger Agreement or any other terms of the Merger.

        Jefferies' opinion was for the use and benefit of the Board of Directors in its consideration of the Merger, and Jefferies' opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Jefferies' opinion does not constitute a recommendation as to how any holder of shares of Company common stock should vote on the Merger or any matter related thereto. In addition, Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than holders of shares of Company common stock. Jefferies expressed no opinion as to the price at which shares of Company common stock will trade at any time. Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company's officers, directors or employees, or any class of such persons, in connection with the Merger relative to the consideration to be received by holders of shares of Company common stock. Jefferies' opinion was authorized by the Fairness Committee of Jefferies & Company, Inc.

        In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies' analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies' opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Jefferies' view of the Company's actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies' own experience and judgment.

        In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond the Company's and Jefferies' control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value of shares of Company common stock do not purport to be appraisals or to reflect the prices at which shares of Company common stock may actually be sold. The analyses performed were prepared solely as part of Jefferies' analysis of the fairness, from a financial point of view, of the consideration of $16.30 per share of Company common stock in cash to be received by holders of shares of Company common stock pursuant to the Merger Agreement, and were provided to the Board of Directors in connection with the delivery of Jefferies' opinion.

        The following is a summary of the material financial and comparative analyses performed by Jefferies in connection with Jefferies' delivery of its opinion and that were presented to the Board of Directors on May 22, 2012. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies' financial analyses.

Transaction Overview

        Based upon the approximately 18.2 million shares of Company common stock that were outstanding as of January 27, 2012 on a fully diluted basis (calculated using the treasury stock method based on options outstanding as of January 1, 2012), Jefferies noted that the consideration of $16.30 per share of Company common stock implied an equity value of approximately $296,300,000. After adding indebtedness and subtracting cash and cash equivalents as of January 1, 2012, resulting in a net cash amount of approximately $16,200,000, Jefferies noted that the consideration of $16.30 per share of Company common stock implied an enterprise value of approximately $280,100,000. Jefferies also noted that the consideration of $16.30 per share of Company common stock represented a premium of:

  •
  24.2% over the closing price per share of Company common stock on May 18, 2012 of $13.12,

  •
  41.2% over the closing price per share of Company common stock on March 12, 2012, the last full trading day prior to the Company's announcement of its exploration of strategic alternatives, of $11.54,

  •
  19.5% over the volume weighted average price per share of Company common stock, or VWAP, for the 1-week period ending May 18, 2012 of $13.64,

  •
  17.6% over the VWAP for the 30-day period ending May 18, 2012 of $13.86,

  •
  25.0% over the VWAP for the 90-day period ending May 18, 2012 of $13.04,

  •
  38.0% over the VWAP for the 6-month period ending May 18, 2012 of $11.81, and

  •
  47.0% over the VWAP for the 1-year period ending May 18, 2012 of $11.09.

Historical Trading Analysis

        In its analysis, Jefferies reviewed the price trading history of shares of Company common stock for the 3-month, 6-month, 12-month and 3-year periods each ending May 18, 2012, in each case, separately and in relation to the Standard & Poor's 500 Index and a composite index consisting of the following companies in the full-service restaurant segment, which are referred to as the "Selected Comparable Companies":

  •
  Bob Evans Farms, Inc.,

  •
  Bravo Brio Restaurant Group, Inc.,

  •
  Brinker International, Inc.,

  •
  CEC Entertainment, Inc.,

  •
  Cracker Barrel Old Country Store, Inc.,

  •
  Darden Restaurants, Inc.,

  •
  Red Robin Gourmet Burgers, Inc.,

  •
  Ruby Tuesday, Inc.,

  •
  Ruth's Hospitality Group, Inc.,

  •
  Texas Roadhouse, Inc. and

  •
  The Cheesecake Factory Incorporated.

        This analysis indicated the following:

	Stock Price Increase (Decrease)
Time Period Ending May 18, 2012	Benihana	Standard & Poor's 500 Index	Selected Companies
3-Months	16.5%	(4.9)%	(0.0)%
6-Months	29.9%	8.6%	18.2%
12-Months	43.1%	(3.6)%	1.0%
3-Years	118.7%	42.6%	53.5%

Selected Comparable Company Analysis

        Using publicly available information and information provided by the Company's management, Jefferies analyzed the trading multiples of the Company and the corresponding trading multiples of the Selected Comparable Companies. In its analysis, Jefferies derived and compared multiples for the Company and the Selected Comparable Companies, calculated as follows:

  •
  the price per share as of May 18, 2012 divided by estimated earnings per share for calendar year 2012, which is referred to below as "CY2012E P/E" and

  •
  the enterprise value divided by earnings before interest, taxes, depreciation and amortization, or EBITDA, for the calendar year 2012, which is referred to below as "Enterprise Value/2012E EBITDA."

        This analysis indicated the following:

Selected Comparable Company Multiples

Benchmark	High	Low	Median
CY2012E P/E	18.7x	11.3x	14.4x
Enterprise Value/2012E EBITDA	7.9x	5.6x	6.8x

        Using the reference ranges for the benchmarks set forth below and the Company's CY2012E P/E and "Adjusted EBITDA", which means the Company's Consolidated EBITDA (as described in "Financial Forecasts") adjusted to take into account certain public company costs, for calendar year 2012, Jefferies determined implied enterprise values for the Company, then subtracted indebtedness and added cash and cash equivalents to determine an implied equity value. After accounting for the vesting of in-the-money stock options (calculated using the treasury stock method), this analysis indicated the ranges of implied values per share of Company common stock, on a fully diluted basis, set forth opposite the relevant benchmarks below, compared, in each case, to the consideration of $16.30 per share of Company common stock:

Selected Comparable Company Reference Ranges and Implied Price Ranges

Benchmark	Reference Range	Implied Price Range
CY2012E P/E	12.0x - 18.0x	$7.42 - $11.13
Enterprise Value/2012E EBITDA	6.0x - 7.5x	$12.99 - $15.92

        No company utilized in the selected company analysis is identical to the Company. In evaluating the Selected Comparable Companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company's and Jefferies' control. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using selected company data.

Selected Comparable Transactions Analysis

        Using publicly available information, Jefferies examined the following 12 transactions involving companies in the full-service restaurant segment and announced since November 2009. The transactions considered and the month and year each transaction was announced were as follows:

Date Announced	Acquirer	Target
February 2012	Fidelity National Financial Inc.	O'Charley's Inc.
December 2011	Landry's Restaurants, Inc.	Morton's Restaurant Group, Inc.
November 2011	Landry's Restaurants, Inc.	McCormick & Schmick's Seafood Restaurants, Inc.
May 2011	Golden Gate Capital	California Pizza Kitchen, Inc.
January 2011	Chanticleer Holdings, Inc., et al.	Hooters of America, Inc. and Texas Wings, Inc.
November 2010	Landry's Restaurants, Inc.	Bubba Gump Shrimp Company, Inc.
October 2010	Centerbridge Capital Partners, L.P.	CraftWorks Restaurants & Breweries, Inc.
August 2010	Kelso & Company, L.P.	LRI Holdings, Inc.
May 2010	Mill Road Capital, L.P.	Rubio's Restaurants, Inc.
May 2010	Oak Hill Capital Partners	Dave & Buster's, Inc.
March 2010	Golden Gate Capital	On the Border Cafes, Inc.
November 2009	Management	Landry's Restaurants, Inc.

        Using publicly available estimates for each of these transactions, Jefferies reviewed the enterprise value as a multiple of the target company's EBITDA for the last 12 months as of the announcement date of such transaction, which is referred to below as "Enterprise Value/LTM EBITDA."

        This analysis indicated the following:

Selected Comparable Transaction Multiples

Benchmark	High	Low	Median
Enterprise Value/LTM EBITDA	7.8x	5.1x	6.6x

        Using a reference range of 6.0x to 8.0x the Company's LTM Adjusted EBITDA as of January 1, 2012, Jefferies determined an implied enterprise value for the Company, then subtracted indebtedness and added cash and cash equivalents to determine an implied equity value. After accounting for the vesting of in-the-money stock options (calculated using the treasury stock method), this analysis indicated a range of implied values per share of Company common stock of approximately $12.43 to $16.14, compared to the consideration of $16.30 per share of Company common stock.

        No transaction utilized as a comparison in the selected comparable transaction analysis is identical to the Merger. In evaluating the Merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the Company's and Jefferies' control. Mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using selected transaction data.

Discounted Cash Flow Analysis

        Jefferies performed a discounted cash flow analysis to estimate the present value of the free cash flows of the Company through the fiscal year ending March 31, 2017 based on Company management's financial projections (as described in "Financial Forecasts"), discount rates ranging from 10% to 12%, which were based on a weighted average cost of capital analysis, and perpetual growth rates of free cash flow after fiscal year 2017 ranging from 1% to 2%. To determine the implied total equity value for the Company, Jefferies subtracted indebtedness from and added cash and cash equivalents to the implied enterprise value for the Company. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of Company common stock of approximately $13.12 to $18.06, compared to the consideration of $16.30 per share of Company common stock.

Premiums Paid Analysis

        Using publicly available information, Jefferies analyzed the premiums offered in 134 merger and acquisition transactions in the U.S. with a public company target announced since April 1, 2009 with cash consideration ranging from $100,000,000 to $500,000,000.

        For each of these transactions, Jefferies calculated the premium represented by the offer price over the target company's closing share price one day, one week and one month prior to the transaction's announcement. This analysis indicated the following premiums for those time periods prior to announcement:

Time Period Prior to Announcement	Low Premium	25th Percentile Premium	Median Premium	75th Percentile Premium	High Premium
1 day	0%	23%	36%	56%	256%
1 week	3%	24%	39%	58%	263%
1 month	1%	25%	41%	62%	285%
Average	1%	24%	39%	59%	268%

        Using a reference range of the 25th percentile and 75th percentile premiums for each time period listed above, Jefferies performed a premiums paid analysis using the closing price per share of

Company common stock on March 12, 2012, the last trading day prior to the Company's announcement of its exploration of strategic alternatives.

        This analysis indicated a range of implied value per share of Company common stock of approximately $14.19 to $18.69, compared to the consideration of $16.30 per share of Company common stock.

General

        Jefferies' opinion was one of many factors taken into consideration by the Board of Directors in making its determination to approve the Merger and should not be considered determinative of the views of the Board of Directors with respect to the Merger or the Merger consideration.

        Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

        Pursuant to an engagement agreement between the Company and Jefferies, dated February 13, 2012, the Company has agreed to pay Jefferies a fee in the amount of approximately $4,000,000 for its services, $400,000 of which was payable upon delivery of its opinion and the remainder of which is payable contingent upon the consummation of the Merger. The Company has agreed to reimburse Jefferies for certain out-of-pocket expenses incurred. The Company also has agreed to indemnify Jefferies against certain liabilities arising out of or in connection with the services rendered and to be rendered by it under its engagement. In the ordinary course of business, Jefferies and its affiliates may trade or hold securities of the Company or Parent and/or the Company's or Parent's affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to the Company, Parent or entities that are affiliated with the Company or Parent, for which it would expect to receive compensation.

FINANCIAL FORECASTS

        The Company does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of the Company has prepared the prospective financial information set forth below (the "Projections") to present non-public five-year standalone financial forecasts for the Company in connection with the possible sale process under the 2012 Strategic Alternatives Process. The Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company's management, were prepared on a reasonable basis, reflect the best currently available estimates and judgments, and present, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

        Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and assume no responsibility for, and disclaim any association with, the Projections.

        The Projections were made available, and included in management presentations, to potentially interested parties in connection with the possible sale process under the 2012 Strategic Alternatives Process and also to Jefferies in connection with its capacity as financial advisor to the Company, as described in "Opinion of the Company's Financial Advisor". The Projections do not necessarily reflect the Board of Directors' or management's current expectations for the Company's operations or results on a go forward standalone basis. The Projections were prepared to solicit interest from potentially interested parties in connection with the Company's exploration of strategic alternatives. The inclusion of the Projections in this proxy statement should not be regarded as an indication that the Company, the Board of Directors, Parent, Jefferies or any other recipient of the Projections considered, or now considers, them to be reliable predictions of future results, and they should not be relied upon as such.

        The Projections are not being included in this proxy statement to influence a stockholder's decision whether to vote in favor of any matter to be presented at the special meeting, including the adoption of the Merger Agreement, but are being included because the Projections were provided to potentially interested parties in connection with the possible sale process under the 2012 Strategic Alternatives Process and to Jefferies in connection with its capacity as financial advisor to the Company.

        The Projections are subjective in many respects. The Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the Company's management. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The Projections also reflect assumptions as to certain business decisions that are subject to change. The Projections may also be affected by the Company's ability to achieve strategic goals, objectives and targets over the applicable periods, consumer and business spending and risks and uncertainties relating to the restaurant industry and the Company's business, including competition, changes in consumer tastes and preferences, the Company's ability to maintain adequate financing facilities, the Company's liquidity and capital resources, prevailing interest rates and legal and regulatory matters and other factors described in "Cautionary Statement Regarding Forward-Looking Information" and "Where You Can Find Additional Information". In addition, the Projections do not reflect any events that could affect the Company's prospects, changes in general business or economic conditions or any other transaction or event that has occurred since they were prepared, or that may occur and that was not anticipated at the time they were prepared. Many of these matters are beyond the Company's control and the continuing uncertainty surrounding general economic conditions creates significant uncertainty around the Projections.

        There can be no assurance that the Projections will be realized, and actual results may vary materially from those shown. The inclusion of the Projections in this proxy statement should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied upon as such. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error. The Company does not intend to make publicly available any update or other revision to the Projections, except as otherwise required by law. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder of the Company or other person regarding the ultimate performance of the Company compared to the information contained in the Projections or that the Projections will be achieved. The Company has made no representation to Parent or its affiliates, in the Merger Agreement or otherwise, concerning the Projections.

        In light of the foregoing factors and the uncertainties inherent in the Projections, stockholders are cautioned not to place undue, if any, reliance on the Projections in deciding whether to vote in favor of any matter to be presented at the special meeting, including the adoption of the Merger Agreement.

        The following is a summary of the Projections (dollars in millions):

	Fiscal Year
	2013B	2014P	2015P	2016P	2017P
Teppanyaki	$244.1	$254.0	$268.1	$284.9	$302.5
RA Sushi	83.6	93.9	113.6	136.1	159.9
Haru	30.4	32.0	35.4	36.4	37.5
Total Company Owned Revenue	$358.1	$379.9	$417.1	$457.4	$499.9
Royalties	1.8	2.0	2.1	2.3	2.4
Total Revenue	$360.0	$381.9	$419.2	$459.7	$502.3
Company Owned Store Costs
Cost of Goods Sold	$90.1	$95.4	$104.6	$114.6	$125.1
Labor	117.5	124.4	136.3	149.3	163.0
Total Prime Costs	$207.6	$219.8	$240.9	$263.9	$288.1
Restaurant Level Controllable Expenses	50.8	53.8	58.9	64.5	70.5
Restaurant Level Non-Controllable Expenses (Reflecting Cash Rent)	30.4	32.7	36.6	40.7	44.9
Restaurant Level EBITDA	$69.3	$73.6	$80.7	$88.3	$96.4
Benihana Restaurant Level EBITDA	$48.2	$50.9	$53.6	$56.7	$60.1
RA Sushi Restaurant Level EBITDA	$16.0	$18.1	$21.8	$26.2	$30.7
Haru Restaurant Level EBITDA	$5.0	$4.7	$5.3	$5.5	$5.6
Marketing, General & Administrative Costs	$31.2	$32.5	$33.9	$35.4	$37.0
Consolidated EBITDA(1)	$39.9	$43.2	$48.9	$55.2	$61.9

(1)
Consolidated EBITDA is defined as earnings before interest expense, income taxes and depreciation and amortization expense (EBITDA) adjusted to take into account operational restructuring, non-recurring legal and other items and is a non-GAAP measure. This non-GAAP measure should not be construed as a substitute for or a better indicator of the Company's performance than the Company's GAAP measures. We analyzed our projected business performance and trends utilizing EBITDA because we believe it is a common valuation measure used within the restaurant industry.

        In the course of preparing the forecasts, the Company did not develop estimates as to unlevered free cash flows. Unlevered free cash flows were calculated by Jefferies for purposes of its discounted cash flow analysis (based upon the financial forecasts provided by the Company's management) as EBIT (meaning the Company's Consolidated EBITDA, less certain public company expenses, less depreciation and amortization, less pre-opening expenses), less taxes, plus depreciation and amortization, less capital expenditures, plus change in net working capital. Such cash flows were as follows: $20.1 million, $8.0 million, $15.9 million, $20.6 million and $25.4 million for fiscal years 2013, 2014, 2015, 2016 and 2017, respectively.

        The projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company's public filings with the SEC. See "Where You Can Find More Information".

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain material United States federal income tax consequences of the Merger relevant to beneficial holders of Company common stock whose shares are converted to cash in the Merger. The discussion is for general information purposes only and does not purport to consider all aspects of federal income taxation that might be relevant to a beneficial holder of Company common stock in light of such holder's particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing, proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, all as of the date hereof and each of which is subject to change (possibly on a retroactive basis), which could materially affect the tax consequences described herein. The discussion applies only to beneficial holders of Company common stock in whose hands shares are capital assets within the meaning of Section 1221 of the Code and does not address beneficial holders who are subject to special rules under the United States federal income tax laws, such as beneficial holders that acquired their shares pursuant to the exercise of employee stock options or other compensation arrangements with the Company, beneficial holders whose functional currency is not the U.S. dollar, persons who hold their shares as part of a hedge, straddle, conversion or other integrated transaction, brokers and dealers in securities or foreign currencies, insurance companies, other financial institutions, regulated investment companies, tax-exempt entities, S corporations and partnerships (and owners of or partners in such entities) and taxpayers subject to the alternative minimum tax. In addition, this discussion does not discuss the federal income tax consequences to a beneficial holder of Company common stock who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any state, local or foreign tax laws.

        The receipt of cash for Company common stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, a beneficial holder who receives cash in exchange for shares pursuant to the Merger will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the beneficial holder's adjusted tax basis in the shares surrendered therefor. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same price per share in a single transaction) surrendered for cash pursuant to the Merger. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the beneficial holder's holding period for such shares is more than one year at the time of consummation of the Merger. Under current law, long-term capital gains of certain non-corporate taxpayers are taxed at a lower rate than ordinary income. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

        Backup withholding at a 28% rate may apply to cash payments a beneficial holder of shares receives pursuant to the Merger. Backup withholding generally will apply only if the beneficial holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements. Each beneficial holder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner acceptable to the paying agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against a beneficial holder's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

        Because individual circumstances may differ, each beneficial holder of shares is urged to consult such beneficial holder's own tax advisor as to the particular tax consequences of the Merger to such beneficial holder, including the application and effect of federal non-income and state, local, foreign and other tax laws.

REGULATORY APPROVALS

        Under the HSR Act and the rules promulgated thereunder, the Company cannot complete the Merger until it notifies and furnishes information to the Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice, and specified waiting period requirements are satisfied. The Company filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on June 5, 2012, and requested early termination of the waiting period. On June 12, 2012 the FTC granted early termination of the HSR Act waiting period.

LITIGATION

Sabittini Litigation

        On May 24, 2012, a purported class action complaint (the "Delaware Complaint") was filed by putative stockholders of the Company in the Delaware Court of Chancery against the Company, its directors (the "Individual Defendants"), Safflower Holdings Corp., Safflower Acquisition Corp. and AG, challenging the proposed Merger. Sabittini v. Richard C. Stockinger et al. Del. Ch. Case No. 7567-VCL.

        The Delaware Complaint asserts on behalf of a purported class of Company stockholders a claim against the Individual Defendants for alleged breaches of fiduciary duties in connection with the proposed Merger. The Delaware Complaint alleges, among other things, that the consideration to be paid to holders of Company common stock in the Merger is inadequate. The Delaware Complaint also asserts a claim against Safflower Holdings Corp. and Safflower Acquisition Corporation, entities that are alleged to be controlled by AG, for aiding and abetting alleged breaches of fiduciary duties by the Individual Defendants.

        The Delaware Complaint seeks, among other things, to enjoin the consummation of the Merger, that the transaction be rescinded to the extent already implemented, and an award of compensatory and rescissory damages as well as attorneys' fees. The Company and the Individual Defendants believe that the Delaware Complaint is without merit, and intend to defend the lawsuit vigorously.

Rauscher Litigation

        On May 31, 2012, a purported class action complaint (the "Florida Complaint") was filed by putative stockholders of the Company in the Circuit Court for the Eleventh Judicial District in and for Miami-Dade County, Florida against the Company, the Individual Defendants, Safflower Acquisition Corporation, Safflower Holdings Corporation, and AG, challenging the proposed Merger. Rauscher v. Benihana Inc., et al. (Fla. Cir. Ct.) Case No.12-21125 CA 10.

        The Florida Complaint asserts on behalf of a purported class of Company stockholders a claim against the Individual Defendants for alleged breaches of fiduciary duties in connection with the proposed Merger. The Florida Complaint alleges, among other things, that the consideration to be paid to holders of Company common stock in the Merger is inadequate. The Florida Complaint also asserts a claim against the Company, AG, Safflower Holdings Corporation, and Safflower Acquisition Corporation for aiding and abetting alleged breaches of fiduciary duties by the Individual Defendants.

        The Florida Complaint seeks, among other things, to enjoin the consummation of the Merger, to impose a constructive trust in favor of the plaintiff upon any benefits allegedly improperly received by defendants, and an award of costs and disbursements, including reasonable attorneys' and experts' fees. The Company and the Individual Defendants believe that the Florida Complaint is without merit, and intend to defend the lawsuit vigorously.

 IBEW Local Union 98 Pension Fund Litigation

        On June 13, 2012, a second purported class action complaint (the "Second Delaware Complaint") was filed by putative stockholders of the Company in the Delaware Court of Chancery against the Company, the Individual Defendants, Safflower Holdings Corp., Safflower Acquisition Corporation, and AG, challenging the proposed Merger. IBEW Local Union 98 Pension Fund v. Benihana Inc., et al. Del. Ch. Case No. 7621-VCL.

        The Second Delaware Complaint asserts on behalf of a purported class of Company stockholders a claim against the Individual Defendants for alleged breaches of fiduciary duties in connection with the proposed Merger. The Second Delaware Complaint alleges, among other things, that the consideration to be paid to holders of Company common stock in the Merger is inadequate. This complaint also asserts a claim against AG, Safflower Holdings Corp. and Safflower Acquisition Corporation for aiding and abetting alleged breaches of fiduciary duties by the Individual Defendants.

        The Second Delaware Complaint seeks, among other things, to enjoin the consummation of the Merger, that the transaction be rescinded to the extent already implemented, an award of rescissory damages, damages, as well as and an award of costs and disbursements, including reasonable attorneys' and experts' fees. The Company and the Individual Defendants believe that the Delaware Complaint is without merit, and intend to defend the lawsuit vigorously.

THE MERGER AGREEMENT

        This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Appendix A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety.

        The Merger Agreement has been included to provide you with information regarding its terms and is not intended to provide any other factual information about the Company, Parent, Merger Sub, AG or their affiliates. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure schedule that the parties have exchanged in connection with signing the Merger Agreement and that modifies, qualifies and creates exceptions to the representations and warranties contained in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of the Merger Agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they are modified in important part by the underlying confidential disclosure schedule and previous public filings by the Company. The confidential disclosure schedule contains information that has been included in the Company's prior public disclosures, as well as non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Effective Time

        The effective time of the Merger will occur at the time that the Company files a Certificate of Merger with the Secretary of State of the State of Delaware on the closing date of the Merger or such later time as provided in the Certificate of Merger and agreed to by Parent and the Company. The closing date will occur on a date designated by the Company which is reasonably satisfactory to Parent, which shall be as soon as practicable, but not later than two business days, after all of the conditions to the Merger set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their nature must be satisfied at the closing), or such other date as the parties may agree.

The Structure

        At the effective time of the Merger, Merger Sub will merge with and into the Company. The Company will survive the Merger and continue to exist after the Merger as a wholly-owned subsidiary of Parent. All of the Company's and Merger Sub's properties, rights, privileges, powers and franchises, and all of their debts, liabilities and duties, will become those of the surviving corporation.

Treatment of Stock and Options

  Company Common Stock

        At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the Merger will automatically be converted into the right to receive $16.30 in cash, without interest, and net of any taxes required to be withheld therefrom (see "Material United States Federal Income Tax Consequences"), other than shares of Company common stock:

  •
  held in the Company's treasury immediately prior to the effective time of the Merger, which shares will automatically be canceled without conversion or consideration;

  •
  issued and outstanding immediately prior to the effective time of the Merger and owned by any of Parent, Merger Sub, or any other subsidiary of Parent, which shares will automatically be canceled without conversion or consideration; or

  •
  held by stockholders who have properly demanded their appraisal rights in accordance with Delaware law, which shares will not be converted and will be entitled to only such rights as are granted by Delaware law.

        All of the shares of Company common stock that convert into the right to receive the Merger consideration described above will automatically be cancelled and cease to exist. After the effective time of the Merger, each outstanding stock certificate representing shares of Company common stock converted in the Merger will represent only the right to receive the Merger consideration.

        If, at any time during the period between May 22, 2012 and the effective time of the Merger, any change in the number of shares outstanding occurs as the result of a reclassification, recapitalization, stock split (including reverse stock split), or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, then the Merger consideration shall be equitably adjusted to reflect such change.

  Company Stock Options

        At the effective time of the Merger, each outstanding option to buy shares of Company common stock granted under the Company's stock option plans, whether or not vested and exercisable, will be canceled, and the holder of each stock option will be entitled to receive from Parent (or Parent shall cause the surviving corporation to pay to each such holder) promptly thereafter (and in any event, within two business days after the effective time of the Merger) an amount in cash, without interest and less applicable withholding and excise taxes, equal to the product of:

  •
  the number of shares of Company common stock subject to each option as of the effective time of the Merger, multiplied by

  •
  the excess, if any, of $16.30 over the exercise price per share of Company common stock subject to such option.

        If the amount of such product is zero, no payment will be made.

Exchange and Payment Procedures

        Concurrently with the effective time of the Merger, Parent is required to deposit or cause to be deposited with a bank or trust company (the "Paying Agent"), which is to be designated by Parent prior to the effective time of the Merger and is reasonably acceptable to the Company, funds that are sufficient to pay the aggregate Merger consideration to each holder of shares of Company common stock. Promptly after the effective time of the Merger, but in any event not more than three business days after the effective time of the Merger, the Paying Agent will mail, or otherwise deliver, a letter of transmittal and instructions to you and the other stockholders (other than those seeking appraisal rights). The letter of transmittal and instructions will explain how to effect the surrender of your Company common stock certificate or certificates in exchange for payment of the total amount of Merger consideration that you are entitled to receive pursuant to the Merger Agreement.

        You should not return your stock certificate or certificates with the enclosed proxy card, and you should not forward your stock certificate or certificates to the Paying Agent without a letter of transmittal.

        You will not be entitled to receive the Merger consideration until you surrender your stock certificate or certificates to the Paying Agent, together with a duly completed and executed letter of transmittal. The Merger consideration will be mailed within five business days after receipt of such certificates and executed letter of transmittal. Such consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

        The Paying Agent, Parent and/or the surviving corporation will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the Merger consideration. Any sum which is withheld and paid to a taxing authority by the Paying Agent, Parent and/or the surviving corporation will be deemed to have been paid to the person with regard to whom it is withheld.

        After the effective time of the Merger, our stock transfer books will be closed, and there will be no further registration of transfers of shares on the records of the Company. If, after the effective time of the Merger, certificates are presented to the surviving corporation for transfer, they will be canceled and exchanged for the consideration due under the Merger Agreement.

        Neither the Paying Agent nor the surviving corporation will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger consideration deposited with the Paying Agent that remains undistributed to the holders of certificates evidencing shares of Company common stock for 18 months after the effective time of the Merger will be delivered, upon demand, to the surviving corporation. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds by the Paying Agent to the surviving corporation may only look to Parent and the surviving corporation, as general creditors, for the payment of the Merger consideration under the Merger Agreement. The surviving corporation is entitled to require the Paying Agent to return any funds deposited that relate to dissenting shares, the holders of which have perfected their appraisal rights and received payment of the fair value of their shares.

        If your certificates have been lost, stolen or destroyed, upon making an affidavit of that fact, and if required by Parent or the surviving corporation, posting a bond as indemnity against any claim with respect to the certificates, the exchange agent will issue the total amount of Merger consideration deliverable in respect thereof in exchange for your lost, stolen, or destroyed stock certificates.

        For information with respect to dissenters' rights of appraisal under the DGCL, see "Dissenters' Rights of Appraisal".

Representations and Warranties

        The Company makes various representations and warranties in the Merger Agreement that are subject, in some cases, to exceptions and qualifications. Our representations and warranties relate to, among other things:

  •
  the Company and its subsidiaries' due incorporation, valid existence, good standing and qualification to do business;

  •
  our certificate of incorporation and by-laws;

  •
  our capitalization, including in particular the number of shares of Company common stock and stock options;

  •
  our subsidiaries;

  •
  the absence of outstanding contractual obligations relating to the repurchase, redemption, acquisition, or voting of equity interests in the Company or any of its subsidiaries (except that Parent and Merger Sub have agreed in the Merger Agreement to vote any shares of Company common stock they own in favor of the approval and adoption of the Merger Agreement);

  •
  our corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement to be consummated by us;

  •
  the required vote of our stockholders in connection with the adoption of the Merger Agreement;

  •
  the approval and recommendation by the Board of Directors of the Merger Agreement, the Merger and the other transactions to be consummated by the Company, as contemplated by the Merger Agreement;

  •
  the required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

  •
  the absence of certain specified violations of, or conflicts with, our governing documents, applicable law or certain agreements as a result of entering into the Merger Agreement and consummating the Merger;

  •
  our SEC periodic reports required to be filed from March 29, 2009 through May 22, 2012, including the financial statements contained therein;

  •
  our disclosure controls and procedures and internal controls over financial reporting;

  •
  our compliance with the Sarbanes-Oxley Act of 2002;

  •
  the absence of certain undisclosed liabilities;

  •
  the absence of a Company Material Adverse Effect and certain other changes or events related to the Company or its subsidiaries since March 27, 2011;

  •
  legal proceedings and governmental orders;

  •
  tangible personal property and real property;

  •
  taxes;

  •
  compliance with applicable laws and permits;

  •
  employment and labor matters affecting the Company or its subsidiaries, including matters relating to the Company or its subsidiaries' employee benefit plans;

  •
  contracts;

  •
  intellectual property;

  •
  environmental matters;

  •
  insurance policies;

  •
  affiliate transactions;

  •
  the inapplicability to the Merger Agreement and the Merger of restrictions imposed on business combinations by Section 203 of the DGCL or other state anti-takeover laws;

  •
  the receipt by the Board of Directors of a fairness opinion from Jefferies;

  •
  the absence of undisclosed broker and financial advisor fees; and

  •
  suppliers.

        For purposes of the Merger Agreement, "Company Material Adverse Effect" means any material adverse effect on the assets and liabilities (taken as a whole), business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or a material adverse effect that prevents the Company and its subsidiaries from consummating the Merger or any of the other transactions contemplated by the Merger Agreement. However, none of the following will be deemed, either alone or in combination, to constitute, and none of the following will be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect:

  •
  any adverse change, effect, event, occurrence, development, matter, state of facts, series of events or circumstance (any such item, an "Effect") arising out of or relating to United States or global (or any region thereof) regulatory or political conditions, or economic, credit, financial or securities market conditions, including prevailing interest or currency rates (provided, that any such Effect may be taken into account only to the extent that such Effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to its adverse impact on other companies operating in the industries or markets in which the Company or any of its subsidiaries operates);

  •
  any adverse Effect arising out of or relating to acts of terrorism or sabotage, the outbreak, escalation or worsening of hostilities (whether or not pursuant to the declaration of a national emergency or war), man-made disasters, natural disasters, or Acts of God (provided, that any such Effect may be taken into account only to the extent that such Effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to its adverse impact on other companies operating in the industries or markets in which the Company or any of its subsidiaries operates);

  •
  any adverse Effect arising out of or relating to factors, conditions, trends or other circumstances generally affecting any of the industries or markets in which the Company or any of the Company's subsidiaries operates, including fluctuations in the pricing of food commodities (provided, that any such Effect may be taken into account only to the extent that such Effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to its adverse impact on other companies operating in the industries or markets in which the Company or any of its subsidiaries operates);

  •
  any adverse Effect arising out of, resulting from or attributable to the execution and delivery of the Merger Agreement or the announcement, pendency or consummation of any of the transactions contemplated by the Merger Agreement (including the identity of, or any facts or circumstances relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding its or their plans or intentions with respect to the conduct of the business or assets of the Company or any of its subsidiaries) including the following Effects arising out of, resulting from or attributable to such matters: any loss of existing employees, consultants or independent contractors; any loss of, or reduction in business by or revenue from, existing customers; any disruption in or loss of suppliers, distributors, partners or similar third parties with whom the Company or any of its subsidiaries has any relationship; any litigation brought or threatened to be brought by any stockholder(s) of the Company (or any of their respective affiliates) or any other person in connection with the Merger Agreement, any of the transactions contemplated by the Merger Agreement or any agreement or arrangement referred to in Section 5.8 of the Merger Agreement; or the absence of any consents, waivers or approvals relating to any of the transactions contemplated by the Merger Agreement from any governmental entity or other person, or any other adverse Effect resulting from or relating to change of control or similar provisions contained in contracts to which the Company or any of its subsidiaries is a party;

  •
  in and of itself, any change in the market price or trading volume of the Company's securities;

  •
  any adverse Effect arising out of or relating to any change in law (including liquor laws), generally accepted accounting principles, regulatory accounting requirements or interpretations thereof that apply to the Company or any of its subsidiaries (including the proposal or adoption of any new law, statute, code, ordinance, rule or regulation, or any change in the interpretation or enforcement of any existing law, statute, code, ordinance, rule or regulation) (provided, that any such Effect may be taken into account only to the extent that such Effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to its adverse impact on other companies operating in the industries or markets in which the Company or any of its subsidiaries operates);

  •
  in and of itself, any failure by the Company to meet analysts' expectations or to meet any internal or published estimates, expectations, projections, forecasts, guidance or revenue or earnings predictions for any period ending prior to, on or after the date of the Merger Agreement, or any change or prospective change in any financial strength rating or any other recommendation or rating as to the Company or its subsidiaries by analysts;

  •
  any costs or expenses incurred or accrued by the Company or any of its subsidiaries in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement;

  •
  any adverse Effect arising out of or relating to certain specified proceedings and other matters set forth on Section 1.1 of the Company's confidential disclosure schedule to the Merger Agreement, including any judgment or disposition with respect to any proceeding set forth on such schedule;

  •
  any adverse Effect arising out of, resulting from or attributable to any action(s) taken, or failure(s) to take action, by Parent or Merger Sub in breach of the Merger Agreement;

  •
  any adverse Effect arising out of, resulting from, or attributable to any action(s) taken, or failure(s) to take action, by the Company or any of its subsidiaries as a result of obligations or prohibitions on such person(s) expressly contained in the Merger Agreement; and

  •
  any adverse Effect to which Parent has expressly consented in writing or arising out of, resulting from or attributable to the failure of the Company to take any actions referred to in the section below headed "—Conduct of the Company's Business Pending the Merger" due to Parent's express withholding of consent.

        The Merger Agreement also contains various representations and warranties made by Parent and Merger Sub that are subject, in some cases, to exceptions and qualifications. The representations and warranties relate to, among other things:

  •
  their due incorporation, valid existence and good standing;

  •
  their corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

  •
  the required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

  •
  the absence of any certain specified violations of, or conflicts with, their governing documents, applicable law or certain agreements as a result of entering into the Merger Agreement and consummating the Merger;

  •
  purpose and capitalization of Merger Sub;

  •
  Parent's financing for the Merger;

  •
  their lack of ownership of Company common stock;

  •
  the solvency of Parent and the surviving corporation as of the effective time of the Merger (and giving effect to the consummation of the Merger and the other transactions contemplated by the Merger Agreement);

  •
  the absence of any undisclosed agreements between Parent or Merger Sub and any officer or director of the Company;

  •
  legal proceedings and governmental orders;

  •
  the due diligence conducted by Parent and Merger Sub; and

  •
  the absence of undisclosed broker and financial advisor fees.

        The representations and warranties in the Merger Agreement of each of the Company, Parent and Merger Sub will expire upon the effective time of the Merger.

Conduct of the Company's Business Pending the Merger

        Under the Merger Agreement, the Company has agreed that, subject to certain exceptions, between May 22, 2012 and effective time of the Merger, unless Parent gives its prior consent:

  •
  the Company and its subsidiaries will conduct business in all material respects in the ordinary course of business consistent with past practice; and

  •
  the Company and its subsidiaries will use commercially reasonable efforts to maintain and preserve substantially intact their business organizations and the goodwill of those having business relationships with them and retain the services of their present officers and key employees.

        The Company has also agreed that, during the same time period, subject to certain exceptions (including matters contemplated by the Company's annual budget), neither the Company nor any of its subsidiaries will, among other things, take any of the following actions, unless Parent gives its prior written consent:

  •
  issue, sell, grant, dispose of, pledge, or otherwise encumber, its capital stock or options or rights to acquire capital stock, other than, among other things, upon the exercise of options outstanding as of May 22, 2012;

  •
  redeem, purchase or otherwise acquire outstanding shares of the capital stock of the Company or its subsidiaries;

  •
  split, combine, subdivide or reclassify any shares of its capital stock, or declare or pay any dividend distribution (except with respect to regular quarterly cash dividends at an annual rate equal to $0.32 per share for the quarters ending July 23, 2012 and, if prior to the effective time of the Merger, October 16, 2012);

  •
  incur indebtedness, guarantee any indebtedness, incur liabilities under capital leases in excess of $25,000, or make any loans or advances (other than intercompany loans, advances of expenses to employees in the ordinary course consistent with past practice, or as contemplated by the Company's capital expenditure budget);

  •
  sell, transfer, mortgage, encumber or otherwise dispose of any material intellectual property, or any of its properties or assets with a net book value in excess of $1,000,000 (other than to the Company or a wholly-owned subsidiary of the Company, or sales or other dispositions in the ordinary course of business consistent with past practice);

  •
  cancel, release, or assign any indebtedness in excess of $1,000,000 individually or $2,000,000 in the aggregate owed to the Company or any of its subsidiaries;

  •
  make any material acquisition or investment other than:

  •
  purchases of food, raw goods and supplies or other ordinary course purchases in connection with the day-to-day operations of the Company and its subsidiaries;

  •
  those contemplated by the Company's capital expenditure budget; or

  •
  acquisitions and investments that do not exceed $1,000,000 in the aggregate;

  •
  increase the rate or modify the terms of compensation or benefits payable by the Company or its subsidiaries to any of their current or former directors, officers or employees (subject to ordinary course or materiality exceptions);

  •
  enter into or authorize any employment, change of control, bonus, severance, retention, retirement, collective bargaining or similar agreement with, or grant or increase the rate or terms of any bonus, pension, severance or other employee benefit plan or arrangement with, for or in respect of, any of its current or former directors, officers or employees, or issue, grant or commit to issue or grant any equity or equity based awards that may be settled in capital stock of the Company or its subsidiaries, with limited exceptions;

  •
  hire any new employees with an annual base salary in excess of $200,000, with limited exceptions;

  •
  fund, or accelerate the vesting or payment of, any compensation or benefits, or terminate, materially increase the benefits under, renew or materially amend any existing, or adopt any new, benefit plans, with limited exceptions;

  •
  amend or propose any amendments to the Company's or any of its subsidiaries' certificate of incorporation or by-laws (or equivalent organizational documents);

  •
  adopt or enter into a plan of complete or partial liquidation or dissolution of the Company or any of its subsidiaries;

  •
  make any change in accounting policies or procedures, except as required by generally accepted accounting principles or by applicable law;

  •
  change any tax election, change any annual tax accounting period, or adopt or change any method of tax accounting, file any amended tax return, enter into any tax closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund, offset or other reduction in liability or consent to any extension or waiver of the limitations period applicable to any tax claim or assessment, except as required by generally accepted accounting principles or applicable law and certain other exceptions;

  •
  except as contemplated by the Company's capital expenditure budget, make or commit to any single capital expenditure in excess of $500,000 or capital expenditures in the aggregate in excess of $1,000,000, subject to limited exceptions;

  •
  enter into any new line of business;

  •
  fail to maintain in full force and effect material insurance policies;

  •
  other than proceedings covered by insurance, settle, release, waive or compromise any pending or threatened litigation or other proceeding (x) for an amount in excess of $2,000,000 for an individual proceeding or series of similar or related proceedings, or $3,000,000 for all proceedings in the aggregate, or (y) that entails the incurrence of obligations that would impose material restrictions on, or have a material impact on, the business and operations of the Company and its subsidiaries;

  •
  implement or announce any material reduction in labor force, mass lay-offs or restaurant closings;

  •
  except where the Board of Directors has determined in good faith (after consultation with outside counsel) that the failure to pursue such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors, amend or modify the engagement letter with Jefferies or engage other investment banks or other financial advisors in connection with the transactions contemplated by the Merger Agreement (provided that any change in the structure or base amount of Jefferies' fees for its services shall require Parent's written consent);

  •
  other than in the ordinary course of business consistent with past practice and other limited exceptions, enter into, terminate or materially amend or modify certain material contracts, waive any term or material default or liability owing to the Company or its subsidiaries thereunder or enter into a contract containing a change of control or a provision requiring a payment to the other party in connection with the Merger or the transactions contemplated by the Merger Agreement; or

  •
  commit to take any of the actions described above.

 Solicitation of Alternative Proposals

        From May 22, 2012 until 11:59 p.m. (EDT) on July 1, 2012 (the "Go Shop Period"), the Company, its subsidiaries and their respective representatives have the right to, among other things:

  •
  initiate, solicit and facilitate the making of any Alternative Proposals from third parties (described below); and

  •
  enter into and maintain or continue substantive discussions or negotiations with third parties with respect to Alternative Proposals, or otherwise cooperate with or assist or participate in, or facilitate, any inquiries, proposals, substantive discussions or negotiations regarding an Alternative Proposal.

        For purposes of the Merger Agreement, an "Alternative Proposal" is any offer, proposal or indication of interest that relates to:

  •
  a transaction or series of transactions (including any merger, consolidation, recapitalization, reorganization, liquidation or other direct or indirect business combination) involving the issuance or acquisition of shares of Company common stock or other equity securities of the Company representing 20% or more of the outstanding capital stock of the Company (other than the transactions contemplated by the Merger Agreement);

  •
  any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person, together with all affiliates of such person, becoming the beneficial owner of shares of Company common stock or other equity securities of the Company representing 20% or more of the outstanding capital stock of the Company;

  •
  the acquisition, license, or purchase by any person or group of persons (other than the Company or its subsidiaries), or any other disposition, of 20% or more of the consolidated assets of the Company and its subsidiaries, taken as a whole (other than the transactions contemplated by the Merger Agreement); or

  •
  any combination of the foregoing.

        Except as provided herein (and in the Merger Agreement), after the expiration of the Go Shop Period, the Company, its subsidiaries and their respective representatives are prohibited from engaging in such Go Shop Period activities and are required to cease all existing solicitation, discussions or negotiation with respect to any Alternative Proposal. However, notwithstanding the foregoing, we may still respond to and continue to engage in discussions and negotiations with any person (an "Excluded Person") who has made and not withdrawn an Alternative Proposal prior to the expiration of the Go Shop Period, if such Alternative Proposal, in the good faith judgment of the Company's Board of Directors (after consultation with the Company's financial advisor and outside counsel) constitutes or is reasonably likely to lead to a "Superior Proposal" (defined below).

        In addition to negotiations with Excluded Persons, after the expiration of the Go Shop Period and prior to adoption of the Merger Agreement by our stockholders, we may also engage in substantive discussions or negotiations with a person that makes an unsolicited bona fide written Alternative Proposal (provided that such Alternative Proposal does not arise from a material breach of the Company's non-solicitation obligations described above) and may furnish such person information concerning, and may afford it access to, the Company, its subsidiaries and their businesses, properties, assets, books and records if:

  •
  the Board of Directors determines in its good faith judgment, after consultation with the Company's financial advisor and outside counsel, that such Alternative Proposal is, or is reasonably likely to lead to, a Superior Proposal (described below),

  •
  prior to furnishing such information or access to, or entering into substantive discussions or negotiations with, such person, we receive an executed confidentiality agreement from such person with terms that are not less favorable in the aggregate to the Company than the confidentiality agreement we have entered into with an affiliate of AG, and

  •
  we promptly (and, in any event, within 48 hours) notify Parent of our intent to furnish information to, or intent to enter into substantive discussions or negotiations with, such person.

        For purposes of the Merger Agreement, "Superior Proposal" means any bona fide written Alternative Proposal (provided, that for purposes of this definition, the applicable percentages in the definition of Alternative Proposal are 50% rather than 20%) which the Board of Directors determines in good faith, after consultation with the Company's outside counsel and financial advisor,

  •
  if consummated, would result in a transaction that is more favorable to the Company's stockholders (other than Parent, Merger Sub and their respective affiliates), from a financial point of view, than the Merger, taking into account, among other things, all of the terms of such Alternative Proposal and the Merger Agreement, and such legal, financial, regulatory, timing, financing, conditionality (i.e. closing conditions) and other aspects of such Alternative Proposal (including the person(s) making such Alternative Proposal and any stockholder litigation in connection with the Merger) which the Board of Directors deems relevant, and

  •
  is capable of being consummated in accordance with its terms (taking into account the factors referenced in the immediately preceding bulleted item).

        Additionally, we may:

  •
  comply with Rules 14e-2 and 14d-9 and Item 1012(a) of Regulation M-A under the Exchange Act with regard to a tender or exchange offer, and make a "stop-look-and-listen" communication to the Company's stockholders of the nature contemplated by Rule 14d-9(f) under the Exchange Act; and

  •
  make any other disclosure to the Company's stockholders, and take any other action, if the Board of Directors determines in good faith (after consultation with the Company's outside counsel) that the failure to make such disclosure or take such other action would reasonably be expected to be inconsistent with applicable law.

        However, after the expiration of the Go Shop Period, any such disclosure (other than with respect to Rule 14d-9(f)) will be deemed to be a change in recommendation (subject to a termination fee payable to Parent in certain circumstances; see "—Termination Fees" below) unless the Board of Directors expressly publicly reaffirms its approval and recommendation of the Merger and the Merger Agreement:

  •
  within five business days following a written request by Parent or, in the case of a tender offer, prior to the later of the fifth business day following a written request by Parent or the tenth business day following commencement thereof (such requests by Parent not to be made more than four times), and

  •
  if in response to a request made by Parent at least five business days prior to the special meeting, at least two business days prior to the date of the special meeting.

        In addition, Parent may request that the Board of Directors reaffirm its approval and recommendation of the Merger and the Merger Agreement at any time (including requiring the Company to recommend against any Alternative Proposal) after the expiration of the Go Shop Period (subject to the limitation of four total reaffirmation requests by Parent referred to above), and if we fail to reaffirm such approval and recommendation within five business days following such request (or, in the case of a tender offer, prior to the later of the fifth business day following a written request by

Parent or the tenth business day following commencement thereof), such failure will be deemed to be a change in recommendation (subject to a termination fee payable to Parent in certain circumstances; see "—Termination Fees" below).

        Except as required in certain circumstances in order to comply with its fiduciary duties under applicable law (see "—Additional Covenants—Special Meeting") or as set forth herein (and in the Merger Agreement), the Board of Directors may not withdraw, qualify or modify its approval or recommendation of the Merger and the Merger Agreement. The Board of Directors also may not approve or recommend an Alternative Proposal or cause the Company or any of its subsidiaries to enter into any agreement (other than a confidentiality agreement described above) related to any Alternative Proposal. Notwithstanding the foregoing, at any time prior to the adoption of the Merger Agreement by the Company's stockholders, if the Board of Directors, complying in all material respects with the restrictions with respect to the solicitation of Alternative Proposals and the Board of Directors' recommendation with respect to the Merger Agreement set forth in the Merger Agreement, determines in its good faith judgment, after consultation with the Company's financial advisor and outside counsel, (i) that any Alternative Proposal is a Superior Proposal and (ii) if such determination is made after the expiration of the Go Shop Period, that the failure to take one or more of the actions below would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors to the Company's stockholders under applicable law, the Board of Directors may take one or more of the actions below (collectively, "Superior Proposal Conduct"):

  •
  withdraw, qualify or modify its approval or recommendation of the Merger and the Merger Agreement;

  •
  approve or recommend such Superior Proposal; and

  •
  cause the Company or any of its subsidiaries to enter into an agreement with respect to such Superior Proposal and terminate the Merger Agreement before or simultaneously with entering into such agreement, in which case the Company may be required to pay Parent certain termination fees. See "—Termination" and "—Termination Fees" below.

        Prior to engaging in any Superior Proposal Conduct during the Go Shop Period,

  •
  we must give Parent at least 48 hours notice thereof, in each case attaching the latest draft of the Superior Proposal agreement and the other agreements (if any) relating to the terms and conditions of the Superior Proposal (in each case, with any identifying information redacted) (which notice must only be given once except that if the Superior Proposal is modified in any material respect, including any change in purchase price, a new notice must be delivered and a new 48-hour notice period will be commenced upon the delivery of such new notice) and negotiate with Parent and its representatives during such notice period in good faith to make such adjustments to the terms and conditions of the Merger Agreement so that the Alternative Proposal would cease to constitute a Superior Proposal; and

  •
  if within such 48 hour period, Parent makes a bona fide offer that the Board of Directors determines in good faith (after consultation with the Company's financial advisor and outside counsel) would render such Alternative Proposal no longer a Superior Proposal, and Parent agrees in writing to all adjustments in the terms and conditions of the Merger Agreement necessary to reflect its offer, then our notice of termination will be rescinded and the parties will promptly modify the Merger Agreement in accordance with such adjustments.

        Prior to engaging in any Superior Proposal Conduct after the expiration of the Go Shop Period,

  •
  we must give Parent at least 72 hours notice thereof, in each case attaching the latest draft of the Superior Proposal agreement and the other agreements (if any) relating to the terms and conditions of the Superior Proposal (in each case, with any identifying information redacted)

    (which notice must only be given once except that if the Superior Proposal is modified in any material respect, including any change in purchase price, a new notice must be delivered and a new 48-hour notice period will be commenced upon the delivery of such new notice) and negotiate with Parent and its representatives during such notice period in good faith to make such adjustments to the terms and conditions of the Merger Agreement so that the Alternative Proposal would cease to constitute a Superior Proposal; and

  •
  if within such 72 hour period, Parent makes a bona fide offer that the Board of Directors determines in good faith (after consultation with the Company's financial advisor and outside counsel) would render such Alternative Proposal no longer a Superior Proposal, and Parent agrees in writing to all adjustments in the terms and conditions of the Merger Agreement necessary to reflect its offer, then our notice of termination will be rescinded and the parties will promptly modify the Merger Agreement in accordance with such adjustments.

Employee Benefit Plans

        Under the Merger Agreement, Parent has agreed that it will, and will cause the surviving corporation and its subsidiaries to:

  •
  honor and perform in accordance with the terms of all of the Company's and its subsidiaries' benefit plans;

  •
  for one year following the closing of the Merger, provide the surviving corporation and its subsidiaries' employees with base salary or base wages and annual and quarterly incentive compensation opportunities that are no less favorable than the base salary or base wages and annual and quarterly incentive compensation opportunities such employee received immediately prior to the closing of the Merger and other material employee benefits which, in the aggregate, are substantially comparable to the compensation and employee benefits (excluding any equity-based compensation or benefits or other long-term incentive compensation) in effect for such employees under the benefit plans of the Company or any of its subsidiaries immediately prior to the closing of the Merger;

  •
  credit all service with the Company and its subsidiaries for all purposes, with limited exceptions, under any employee benefit plan, policy or program applicable to employees of the surviving corporation or its subsidiaries after the closing of the Merger to the extent recognized by us under a comparable benefit plan as of the closing date of the Merger;

  •
  pay severance benefits to persons who were employees of the Company or any of its subsidiaries as of the effective time of the Merger and whose employment is involuntarily terminated within 12 months following the effective time of the Merger in amounts no less favorable than the amount of severance benefits to which such persons would have been entitled under the terms of the relevant Company or Company subsidiary severance plan, program, policy or agreement;

  •
  use commercially reasonable efforts to waive any waiting period, pre-existing condition or limitation or exclusion and any actively-at-work requirement with respect to the Company's and its subsidiaries' employees under any group health plan or other welfare benefit plan to the extent waived or satisfied under an analogous plan of the Company and its subsidiaries as of the closing date of the Merger; and

  •
  to the extent a new replacement health plan is implemented during the plan year in which the closing of the Merger occurs, recognize the dollar amount of all expenses incurred by the Company's and its subsidiaries' employees and their dependents for purposes of deductibles, co-payments and maximum out-of-pocket limits under any group health plan.

        The foregoing will not be deemed for the benefit of, or enforceable by, or give any legal rights to, any person not a party to the Merger Agreement, including any employee of the surviving corporation and will not be deemed to be an amendment of any benefit plan covering employees of the Company and its subsidiaries.

Indemnification; Directors' and Officers' Insurance

        The Merger Agreement provides that, after the Merger, Parent and the surviving corporation will, jointly and severally, and Parent will cause the surviving corporation to, undertake certain indemnification obligations with respect to individuals who are now, or have been at any time prior to the execution of the Merger Agreement, a director, officer or employee of the Company or any of its subsidiaries. Additionally, the Merger Agreement provides that the surviving corporation will provide for a period of six years after the Merger becomes effective, directors' and officers' liability insurance covering certain persons. See "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" and "The Merger—Indemnification and Insurance" for a more detailed discussion of these obligations.

Access to Information, Financing and Cooperation

        Until the Merger is effective, subject to the terms of the confidentiality agreement with an affiliate of AG and certain exceptions, we have agreed under the Merger Agreement to afford Parent and its representatives access to our properties, books, contracts, commitments and records, and to our senior executives to answer questions with respect to the business, operations and affairs of the Company and its subsidiaries, in each case, such access to be given at reasonable times and upon reasonable notice and Parent and its representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business, operations or personnel of the Company and its subsidiaries.

        Neither the Company nor its affiliates will be required to provide access to or disclose information if such access or disclosure would violate any confidentiality obligation, compromise the value of any trade secret, contravene any law, fiduciary duty or binding agreement, or jeopardize the work product privilege or the attorney-client privilege of the institution in possession or control of such information.

        Parent and Merger Sub have agreed to use commercially reasonable efforts to arrange the debt and equity financing described under "Financing", including using commercially reasonable efforts to enter into definitive agreements on terms and conditions set forth in the financing commitments, or on modified terms and conditions that do not expand on such conditions or materially delay or otherwise affect in any material respect the funding of the financing. In the event that any portion of the debt financing becomes unavailable, Parent and Merger Sub have agreed to use their commercially reasonable efforts to arrange to obtain alternative financing as promptly as practicable from alternative sources on terms and conditions that are not less favorable than those set forth in the initial debt financing commitment letters (for the avoidance of doubt, with conditions precedent to such alternative financing and other terms that would not reasonably be expected to materially delay or otherwise adversely affect in any material respect the funding of such alternative financing or enforcement thereof as compared to the financing in accordance with the initial debt commitment letters). However, in no event will the AG Sponsors be required to provide a greater amount of equity financing than is contemplated by the Equity Commitment Letter, and, subject to limited exceptions, in no event will Parent and Merger Sub be required to pay any fees in excess of those contemplated by the initial debt commitment letters. See "Financing".

        Parent and Merger Sub have agreed to use commercially reasonable efforts to comply, and use commercially reasonable efforts to cause their affiliates and representatives to comply, with the terms and satisfy on a timely basis the conditions of the financing commitments, the definitive financing agreements, any alternate financing commitment and any related fee and engagement letters. Under certain circumstances, an uncured material breach by Parent or Merger Sub of any of the financing commitments or any alternate financing commitment (or any definitive financing agreement, fee letters or engagement letters relating thereto) would be deemed to be a breach of the financing covenant under the Merger Agreement. Parent has also agreed to:

  •
  furnish complete, correct and executed copies of the definitive financing agreements to us promptly upon their execution;

  •
  give us prompt notice (x) of any material breach by Parent or Merger Sub of the financing commitments, any alternate financing commitment or the definitive financing agreements of which Parent or Merger Sub becomes aware or any termination thereof or (y) if it believes in good faith that it is reasonably likely that it will not obtain all or any material portion of the financing in the amounts or from the sources contemplated by the financing commitments and that it is not reasonably likely that it will be able to obtain acceptable alternative financing; and

  •
  otherwise keep us reasonably informed on a current basis of the status of its efforts to arrange the Financing.

        We have agreed, and have agreed to cause our subsidiaries, to use commercially reasonable efforts, at Parent's sole expense, to cooperate with Parent and its affiliates and the debt financing sources in connection with the arrangement of financing, including:

  •
  furnishing Parent, Merger Sub and the debt financing sources with financial and other pertinent information regarding the Company and its subsidiaries in connection with the financing as may be reasonably be requested in writing by Parent, including using commercially reasonable efforts to furnish all financial statements and other financial data and financial information that is required in order for Parent to satisfy its obligations under the debt commitment letters and using commercially reasonable efforts to furnish all other financial information required from the Company pursuant to the debt commitment letters as and when required thereby,

  •
  assisting with the preparation of customary materials such as offering documents and private placement memoranda in connection with the financing,

  •
  using commercially reasonable efforts to seek comfort letters from accountants, legal opinions, surveys, title insurance policies (including by providing any affidavit, indemnity or other assurances reasonably requested by any title company) and consents from third parties, in each case as reasonably requested by Parent (it being understood that (A) the failure to obtain any comfort letters, legal opinions, surveys, title insurance or consents from third parties will not constitute a breach by the Company of its obligations under this covenant to use commercially reasonable efforts to cooperate with Parent, provided that the Company has used, and has caused each of its subsidiaries to use, its commercially reasonable efforts to seek to obtain such documents and (B) neither the Company, any of its subsidiaries or any of their respective representatives are required to agree to make any payment, incur any liability or make any material amendment to the terms of any applicable contract in order to obtain any such certificate, document or instrument without Parent's prior written approval),

  •
  participating in due diligence sessions by Company officers and employees, all as may reasonably be requested by Parent, and participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the arrangement of the financing, including direct contact between senior management and Parent's and Merger Sub's financing sources,

  •
  executing and delivering such agreements, officer's certificates, corporate consents and resolutions and other instruments (including a certificate of the chief financial officer of the Company with respect to solvency of the Company and its subsidiaries on a consolidated basis to the extent required in connection with the officer's certificates for the financing) as are customary in financings of such type, and agreeing to pledge, grant security interests in, and otherwise grant liens on, the Company's assets pursuant to such agreements as may be reasonably requested; and

  •
  take all corporate actions, subject to the occurrence of the effective time of the Merger, reasonably requested by Parent to permit the consummation of the financing contemplated by the debt commitment letters and the direct borrowing or incurrence of all of the proceeds of the financing contemplated by the debt commitment letters.

        Parent has agreed that (i) the requested financing cooperation will not unreasonably interfere with the business or ongoing operations of the Company and its subsidiaries, (ii) no obligation of the Company or any of its subsidiaries under any certificate, document or instrument will be effective until the effective time of the Merger and neither the Company or any of our subsidiaries will be required to pay any commitment or other similar fee or incur any other liability in connection with the arrangement of the financing (or any replacements thereof) prior to the effective time of the Merger and (iii) such requested cooperation will not require the Company or any of our subsidiaries to take any action that would conflict with any applicable law, the Company's certificate of incorporation and by-laws (or the organizational documents of any of our subsidiaries), or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any contract to which the Company or any of our subsidiaries is a party. If the Merger Agreement is terminated (see "—Termination" below), Parent has agreed to promptly reimburse us for all reasonable and documented out-of-pocket costs incurred in connection with such financing cooperation upon our request. Parent has also agreed to indemnify and hold harmless the Company, its subsidiaries and their respective representatives (including, following the effective time of the Merger, their respective officers and directors as of the closing of the Merger) from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the financing and any information used in connection therewith. Neither the Company nor any of its subsidiaries will be required to pay any commitment or other similar fee or incur any other liability in connection with the financing (or any replacements thereof) prior to the effective time of the Merger.

Additional Covenants

        The Merger Agreement contains additional covenants regarding the conduct of the parties prior to the Merger, some of which are described below.

  Special Meeting

        The Merger Agreement requires us to give notice of and hold (within 40 days after the mailing of this proxy statement, subject to certain exceptions) the special meeting to consider the proposal to adopt the Merger Agreement. The Board of Directors is required to include in the proxy statement its recommendation that the Company's stockholders vote in favor of the adoption of the Merger Agreement, except that:

  •
  The Board of Directors may withdraw, qualify or modify its recommendation in connection with the Board of Director's approval of a Superior Proposal. See "—Solicitation of Alternative Proposals".

  •
  The Board of Directors may withdraw, modify or amend its recommendation other than in connection with an Alternative Proposal, if the Board of Directors determines in good faith (after consultation with the Company's outside counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law (a "Fiduciary Duty Withdrawal").

  •
  In order to effect a Fiduciary Duty Withdrawal, the Board of Directors must first (x) give Parent at least 72 hours written notice of such action (stating in reasonable detail the reasons for the proposed action), (y) negotiate with Parent during such notice period in good faith with respect to any adjustments to the terms and conditions of the Merger Agreement as would permit the Board of Directors not to take such action, and (z) determine in good faith (after consultation with the Company's outside counsel), taking into account any such adjustments to the terms of the Merger Agreement proposed by Parent, that a failure to effect a Fiduciary Duty Withdrawal would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

  Further Assurances

        The Company, Parent and Merger Sub have agreed to cooperate with each other and use commercially reasonable efforts to (i) take, or cause to be taken, all actions necessary, proper or advisable to comply with legal requirements which may be imposed with respect to the Merger or the other transactions contemplated by the Merger Agreement and to consummate all such transactions as promptly as practicable, and (ii) promptly prepare and file all necessary documentation to obtain all necessary permits, consents, approvals and authorizations of all governmental entities necessary or advisable in connection with consummating the transactions contemplated in the Merger Agreement.

  Obligations of Merger Sub

        Prior to the effectiveness of the Merger or the termination of the Merger Agreement, Parent and Merger Sub have agreed that:

  •
  Merger Sub will not, and Parent will cause Merger Sub not to, undertake any business activities other than in connection with the Merger Agreement and engaging in the Merger and other transactions contemplated by the Merger Agreement;

  •
  Parent will take all actions necessary to cause Merger Sub to perform its obligations under the Merger Agreement and to consummate the Merger and other transactions contemplated by the Merger Agreement on the terms and conditions set forth in the Merger Agreement; and

  •
  Parent and Merger Sub will not, and Parent will use commercially reasonable efforts to cause the other affiliates of Parent not to, engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to materially delay or prevent the consummation of or otherwise adversely affect in any material respect the Merger or any of the other transactions contemplated by the Merger Agreement.

  Delisting and Deregistration of Company Common Stock

        As a result of the Merger, there will no longer be any publicly held shares of Company common stock. Prior to the Closing, the Company has agreed to cooperate with Parent in a commercially reasonable manner with respect to delisting the Company common stock from NASDAQ and the termination of the Company's registration under the Exchange Act after the effective time of the Merger. As a result of such deregistration, the Company will no longer be required to file reports with the SEC or otherwise be subject to the United States federal securities laws applicable to public companies.

Conditions to the Merger

        The obligations of the parties to complete the Merger are subject to the satisfaction or waiver of the following mutual conditions:

  •
  Stockholder Approval.  The adoption of the Merger Agreement by our stockholders.

  •
  Statutes.  No statute, rule or regulation having been enacted or promulgated (and remaining in effect) by any federal or state governmental entity of competent jurisdiction that prohibits the completion of the Merger.

  •
  Injunctions.  No judgment, order, writ, decree or injunction of any court of competent jurisdiction being in effect that precludes, restrains, enjoins or prohibits the completion of the Merger.

  •
  HSR Act.  Any applicable waiting period under the HSR Act having expired or been terminated. (This condition has been satisfied; see "Regulatory Approvals".)

        The obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  Performance of Obligations.  The performance, in all material respects, by the Company of its agreements and covenants in the Merger Agreement.

  •
  Representations and Warranties.  The truth and correctness of the Company's representations and warranties on the day of the closing of the Merger (except for representations and warranties that expressly speak only as of a specific date or time, which need only be true and correct as of such date or time), subject to the following qualifications:

  •
  our representations and warranties regarding certain matters relating to our capitalization, subsidiaries and authority must be true and correct in all material respects;

  •
  our representations and warranties with respect to there being no occurrence of a Company Material Adverse Effect (or any Effect that would reasonably be expected to have a Company Material Adverse Effect) since March 27, 2011 must be true and correct in all respects; and

  •
  all of our other representations and warranties must be true and correct, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (disregarding any materiality qualifications or qualifications with respect to a Company Material Adverse Effect, other than provisions that require the listing of material items on the Company's confidential disclosure schedule and certain other specified uses of the term "material").

  •
  Closing Certificate.  Our delivery to Parent at the closing of the Merger of a certificate with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements.

        Our obligation to complete the Merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  Performance of Obligations.  The performance, in all material respects, by Parent and Merger Sub of their agreements and covenants in the Merger Agreement, except for Parent's agreement and covenant to fund the Paying Agent with amounts sufficient to pay the Merger consideration, which must be performed in all respects.

  •
  Representations and Warranties.  The truth and correctness of Parent's and Merger Sub's representations and warranties on the day of the closing of the Merger (except for representations and warranties that expressly speak only as of a specific date or time, which need only be true and correct as of such date or time), subject to the following qualifications:

  •
  Parent's and Merger Sub's representations and warranties regarding authority must be true and correct in all material respects; and

    •
    all of Parent's and Merger Sub's other representations and warranties must be true and correct, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a "Parent Material Adverse Effect" (disregarding any qualifications with respect to materiality or qualifications with respect to a Parent Material Adverse Effect). A "Parent Material Adverse Effect" is defined in the Merger Agreement as a material adverse effect on Parent's or Merger Sub's ability to perform its obligations under the Merger Agreement or prevent the consummation of the transactions contemplated by the Merger Agreement.

  •
  Closing Certificate.  The delivery by Parent at the closing of the Merger of a certificate with respect to the satisfaction of the conditions relating to Parent's and Merger Sub's representations, warranties, covenants and agreements.

Termination

        The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger, whether before or after stockholder approval has been obtained (unless specifically indicated otherwise), as follows:

  •
  by mutual written consent of the Company and Parent;

  •
  by either the Company or Parent, if:

  •
  any governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is final and non-appealable, provided that the party seeking termination has used commercially reasonable efforts to challenge such order, decree, ruling or other action;

  •
  the closing of the Merger has not occurred on or before November 22, 2012 (the "End Date"); provided, however, that (i) the Company will not be able to exercise this termination right if it has not convened and held the special meeting prior to the date of such termination, and (ii) Parent will not be able to exercise this termination right if (x) all of the mutual conditions and conditions to Parent's and Merger Sub's obligation to complete the Merger (other than those conditions that by their terms are to be satisfied at the closing of the Merger) are satisfied or waived, (y) the Company has indicated in writing to Parent and Merger Sub that the closing certificate of the Company will be delivered upon the closing of the Merger and that the Company has irrevocably confirmed that it is ready, willing and able to consummate the closing of the Merger and (z) a proceeding with respect to the specific enforcement of the Merger Agreement or any of the financing commitments is pending, or the Company is actively seeking to compel specific performance of the closing of the Merger by filing or causing Parent or Merger Sub to file one or more lawsuits to fully enforce the terms of the Merger Agreement or any of the financing commitments in accordance with the Merger Agreement (an "End Date Termination");

  •
  any state or federal law, order, rule or regulation is adopted or issued which has the effect of permanently prohibiting the Merger;

  •
  the Company's stockholders do not adopt the Merger Agreement at the special meeting, including any postponement or adjournment thereof (a "No Approval Termination"); or

  •
  there is a material breach by the non-terminating party of any of its representations, warranties, covenants or agreements in the Merger Agreement such that the closing conditions with respect thereto would not be satisfied (including, in the case of termination by Parent, if the Company breached a covenant or agreement referred to in "—Conduct of the Company's Business Pending the Merger" that would reasonably be expected to result in the Company not having at the closing of the Merger total cash available in its investment bank account, minus the amount of outstanding borrowings by the Company under its credit agreement ("Immediately Available Cash"), in an amount equal to not less than $11,900,000 (subject to certain adjustments) (the "Minimum Cash Amount")) and such breach is not cured within 30 days following notice by the terminating party or cannot be cured by the End Date (provided, however that a party will not be able to exercise this termination right if there exists a breach of any representation, warranty, covenant or agreement by such party such that the closing conditions with respect thereto would not be satisfied) (a "Material Breach Termination");

  •
  by the Company, if:

  •
  prior to adoption of the Merger Agreement by the Company's stockholders, (i) the Board of Directors (x) approves a Superior Proposal in accordance with the terms of the Merger Agreement described above under "—Solicitation of Alternative Proposals" and authorizes the Company to enter into a definitive agreement with respect to such Superior Proposal (a "Superior Proposal Termination") or (y) effects a Fiduciary Duty Withdrawal (a "Fiduciary Duty Termination"; such right to termination is exercisable only within five days following a Fiduciary Duty Withdrawal), (ii) the Company has complied in all material respects with the applicable covenants with respect to the solicitation of Alternative Proposals and the Board's recommendation with respect to the Merger Agreement (see "—Solicitation of Alternative Proposals" and "—Additional Covenants—Special Meeting"), (iii) the Company pays the applicable termination fee and (iv) with respect to a Superior Proposal Termination, promptly after or concurrently with such termination, the Company enters into a definitive agreement with respect to such Superior Proposal; or

  •
  if (i) all the mutual conditions and conditions to Parent's and Merger Sub's obligation to complete the Merger (other than those conditions that by their terms are to be satisfied at the closing of the Merger) have been satisfied or waived, (ii) the Company has indicated in writing to Parent and Merger Sub that the closing certificate of the Company will be delivered upon the closing of the Merger and the Company has irrevocably confirmed that it is ready, willing and able to consummate the closing of the Merger and (iii) Parent and Merger Sub have failed to consummate the closing of the Merger within five business days after the day on which the closing of the Merger is required to occur (a "Parent Failure Termination"); and

  •
  by Parent, if:

  •
  the Board of Directors (i) withdraws, qualifies or modifies, in a manner adverse to Parent, its approval or recommendation with respect to the Merger or the Merger Agreement or fails to reaffirm such approval and recommendation after Parent's written request (subject to certain limitations and timeframes, see "—Solicitation of Alternative Proposals"), or (ii) approves or recommends to the stockholders of the Company an Alternative Proposal or fails to publicly recommend against an Alternative Proposal after Parent's written request (subject to certain limitations and timeframes, see "—Solicitation of Alternative Proposals") (each of clauses (i) and (ii), a "Parent Change in Recommendation Termination"); however, the Parent Change in Recommendation Termination right is exercisable only within five days following such action.

        In some cases, termination of the Merger Agreement pursuant to the above conditions may require us to pay a termination fee to Parent, or require Parent to pay a termination fee to us, as described below under "—Termination Fees".

 Termination Fees

        We have agreed to pay to Parent, at or prior to termination of the Merger Agreement by the Company or within two business days of a termination of the Merger Agreement by Parent (or, with respect to payment of a termination fee with respect to a Fee Tail (as defined below), upon consummation of an Alternative Proposal) a termination fee under the following circumstances:

  •
  a termination fee of $5,928,000 if the termination is a (i) Superior Proposal Termination or (ii) Parent Change in Recommendation Termination with respect to a Superior Proposal; provided, in each case, that (x) the proposal that gave rise to the termination is not made by one of 21 specified parties who entered into a confidentiality or similar agreement with the Company in the eight months immediately preceding May 22, 2012 in connection with any discussion of a potential acquisition of the Company (such a proposal, a "Specified Person Proposal") and (y) in each case, the termination occurs at or prior to 60 hours after the expiration of the Go Shop Period (which expires at 11:59 pm (EDT) on July 1, 2012);

  •
  a termination fee of $11,115,000 if the termination is a (i) Superior Proposal Termination occurring more than 60 hours after the expiration of the Go Shop Period or resulting from a Specified Person Proposal, (ii) Fiduciary Duty Termination, or (iii) Parent Change in Recommendation Termination (x) occurring more than 60 hours after the expiration of the Go Shop Period, (y) unrelated to a Superior Proposal or (z) resulting from a Specified Person Proposal; or

  •
  a termination fee of $11,115,000 (minus any prior payments of damages or expense reimbursement by the Company, see "—Damages" and "—Expense Reimbursement" below) may be payable at a future date if the termination is (i) an End Date Termination, (ii) a No Approval Termination, or (iii) a Material Breach Termination by Parent, and, in any such case, (x) at the time of termination, an Alternative Proposal is outstanding (provided that, in this case, the applicable percentages in the definition of "Alternative Proposal" are 50% rather than 20%) and (y) the Company consummates an Alternative Proposal with any third party within 12 months of the date of termination (such right to a termination fee, the "Fee Tail").

        Parent has agreed to pay to the Company within two business days of termination of the Merger Agreement by the Company a termination fee of $17,920,000 in the event of a Parent Failure Termination (see "—Termination" above).

Damages

        If any party terminates the Merger Agreement, none of the parties are relieved from liabilities for actual damages from any willful material breach of any of its representations, warranties, covenants or agreements; provided, however, that the aggregate liabilities of the Company, on the one hand, or Parent or Merger Sub, on the other hand, may not exceed $11,115,000. Also, notwithstanding the provision for damages described above, Parent and Merger Sub will have no further liability to the Company for such damages if Parent's termination fee of $17,920,000 is payable and actually paid.

Expense Reimbursement

        In the event of a No Approval Termination, if, at the time of such termination, neither Parent nor Merger Sub has breached any of its covenants, agreements, representations, or warranties contained in the Merger Agreement such that the Company would be entitled to terminate the Merger Agreement (see description of Material Breach Termination under "—Termination" above), the Company shall reimburse Parent for certain reasonable and documented out-of-pocket fees and expenses not to exceed $1,750,000.

 Specific Performance

        The parties to the Merger Agreement are each entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in certain specified circumstances in addition to any other remedy to which such party is entitled at law or in equity, subject to the conditions specified below with respect to enforcement of the financing commitments.

  •
  Enforcement of Equity Financing Commitment:  The right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing obligations under the Equity Commitment Letter and Parent's obligation to enforce the Equity Commitment Letter shall be subject to the requirements that (i) all of the mutual conditions and conditions to which Parent's and Merger Sub's obligation to complete the Merger are subject (other than those conditions that by their terms are to be satisfied at the closing of the Merger) are satisfied or waived, (ii) the debt financing (including any alternate financing) has been funded or will be funded at the closing of the Merger if the equity financing is funded at the closing of the Merger, in each case at the maximum amount of the term loan facility contemplated by the debt commitment letters, (iii) at the time the Company first seeks to exercise such remedy, the Company has Immediately Available Cash in an amount not less than the Minimum Cash Amount and (iv) the Company has irrevocably confirmed in writing that if specific performance is granted and the equity and debt financing are funded, it will take such actions required of it by the Merger Agreement to cause the closing of the Merger to occur; and

  •
  Enforcement of Debt Financing Commitment:  The right of the Company to seek an injunction, specific performance or other equitable remedies in connection with causing Parent and Merger Sub to enforce the terms of the debt commitment letter or other debt commitment documents and agreements, including by seeking enforcement of such terms through the commencement of one or more lawsuits against the debt financing sources upon reasonable request by the Company, shall be subject to the requirements that (i) all of the mutual conditions and conditions to which Parent's and Merger Sub's obligation to complete the Merger are subject (other than those conditions that by their terms are to be satisfied at the closing of the Merger) are satisfied or waived, (ii) the conditions to the consummation of the debt financing provided in the debt commitment letter (other than those conditions that by their terms are to be satisfied at the closing of the Merger) have been satisfied in a manner that would require the debt financing sources to fund the maximum amount of the term loan facility contemplated by the debt commitment letter, (iii) at the time the Company first seeks to exercise such remedy, the Company has Immediately Available Cash in an amount not less than the Minimum Cash Amount and (iv) the Company has irrevocably confirmed in writing that if specific performance is granted and the equity and debt financing are funded, it will take such actions required of it by the Merger Agreement to cause the closing of the Merger to occur.

Amendment and Waiver

        Subject to applicable law, the Merger Agreement may be amended, modified or supplemented by the written agreement of the parties at any time prior to the effective time of the Merger, whether before or after the adoption of the Merger Agreement by our stockholders; provided, however, that after adoption, no amendment, modification or supplement shall be made that changes the consideration payable in the Merger, adversely affects the rights of the Company's stockholders under the Merger Agreement or otherwise requires the approval of such stockholders under applicable law, in any such case without the prior approval of such stockholders; and, provided, further, that after the effective time of the Merger no covenant or agreement of the parties that contemplates performance after the effective time of the Merger may be amended, modified, waived or supplemented. The

Merger Agreement also provides that, at any time prior to the effective time of the Merger, the parties may, by written agreement:

  •
  extend the time for the performance of any of the obligations or other acts of any party to the Merger Agreement;

  •
  waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or

  •
  waive compliance with any of the agreements or conditions contained in the Merger Agreement which may be legally waived.

Governing Law and Jurisdiction

        The Merger Agreement is governed by the laws of the State of Delaware that apply to agreements made and performed entirely within the State of Delaware, without regard to the conflicts of laws provisions thereof or of any other jurisdiction. Each of the Company, Parent and Merger Sub have irrevocably agreed that any proceeding arising out of or relating to the Merger Agreement will be brought and determined in the Court of Chancery of the State of Delaware or, if exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware.

MARKET PRICE OF COMPANY COMMON STOCK

        Company common stock is listed on NASDAQ under the trading symbol "BNHN." The following table sets forth, for the periods indicated, the high and low sales prices per share for Company common stock as reported on NASDAQ:

	HIGH	LOW
Fiscal Year Ended March 27, 2011
First Quarter Ended July 18, 2010	$7.20	$5.31
Second Quarter Ended October 10, 2010	$8.23	$6.33
Third Quarter Ended January 2, 2011	$8.49	$7.47
Fourth Quarter Ended March 27, 2011	$10.52	$7.63
Fiscal Year Ended April 1, 2012
First Quarter Ended July 17, 2011	$10.69	$8.28
Second Quarter Ended October 9, 2011	$9.83	$6.76
Third Quarter Ended January 1, 2012	$10.50	$8.24
Fourth Quarter Ended April 1, 2012	$13.75	$10.03
Fiscal Year Ended March 31, 2013
First Quarter (through June , 2012)	$16.20	$12.69

        On March 12, 2012, which was the trading day immediately prior to the date on which we announced that the Board of Directors was exploring possible strategic alternatives for the Company to enhance stockholder value, the closing price per share of Company common stock on NASDAQ was $11.54 per share. On May 21, 2012, which was the last full trading day immediately preceding the public announcement of the proposed Merger, the closing price per share of Company common stock on NASDAQ was $13.30. On [                        ], 2012, which was the latest trading day prior to the printing of this proxy statement, the closing price per share of Company common stock on NASDAQ was $[            ]. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares.

        As of [record date], there were [                  ] shares of Company common stock outstanding held by approximately [      ] holders of record.

        On March 26, 2012, the Board of Directors authorized and declared a quarterly dividend in the amount of $0.08 per share of Company common stock. The dividend was paid in cash on April 23, 2012, to stockholders of record at the close of business on April 6, 2012. On January 3, 2012, the Board of Directors authorized and declared a quarterly dividend in the amount of $0.08 per share of Company common stock. The dividend was paid in cash on January 30, 2012, to stockholders of record at the close of business on January 13, 2012. Our amended and restated credit agreement currently restricts dividend payments to $5,000,000. We intend to request a waiver or modification of this restriction prior to the cumulative dividend payment exceeding this limit. The Merger Agreement provides that the Company may pay a regular quarterly cash dividend at an annual rate equal to $0.32 per share for the quarters ending July 23, 2012 and, if prior to the effective time of the Merger, October 16, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth information relating to the beneficial ownership of Company common stock as of May 31, 2012 by (i) all persons we know to beneficially own more than 5% of the outstanding Company common stock, (ii) each of our executive officers, (iii) each of our directors, and (iv) all of our current executive officers and directors as a group. As of the close of business on May 31, 2012, there were 17,928,360 shares of Company common stock outstanding.

        Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Company common stock that they beneficially own, subject to applicable community property laws. All shares of Company common stock subject to options or warrants exercisable within 60 days of May 31, 2012 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants, for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Each of the Company's directors and executive officers has advised the Company that they plan to vote all of their shares of Company common stock in favor of the adoption of the Merger Agreement.

	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Stockholders
Benihana of Tokyo, Inc.(1)	2,153,744	12.0%
645 Fifth Avenue
New York, New York 10022
RHA Testamentary Trust(1)	2,153,744	12.0%
Keiko Ono Aoki(1)	2,153,744	12.0%
BFC Financial Corporation	1,582,577	8.8%
2100 W Cypress Creek Road
Ft. Lauderdale, Florida 33309
Coliseum Capital Management, LLC(2)	2,620,896	14.6%
Adam L. Gray
Christopher S. Shackelton
767 Third Avenue, 35th Floor
New York, NY 10017

	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Andreeff Equity Advisors, L.L.C(3)	1,118,289	6.2%
Dane Andreeff
140 East St. Lucia Lane
Santa Rosa Beach, FL 32459
RBC Global Asset Management (U.S.) Inc.(4)	1,167,310	6.5%
100 South Fifth Street
Suite 2300
Minneapolis, MN 55402
Dimensional Fund Advisors LP(5)	967,394	5.4%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746
Executive Officers and Directors
John E. Abdo(6)	232,500	1.3%
Norman H. Becker(6)	142,001	*
J. Ronald Castell(6)	70,000	*
Adam L. Gray(7)	(7)	(7)
Michael W. Kata(6)	10,000	*
Michael S. Kaufman(6)	3,333	*
Alan B. Levan(6)	50,000	*
Richard T. Snead(6)	3,333	*
Richard C. Stockinger(6)	395,700	2.2%
Christopher P. Ames	142,625	*
J. David Flanery	165,000	*
Cristina L. Mendoza	77,000	*
All current directors and executive officers as a group (11 persons)(7)	1,291,492	7.2%

*
Less than 1%.

(1)
Based solely on a Schedule 13D/A filed jointly by Benihana of Tokyo, Inc. ("BOT"), RHA Testamentary Trust, Keiko Ono Aoki, Thomas L. Jones, Joseph L. Manson, and Yutaka Nakamura on November 23, 2011, as adjusted to reflect the reclassification of the Company's Common Stock and Class A Common Stock into a single class on a one-to-one basis, effective November 29, 2011 (the "Reclassification"). All of the issued and outstanding capital stock of BOT is owned by the RHA Testamentary Trust of which Keiko Ono Aoki is the sole trustee. BOT, Ms. Aoki and the trust have shared voting and dispositive power with respect to these shares.

(2)
Common Stock ownership of 2,617,563 shares is based solely on a Schedule 13D/A filed jointly by Coliseum Capital Management, LLC, Adam L. Gray and Christopher S.

  Shackelton on December 2, 2011. Each of Coliseum Capital Management, LLC and Messrs. Gray and Shackelton have shared voting power and shared dispositive power with respect to these shares. Table also includes 3,333 shares which may be purchased upon exercise of stock options which are presently exercisable or will become exercisable within 60 days after May 31, 2012, which were granted to Mr. Gray as director compensation and assigned by him to Coliseum Capital Partners, L.P.

(3)
Based solely on Schedule 13Gs filed jointly by Dane Andreeff and Andreeff Equity Advisors, L.L.C. on February 14, 2011, as adjusted to reflect the Reclassification. Each of Mr. Andreeff and Andreeff Equity Advisors, L.L.C. has shared voting and shared dispositive power with respect to these shares.

Mr. Andreeff is a control person of Andreeff Equity Advisors, L.L.C., in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act. Mr. Andreeff also owns an interest in Maple Leaf Capital I, L.L.C., which is the general partner of certain limited partnerships which own shares of Company common stock, including, Maple Leaf Partners, L.P. and Maple Leaf Offshore, Ltd. Andreeff Equity Advisors, L.L.C. is the investment adviser of each such limited partnership.

On February 14, 2011, a Schedule 13G was (i) filed by Maple Leaf Offshore, Ltd. indicating that it has shared voting power and shared dispositive power with respect to 99,756 shares; (ii) filed by Maple Leaf Partners, L.P. indicating that it has shared voting power and shared dispositive power with respect to 375,863 shares; and (iii) filed jointly by Maple Leaf Capital I, L.L.C. (with Dane Andreeff and Andreeff Equity Advisors, L.L.C., as otherwise described above) indicating Maple Leaf Capital I, L.L.C. has shared voting power and shared dispositive power with respect to 430,578 shares. On February 14, 2011, a Schedule 13G was filed jointly by Maple Leaf Capital I, L.L.C. and Maple Leaf Offshore, Ltd. indicating Maple Leaf Capital I, L.L.C. has shared voting power and shared dispositive power with respect to 477,602 shares, Maple Leaf Partners, L.P. has shared voting power and shared dispositive power with respect to 415,791 shares and Maple Leaf Offshore, Ltd. has shared voting power and shared dispositive power with respect to 110,353 shares.

(4)
Based solely on a Schedule 13G/A filed by RBC Global Asset Management (U.S.) Inc. on February 7, 2012. Such Schedule 13G/A reported shared voting power with respect to 423,014 shares and shared dispositive power with respect to 1,167,310 shares.

(5)
Based solely on a Schedule 13G filed by Dimensional Fund Advisors LP on February 14, 2012. Such Schedule 13G reported sole voting power with respect to 950,060 shares and sole dispositive power with respect to 967,394 shares.

(6)
Beneficial ownership on this table includes the following number of shares of Company common stock which may be purchased upon exercise of options which are presently exercisable or which will become exercisable within 60 days after May 31, 2012: Mr. Abdo—115,000 shares; Mr. Becker—115,000 shares; Mr. Castell—70,000 shares; Mr. Stockinger—20,000 shares; Mr. Levan—20,000 shares; Mr. Kata—10,000 shares; Mr. Snead—3,333 shares; Mr. Kaufman—3,333; all current executive officers and directors as a group—356,666 shares.

(7)
See Note 2.

DISSENTERS' RIGHTS OF APPRAISAL

        Under the DGCL, you have the right to demand appraisal in connection with the Merger and to receive, in lieu of the Merger consideration, payment in cash for the fair value of your common stock of the Company as determined by the Delaware Court of Chancery together with interest, if any, on the amount determined to be the fair value. The Company's stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL ("Section 262") in order to perfect their rights. Strict compliance with the statutory procedures is required.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, the full text of which appears in Appendix C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 will result in a loss of your appraisal rights. All references in this summary to a "stockholder" are to the record holder of shares of Company common stock unless otherwise indicated.

        Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the adoption of the Merger Agreement. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company's notice to its stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix C. Failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  You must deliver to the Company a written demand for appraisal of your shares before the vote to approve the proposal to adopt the Merger Agreement is taken at the special meeting, which must reasonably inform us of the identity of the holder of record of shares of Company common stock who intends to demand appraisal of his, her or its shares of Company common stock. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

  •
  You must not vote in favor of the adoption of the Merger Agreement. If you sign and return a proxy card, without abstaining or expressly directing that your shares of common stock be voted against the adoption of the Merger Agreement, you will effectively waive your appraisal rights with respect to the shares represented by the proxy because such shares will be voted for the adoption of the Merger Agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to adopt the Merger Agreement or check either the "against" or the "abstain" box next to the proposal on such card or vote in person against the proposal or register in person an abstention with respect thereto.

  •
  You must continuously hold your shares from the date of the written demand for appraisal through the effective time of the Merger. Thus, a stockholder who is the record holder of shares of Company common stock on the date the written demand for appraisal rights is made but who thereafter transfers the shares prior to the effective date of the Merger will lose any right to appraisal with respect to such shares.

        If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the cash payment for your shares of Company common stock as provided for in the Merger Agreement if you are the holder of record immediately prior to the effective time of the Merger, but you will have no appraisal rights with respect to your shares of Company common stock.

        All demands for appraisal should be addressed to the Secretary of the Company at Benihana Inc., 8750 N.W. 36th Street, Suite 300, Doral, Florida 33178, and must be delivered before the vote on the proposal to adopt the Merger Agreement is taken and should be executed by, or on behalf of, the record holder of the shares of Company common stock in respect of which appraisal is being demanded. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        To be effective, a demand for appraisal by a holder of Company common stock must be made by, or in the name of, such registered stockholder. The demand should set forth, fully and correctly, the registered stockholder's name as it appears on his or her stock certificate(s) and should specify the holder's mailing address and the number of shares registered in the holder's name. The demand must state that the person intends thereby to demand appraisal of the holder's shares of Company common stock in connection with the Merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares of Company common stock. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, custodian or other nominee, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, it, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Company common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Company common stock held for one or more beneficial owners, while not exercising this right with respect to shares held for other beneficial owners. In that case, the written demand should state the number of shares of Company common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Company common stock held in the name of the record owner.

        If you hold your shares of Company common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the broker or other nominee.

        Within 10 days after the effective time of the Merger, the surviving corporation must give written notice that the Merger has become effective to each Company stockholder who has complied with Section 262 and who did not vote in favor of the proposal to adopt the Merger Agreement. Within 120 days after the effective time, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares of Company common stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Company common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, which we refer to as the Chancery Court, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Company common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation and has no present intention to file such a petition in the event there are dissenting stockholders. Accordingly, it is the obligation of the Company's stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of Company common stock within the time prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is served on the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Company common stock and with whom agreements as to the value of their shares have not been reached.

        After notice to dissenting stockholders who demanded an appraisal of their shares, if such notice is ordered by the Chancery Court, the Chancery Court is empowered to conduct a hearing upon the petition, and determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

        After the Chancery Court determines stockholders are entitled to appraisal of their shares of Company common stock, the appraisal proceeding will be conducted in accordance with the rules of the Chancery Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Chancery Court will determine the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, on the amount determined to be the fair value. Unless the Chancery Court in its discretion determines otherwise for good cause shown, interest from the effective time of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Chancery Court will direct the payment of such value, together with interest, if any, to the stockholders entitled thereto.

        In determining "fair value," the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In determining fair value for appraisal purposes under Section 262 of the DGCL, the Chancery Court might, or might not, employ some or all of the valuation analyses utilized by the Company's financial advisors as described in summary fashion under the heading "Opinion of the Company's Financial Advisor." Although we believe that the per share Merger consideration is fair, no representation is made as to such outcome of the appraisal of the fair value as determined by the Chancery Court and you should be aware that the fair value of your shares as determined by the Chancery Court under Section 262 could be more or less than, or the same as, the Merger consideration that you are entitled to receive under the terms of the Merger Agreement.

        Costs of the appraisal proceeding (which do not include attorneys' fees or expert fees or expenses) may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares of Company common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time.

        At any time within 60 days after the effective time of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the Merger Agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with the written consent of the surviving corporation. If no petition for appraisal is filed with the Court of Chancery within 120 days after the effective time of the Merger, a stockholder's right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the Merger Agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Court of Chancery demanding appraisal will be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned on such terms as the Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the per share Merger consideration offered pursuant to the Merger Agreement within 60 days after the effective time of the Merger.

        Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder's statutory appraisal rights. In view of the complexity of Section 262, the Company's stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal and financial advisors.

ADVISORY VOTE ON MERGER-RELATED COMPENSATION

        In accordance with SEC rules, the Company is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to our "named executive officers" (as defined in SEC rules) in connection with the Merger.

Merger-Related Compensation

        The information below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each named executive officer of the Company that is based on or otherwise relates to the Merger. The information below assumes the following:

  •
  the Merger had occurred on June 30, 2012; and

  •
  the per share Merger consideration is $16.30.

Name	Cash Severance ($)(1)	Cash Bonus ($)(2)	Equity ($)(3)	Total ($)
Richard C. Stockinger	593,750	750,000	3,260,000	4,603,750
J. David Flanery(4)	311,719	450,000	2,445,000	3,206,719
Christopher P. Ames	362,730	486,720	1,426,250	2,275,700
Cristina L. Mendoza	317,250	429,000	713,125	1,459,375
Gene R. Baldwin(5)	0	0	0	0

(1)
Pursuant to the terms of their employment agreements, the named executive officers (other than Mr. Baldwin) are entitled to receive severance upon the executive's termination of employment by the Company without "cause" or by the executive for "good reason" (as such terms are described below). In the case of Mr. Ames and Ms. Mendoza, severance is also payable upon a termination by the executive within 30 days after the Merger. The severance is an amount equal to one times the executive's annual base salary, plus an amount equal to the average of the executive's bonus for the two most recently completed fiscal years, pro rated based on the portion of the current fiscal year served by the executive prior to termination of employment. The severance amounts reflected in the table assume a termination of employment had occurred on June 30, 2012. All of these payments are to be made in a cash lump sum within 60 days after termination of employment or such later time as required by Internal Revenue Code Section 409A (in which case any deferred payments will be credited with interest at the prime rate in effect on the 60th day after termination of employment).

(2)
Pursuant to the terms of their employment agreements, the named executive officers (other than Mr. Baldwin) are entitled to receive cash bonuses upon the Merger, in an amount equal to a percentage of annual base salary based on the price per share of common stock to be received by stockholders in the Merger. Such bonuses are payable within five days after the Merger.

(3)
The restricted stock awards of each of the named executive officers (other than Mr. Baldwin) provide for accelerated vesting upon the Merger if the executive is employed by the Company on the date of the transaction or his or her employment was terminated by the Company without cause or by the executive for good reason within six months before the transaction. Amounts in the table reflect the value of restricted stock whose vesting will accelerate upon the closing of the Merger.

(4)
Mr. Flanery was appointed as our Chief Financial Officer effective August 15, 2011.

(5)
Mr. Baldwin's service as an executive officer terminated on August 15, 2011, after which he remained with the Company in a transition role for a brief period.

        Under the employment agreements, "cause" is generally defined as the executive's (i) indictment (or similar procedure), conviction, or plea of nolo contendere to a felony or a misdemeanor involving moral turpitude, (ii) inability to serve as an officer of an enterprise that holds a liquor license, (iii) material violation of Company policies or the restrictions in the employment agreement; (iv) gross negligence or willful misconduct; (v) fraud against the Company; (vi) or material breach of the employment agreement, in certain cases subject to an opportunity to cure. Under the employment agreements, "good reason" is generally defined as (i) a material reduction of the executive's base salary; (ii) a material diminution in the executive's authority, responsibility or duties; (iii) acts by the Company that are designed to force the executive's resignation or prevent the executive from performing his or her duties under the employment agreement; and (iv) the Company's material breach of the employment agreement, in each case subject to notice by the executive within 90 days of the occurrence of the event and a 30-day opportunity to cure.

        The employment agreements provide that during and after employment, the executive will not disclose or use any confidential Company information and that during employment and for a two-year period thereafter, the executive will not interfere with any relationship between the Company and any customer, supplier, consultant or employee, and will not solicit or employ certain Company employees.

Vote Required and Board of Directors Recommendation

        The Company is asking you to approve the following resolution on an advisory and non-binding basis:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation that may be paid or become payable to the Company's named executive officers in connection with the Merger and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed in this proxy statement under the heading Merger-Related Compensation."

        The Board of Directors recommends that stockholders vote "FOR" the Merger-Related Compensation Proposal.

        Approval of the Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote on the matter and casting votes for or against the proposal.

        The vote on the Merger-Related Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Because the vote on this proposal is advisory in nature, it will not be binding on the Company. Approval of the Merger-Related Compensation Proposal is not a condition to completion of the Merger, and failure to approve this advisory proposal will have no effect on the vote to adopt the Merger Agreement. Because the Merger-related compensation to be paid to our named executive officers is based on contractual arrangements with the executives, our named executive officers will be eligible to receive the various payments as described above, subject to the terms of their contractual arrangements, regardless of the outcome of this advisory vote.

ADJOURNMENT OF THE SPECIAL MEETING

        As discussed above, the Board of Directors recommends a vote for the proposal to adopt the Merger Agreement. If we do not have sufficient votes to adopt the Merger Agreement at the special meeting, we may ask our stockholders to vote on a proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies. We currently do not intend to propose adjournment at our special meeting if there are sufficient votes to adopt the Merger Agreement.

        If a quorum is present at the special meeting, then approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote on the proposal and casting votes for or against the proposal. If a quorum is not present at the special meeting, the special meeting may be adjourned by the affirmative vote of the holders of a majority of the shares of Company common stock present in person or by proxy at the special meeting and entitled to vote at the special meeting. Any signed proxies received by the Company in which no voting instructions are provided on such proposal will be voted "FOR" the Adjournment Proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

        The Board of Directors recommends that stockholders vote "FOR" the approval of the Adjournment Proposal.

 SUBMISSION OF STOCKHOLDER PROPOSALS

        If the Merger is completed, we will not have public stockholders and will not hold a 2012 annual meeting of stockholders or any other future meeting of stockholders. If the Merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2012 annual meeting of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2012 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act.

        Proposals of stockholders to be presented at the 2012 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 8750 N.W. 36th Street, Suite 300, Doral, Florida 33178, no later than [    •    ], 2012 in order to be included in the proxy statement and form of proxy relating to that meeting. Any proposal by a stockholder to be presented at the 2012 Annual Meeting of Stockholders and NOT to be included in the Company's proxy statement must be received at the Company's executive offices, 8750 N.W. 36th Street, Suite 300, Doral, Florida 33178, no later than the close of business [    •    ], 2012. Proposals shall be sent to the attention of the Secretary.

OTHER MATTERS

Other Business at the Special Meeting

        Management is not aware of any matters to be presented for action at the meeting other than those set forth in this proxy statement. However, should any other business properly come before the special meeting, or any adjournment thereof, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxy, discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

Multiple Stockholders Sharing One Address

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to the Secretary of the Company at Benihana Inc., 8750 N.W. 36th Street, Suite 300, Doral, Florida 33178, telephone: (305) 593-0770. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

    Public Reference Room
    100 F Street, N.E.
    Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        Reports, proxy statements or other information concerning us may also be inspected at the offices of NASDAQ at:

    4 Times Square
    New York, NY 10036

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us to the Secretary of the Company at Benihana Inc., 8750 N.W. 36th Street, Suite 300, Doral, Florida 33178, telephone: (305) 593-0770. If you would like to request documents, please do so by [                        ], 2012, in order to receive them before the special meeting.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

Company Filings:	Periods:
Annual Report on Form 10-K	Fiscal Year ended April 1, 2012
Proxy Statement	2011 Annual Meeting of Stockholders (held on January 10, 2012)
Current Reports on Form 8-K	Filed May 23, 2012 and April 10, 2012

        For the convenience of stockholders, included in the mailing of this proxy statement is a copy of the Company's Annual Report on Form 10-K for the fiscal year ended April 1, 2012.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [                        ], 2012. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary

APPENDIX A

        AGREEMENT AND PLAN OF MERGER

by and among

BENIHANA INC.

SAFFLOWER HOLDINGS CORP.

and

SAFFLOWER ACQUISITION CORP.

Dated as of May 22, 2012

A-i

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 22, 2012, by and among BENIHANA INC., a Delaware corporation (the "Company"), SAFFLOWER HOLDINGS CORP., a Delaware corporation ("Parent"), and SAFFLOWER ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub").

RECITALS

        WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Sub have determined that it is advisable and in the best interests of their respective stockholders for Parent to acquire the Company by means of the merger of Merger Sub with and into the Company (the "Merger"), on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Sub have approved and declared advisable this Agreement, including all the terms and conditions set forth herein, and all the Transactions (as defined in Section 1.1.), including the Merger;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, Parent has delivered to the Company a limited guarantee of AG Private Equity Partners IV, L.P., AG Private Equity Partners IV (R), L.P., AG Super Fund, L.P., Nutmeg Partners, L.P., AG Princess, L.P. and AG MM, L.P. (collectively referred to as the "Fund"), dated as of the date hereof, in favor of the Company with respect to certain obligations of the Parent under this Agreement (the "Limited Guarantee"); and

        WHEREAS, each of the Company, Parent and Merger Sub desires to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the consummation thereof.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1.    Certain Definitions.     As used in this Agreement, the following terms have the following meanings:

        "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood and agreed that such confidentiality agreement need not prohibit the making or amendment of any Alternative Proposal).

        "Affiliate" has the meaning assigned to that term in Rule 12b-2 under the Exchange Act.

        "Alternative Proposal" means any offer, proposal or indication of interest, as the case may be, by any Person (or group of Persons) that relates to (i) a transaction or series of transactions (including any merger, consolidation, recapitalization, reorganization, liquidation or other direct or indirect business combination) involving the issuance or acquisition of Shares or other equity securities of the Company representing twenty percent (20%) or more of the outstanding capital stock of the Company (other than the Transactions), (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person, together with all Affiliates thereof, becoming the beneficial owner of Shares or other equity securities of the Company representing twenty percent (20%) or more of the outstanding capital stock of the Company, (iii) the acquisition, license or purchase by any Person or group of Persons (other than the Company and the Company Subsidiaries), or any other disposition by the Company or any Company Subsidiary, of twenty percent (20%) or more of the consolidated assets of the Company (including the equity securities of any Company Subsidiary) and the Company Subsidiaries, taken as a whole (other than the Transactions) or (iv) any combination of the foregoing.

        "Associate" has the meaning assigned to that term in Rule 12b-2 under the Exchange Act.

        "Business Day" means a day other than Saturday or Sunday or any other day on which banks in New York City are required to or may be closed.

        "Certificate of Merger" means the certificate of merger with respect to the Merger to be filed with the Secretary of State.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Board" means the Board of Directors of the Company.

        "Company Credit Agreement" means the Amended and Restated Credit Agreement dated February 10, 2011 among the Company, Benihana National Corp., Wells Fargo Bank, National Association, and the other lenders party thereto.

        "Company Material Adverse Effect" means any material adverse effect on the assets and liabilities (taken as a whole), business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or that prevents the Company and the Company Subsidiaries from consummating the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect: (1) any adverse change, effect, event, occurrence, development, matter, state of facts, series of events or circumstance (any such item, an "Effect") arising out of or relating to (x) United States or global (or any region thereof) (A) economic, credit, financial or securities market conditions, including prevailing interest rates or currency rates or (B) regulatory or political conditions, or (y) acts of terrorism or sabotage, the outbreak, escalation or worsening of hostilities (whether or not pursuant to the declaration of a national emergency or war), man-made disasters, natural disasters (including hurricanes) or Acts of God (except, with respect to this clause (1), only to the extent that such Effect has a disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, as compared to the adverse impact such Effect has on other companies operating in the industries or markets in which the Company or any of the Company Subsidiaries operates), (2) any adverse Effect arising out of or relating to factors, conditions, trends or other circumstances generally affecting any of the industries (including the restaurant industry, or more specifically, Asian-themed restaurants) or markets in which the Company or any of the Company Subsidiaries operates, including fluctuations in the pricing of food commodities (except, with respect to this clause (2), only to the extent that such Effect has a disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, as compared to the adverse impact such Effect has on other companies operating in the industries or markets in which the Company or any of the Company Subsidiaries operates), (3) any adverse Effect arising out of, resulting from or attributable to the execution and delivery of this Agreement or the announcement, pendency or consummation of any of the Transactions (including the identity of, or any facts or circumstances relating to, Parent or any of its Affiliates or any communication by Parent or any of its Affiliates regarding its or their plans or intentions with respect to the conduct of the business or assets of the Company or any of the Company Subsidiaries), including the following Effects arising out of, resulting from or attributable to any matter referred to above in this clause (3): (A) any loss of existing employees, consultants or independent contractors, (B) any loss of, or reduction in business by or revenue from, existing customers, (C) any disruption in or loss of suppliers, distributors, partners or similar third parties with whom the Company or any of the Company Subsidiaries has any relationship, (D) any litigation brought or threatened to be brought by any stockholder(s) of the Company (or any of their respective

Affiliates) or any other Person in connection with this Agreement, any of the Transactions or any agreement or arrangement referred to in Section 5.8, or (E) the absence of any consents, waivers or approvals relating to any of the Transactions from any Governmental Entity or other Person, or any other adverse Effect resulting from or relating to change of control or similar provisions contained in Contracts to which the Company or any Company Subsidiary is a party, (4) in and of itself, any change in the market price or trading volume of the Company's securities (it being understood that the foregoing shall not be deemed to prevent Parent from asserting that any underlying cause of such change independently constitutes or contributes to a Company Material Adverse Effect (taking into account the other exceptions set forth in this definition), (5) any adverse Effect arising out of or relating to any change in Law (including liquor Laws), GAAP, regulatory accounting requirements or interpretations thereof that apply to the Company or any of the Company Subsidiaries (including the proposal or adoption of any new law, statute, code, ordinance, rule or regulation, or any change in the interpretation or enforcement of any existing law, statute, code, ordinance, rule or regulation) (except, with respect to this clause (5), only to the extent that such Effect has a disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, as compared to the adverse impact such Effect has on other companies operating in the industries or markets in which the Company or any of the Company Subsidiaries operates), (6) in and of itself, any failure by the Company to meet analysts' expectations or to meet any internal or published estimates, expectations, projections, forecasts, guidance or revenue or earnings predictions for any period ending prior to, on or after the date of this Agreement (including published statements by the Company with respect to the Renewal Program referred to in the SEC Documents), or any change or prospective change in any financial strength rating or any other recommendation or rating as to the Company or any of the Company Subsidiaries by analysts (it being understood that the foregoing shall not be deemed to prevent Parent from asserting that any underlying cause of such change independently constitutes or contributes to a Company Material Adverse Effect (taking into account the other exceptions set forth in this definition), (7) any costs or expenses incurred or accrued by the Company or any of the Company Subsidiaries in connection with this Agreement or any of the Transactions, (8) any adverse Effect arising out of or relating to any of the Proceedings and other matters set forth on Section 1.1 of the Company Disclosure Schedule, including any judgment or disposition with respect to any Proceeding set forth on such schedule, (9) any adverse Effect arising out of, resulting from or attributable to any action(s) taken, or failure(s) to take action, by Parent or Merger Sub in breach of this Agreement, (10) any adverse Effect arising out of, resulting from, or attributable to any action(s) taken, or failure(s) to take action, by the Company or any Company Subsidiary as a result of obligations or prohibitions on such Person(s) expressly contained in this Agreement and (11) any adverse Effect to which Parent has expressly consented in writing or arising out of, resulting from or attributable to the failure of the Company to take any action referred to in Section 6.1 due to Parent's express withholding of consent.

        "Company Option Plans" means, collectively, the Benihana Inc. 2000 Employees Class A Common Stock Option Plan, the Benihana Inc. Amended and Restated Directors Option Plan, the Benihana Inc. 2003 Directors' Stock Option Plan and the Benihana Inc. 2007 Equity Incentive Plan.

        "Company Subsidiary" means any Subsidiary of the Company.

        "Company's Knowledge" or "Company Knowledge" means the actual knowledge, without investigation, of Richard C. Stockinger, Christopher P. Ames, J. David Flanery, Cristina L. Mendoza, Joseph Abbruzese, Kevin Connelly, Scott Kilpatrick, Jeannie Means and Seth Rose.

        "Confidentiality Agreement" means the confidentiality agreement dated February 15, 2012 between the Company and Parent.

        "Contract" means any oral or written contract, agreement, lease, instrument or other legally binding contractual commitment.

        "Damages Cap" means $11,115,000.

        "DGCL" means the General Corporation Law of the State of Delaware, as amended.

        "Disclosure Schedule" means the Company Disclosure Schedule or, if delivered, the Parent Disclosure Schedule, as the case may be.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means each entity that is treated as a single employer with the Company or any Company Subsidiary for purposes of Section 414 of the Code.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, including all rules and regulations promulgated thereunder.

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Entity" means any federal, state or local court, administrative or regulatory agency or commission or any other governmental authority or instrumentality.

        "Hazardous Materials" means (i) any petroleum, hazardous or toxic petroleum-derived substance or petroleum product, flammable or explosive material, radioactive materials, asbestos in any form that is or is reasonably likely to become friable, urea formaldehyde foam insulation, pr polychlorinated biphenyls (PCBs); or (ii) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under any Laws.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Immediately Available Cash" means total cash in the Wells Fargo investment bank account of the Company as of immediately prior to the Closing, minus the total amount of outstanding borrowings under the Company Credit Agreement as of immediately prior to the Closing.

        "Intellectual Property" means all trade secrets, know-how and inventions and all patents and patent applications with respect thereto, all trademarks and service marks and all registrations and applications for registration thereof, all copyrights and registrations and applications for registration thereof, and all Internet domain name registrations.

        "Law" means any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction.

        "Lien" means any lien, pledge, mortgage, deed of trust, encumbrance, claim or security interest.

        "Minimum Cash Amount" shall mean $11,900,000, provided that such amount shall be increased by an amount equal to the aggregate after-tax proceeds from any sale lease-back transaction(s) involving any Owned Real Property.

        "Parent Group" shall mean, collectively, Parent, the Fund or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing.

        "Parent's Knowledge" means the actual knowledge, without investigation, of Richard Leonard, Sean Murphy and Michael Koike.

        "Permitted Liens" means (i) Liens for Taxes or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith and for which appropriate reserves have been made in accordance with GAAP to the extent required, (ii) mechanics', carriers', workers', repairers', and similar Liens arising or incurred in the ordinary course of business, (iii) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations, (iv) purchase money Liens arising in the ordinary course of business, (v) zoning, entitlement and other land use and environmental regulations by Governmental Entities, (vi) with respect to Owned Real Property, any matters disclosed in title reports (or other reports with respect to title insurance) delivered or made available to Parent prior to the date of this Agreement in the electronic data room prepared by the Company or otherwise delivered or made available by the Company to Parent, and all Liens of record, (vii) with respect to leasehold interests, Liens incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without the consent of the lessee, (viii) Liens in favor of the Company or any Company Subsidiary securing intercompany borrowing by any Company Subsidiary, (ix) non-exclusive licenses of Intellectual Property, (x) Liens set forth on Section 4.8 of the Company Disclosure Schedule, (xi) Liens disclosed in the SEC Documents, (xii) Liens (other than Liens securing indebtedness for borrowed money) that would not, individually or in the aggregate, reasonably be expected to materially impair the value of or continued use and operation of the assets to which they relate, (xiii) Liens arising under the Company Credit Agreement and (xiv) such other Liens for amounts not in excess of $250,000 individually or in the aggregate.

        "Permits" means all authorizations, licenses and permits granted by or obtained from any Governmental Entity.

        "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Entity.

        "Proceeding" means any action, claim, arbitration, audit, assessment, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

        "Real Property Lease" means any agreement under which the Company or any Company Subsidiary is the landlord, sublandlord, tenant, subtenant or occupant.

        "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials into the environment.

        "Representatives", when used with respect to any Person, means such Person's officers, directors, employees, agents, advisors and other representatives (including any investment banker, financial advisor, attorney or accountant retained by or on behalf of such Person or any of the foregoing) and, with respect to Parent, including the Debt Financing Sources and its advisors.

        "SEC" means the United States Securities and Exchange Commission.

        "Secretary of State" means the Secretary of State of the State of Delaware.

        "Securities Act" means the Securities Act of 1933, as amended, including all rules and regulations promulgated thereunder.

        "Specified Parties" means any of the twenty-one (21) Persons who entered into a confidentiality or similar agreement with the Company in the past eight (8) months in connection with any discussion of a potential acquisition of the Company, or any Affiliate of any such Person.

        "Subsidiary", when used with respect to any Person, means any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other ownership interests having by their terms voting power to elect a majority of the board of directors, or others performing similar functions with respect to such corporation or other organization, is beneficially owned or controlled, directly or indirectly, by such Person or by any one or more of its Subsidiaries (as defined in the preceding clause), or by such Person and one or more of its Subsidiaries.

        "Superior Proposal" means any bona fide written Alternative Proposal (provided, that for purposes of this definition, the applicable percentages in clauses (i), (ii) and (iii) of the definition of Alternative Proposal shall be fifty percent (50%) rather than twenty percent (20%)), which (on its most recently amended or modified terms, if amended or modified) the Company Board determines in good faith (after consultation with the Company's financial advisor and outside counsel), (i) if consummated, would result in a transaction that is more favorable to the Company's stockholders (other than Parent, Merger Sub and their respective Affiliates), from a financial point of view, than the Merger, taking into account, among other things, (x) all of the terms of such Alternative Proposal and this Agreement and (y) such legal, financial, regulatory, timing, financing, conditionality (i.e. closing conditions) and other aspects of such Alternative Proposal and this Agreement (including the Person(s) making such Alternative Proposal and any stockholder litigation in connection with the Merger) which the Company Board deems relevant and (ii) is capable of being consummated in accordance with its terms (taking into account the factors referenced in clause (i) above).

        "Superior Proposal Agreement" means either a Go-Shop Superior Proposal Agreement or a No-Shop Superior Proposal Agreement.

        "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, social security, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Entity, together with any interest, penalty or addition to tax imposed with respect thereto.

        "Transactions" means, collectively, all of the transactions contemplated hereby, including the Merger. For the avoidance of doubt, references herein to the Transactions or to any of the Transactions shall not be deemed to include or mean any agreement or arrangement (if any) referred to in Section 5.8.

        Section 1.2.    Certain Other Definitions.     The following terms are defined in the respective Sections of the Agreement indicated:

Agreement	Preamble
Annual Budget	Section 6.1
Benefit Plan	Section 4.12(b)
Benefit Plans	Section 4.12(b)
Capital Expenditure Budget	Section 6.1(b)
Certificate	Section 3.1(c)
Change in Recommendation	Section 6.2(d)
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company By-Laws	Section 4.1(b)
Company Certificate	Section 4.1(b)
Company Disclosure Schedule	Article IV
Company Group	Section 8.3(d)
Company Option	Section 3.4
Company Required Governmental Approvals	Section 4.4(a)
Company Stockholder Approval	Section 4.3(a)
Debt Commitment Letters	Section 5.5
Debt Financing	Section 5.5
Debt Financing Sources	Section 5.5
Definitive Financing Agreements	Section 6.9(a)
Dissenting Shares	Section 3.3

Effect	Section 1.1
Effective Time	Section 2.3
Emergencies	Section 6.1(e)
End Date	Section 8.1(b)(ii)
Environmental Claim	Section 4.14(a)
Equity Commitment Letter	Section 5.5
Equity Financing	Section 5.5
Excluded Person	Section 6.2(b)
Expense Reimbursement	Section 8.3(b)
Financing	Section 5.5
Financing Commitments	Section 5.5
Franchise Agreements	Section 4.13(a)(x)
Fund	Recitals
Go-Shop Superior Proposal Agreement	Section 6.2(d)(i)(z)
Indemnified Liabilities	Section 6.7(a)
Indemnified Parties	Section 6.7(a)
Indemnified Party	Section 6.7(a)
Indemnifying Party	Section 6.7(g)
Indemnity Proceeding	Section 6.7(a)
Insurance Policies	Section 4.16
Jefferies	Section 4.19
Leased Real Property	Section 4.8(b)
Limited Guarantee	Recitals
Major Suppliers	Section 4.21
Material Contracts	Section 4.13(a)
Merger	Recitals
Merger Consideration	Section 3.1(c)
Merger Sub	Preamble
NASDAQ	Section 4.4(a)
No-Shop Superior Proposal Agreement	Section 6.2(d)(ii)(z)
Notice Period	Section 6.2(d)(ii)
Owned Real Property	Section 4.8(a)
Parent	Preamble
Parent Material Adverse Effect	Section 5.1
Parent Required Governmental Approvals	Section 5.3(a)
Parent Termination Fee	Section 8.4(a)
Paying Agent	Section 3.2(a)
Preferred Shares	Section 4.2(a)
Proxy Statement	Section 2.6(a)(i)
Returns	Section 4.9(a)
Sarbanes-Oxley Act	Section 4.5(d)
SEC Documents	Section 4.5(a)
SEC Financial Statements	Section 4.5(b)
Shares	Section 4.2(a)
Solicitation Period End Time	Section 6.2(a)
Stockholders' Meeting	Section 2.6(a)(iii)
Surviving Corporation	Section 2.1
Tender Offer Commencement	Section 6.2(c)(ii)
Termination Fee	Section 8.3(a)(B)
Transaction Litigation	Section 6.12
Transfer Taxes	Section 6.14

ARTICLE II
THE MERGER

        Section 2.1.    The Merger.     Subject to the terms and conditions of this Agreement, at the Effective Time, (i) Merger Sub shall be merged with and into the Company in accordance with the provisions of Section 251 of the DGCL, and the separate existence of Merger Sub shall cease and (ii) the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its corporate existence under the DGCL. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, powers, privileges and franchises of Merger Sub shall vest in the Company as the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Merger Sub in order to carry out and effectuate the Transactions. The Surviving Corporation shall thereafter be responsible and liable for all the liabilities and obligations of the Company and Merger Sub.

        Section 2.2.    Closing.     The closing of the Merger (the "Closing") shall take place at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, at 10:00 a.m., local time, on a date designated by the Company which is reasonably satisfactory to Parent, which shall be as soon as practicable, but not later than two (2) Business Days, after the satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature must be satisfied on the Closing Date), or at such other place, time and date as the parties hereto shall agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

        Section 2.3.    Effective Time.     Subject to the terms and conditions of this Agreement, as soon as practicable during the Closing, Merger Sub and the Company shall cause the Merger to be consummated by filing all necessary documentation, including the filing by the Company of the Certificate of Merger with the Secretary of State as provided in Sections 103 and 251 of the DGCL. The Merger shall become effective at the time that the Certificate of Merger is duly filed with the Secretary of State, or such later time as is agreed upon by the parties hereto and specified in the Certificate of Merger. The time when the Merger becomes effective is hereinafter referred to as the "Effective Time".

        Section 2.4.    Certificate of Incorporation and By-Laws of the Surviving Corporation.     At the Effective Time, the Certificate of Incorporation and By-Laws of the Company shall be amended in their entirety to read as set forth in Exhibit A and Exhibit B hereto, respectively, and as so amended, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation, until thereafter duly amended as provided therein or by applicable Law (subject to Section 6.7(b) hereof).

        Section 2.5.    Directors and Officers of the Surviving Corporation.     The directors of Merger Sub and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL and the Certificate of Incorporation and By-Laws of the Surviving Corporation.

        Section 2.6.    Stockholders' Meeting.

        (a)   Subject to the terms and conditions of this Agreement (including the rights of the Company under Sections 6.2 and 8.1(c)), the Company shall:

            (i)  as soon as reasonably practicable following the date of this Agreement, prepare and file with the SEC a preliminary proxy statement (such proxy statement, as amended and supplemented, the "Proxy Statement") relating to the Merger and this Agreement (it being understood and agreed that the Company shall use commercially reasonable efforts to take such action no later than 20 Business Days after the date hereof), and use its commercially reasonable efforts to (x) obtain and furnish the information required to be included by the Exchange Act in the Proxy Statement and, after consultation with Parent, Merger Sub and their counsel, to respond promptly to any comments received from the SEC with respect to the preliminary Proxy Statement and, as soon as reasonably practicable after the clearance of the Proxy Statement by the SEC, and subject to the penultimate sentence of Section 2.6(b), cause to be mailed to the Company's stockholders a definitive Proxy Statement, including a copy of this Agreement and a copy of Section 262 of the DGCL (relating to appraisal rights) and (y) subject to the proviso in Section 2.6(a)(ii), obtain the requisite vote of its stockholders in favor of the adoption of this Agreement;

           (ii)  include in the Proxy Statement the recommendation referred to in Section 4.3(b); provided, however, that such recommendation may be withdrawn, modified or amended, in each case (x) in accordance with the provisions of Section 6.2(d) or (y) other than in connection with an Alternative Proposal, if the Company Board shall have determined in good faith (after consultation with the Company's outside counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, however, that with respect to this clause (y), prior to withdrawal, modification or amendment of such recommendation, (A) the Company shall give Parent at least seventy-two (72) hours prior written notice thereof (which notice shall state in reasonable detail the reasons for the proposed taking of such action), (B) during such period the Company shall negotiate with Parent in good faith (to the extent Parent desires to negotiate) with respect to any adjustments to the terms and conditions of this Agreement as would permit the Company Board not to take such action and (C) the Company Board shall have determined in good faith (after consultation with the Company's outside counsel) after taking into account any such modifications, changes or revisions to the terms of this Agreement proposed by Parent during such period in a manner that would form a binding contract if accepted by the Company, that a failure to withdraw, modify or amend its recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; and

          (iii)  as soon as reasonably practicable following the clearance of the Proxy Statement by the SEC, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Stockholders' Meeting") for the purpose of considering and voting on the adoption of this Agreement (it being understood and agreed that, subject to extension by the written consent of Parent, not to be unreasonably withheld, delayed or conditioned, the Stockholders' Meeting shall be held no later than forty (40) days after the mailing of the definitive Proxy Statement as provided in Section 2.6(a)(i)); provided, however, that, notwithstanding any provision of this Agreement to the contrary, the Company shall be permitted to delay or postpone convening the Stockholders' Meeting, or adjourn the Stockholders' Meeting beyond the time that the Stockholders' Meeting would otherwise be held, if the Company Board shall have determined in good faith (after consultation with the Company's outside counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

        (b)   The Company, Parent and Merger Sub shall cooperate with each other in the preparation of the Proxy Statement. The Company shall give Parent, Merger Sub and their counsel a reasonable opportunity to review and comment upon the Proxy Statement prior to the filing thereof with the SEC, and the Company shall reasonably consider in good faith all comments reasonably proposed by Parent; provided, that Parent, Merger Sub and their counsel shall provide any comments thereon as soon as practicable (but in no event later than four (4) Business Days after being asked to comment thereon). The Company shall provide Parent, Merger Sub and their counsel, promptly after receipt thereof, with copies of any written comments, requests or other material communications the Company or its counsel receives from time to time from the SEC or its staff with respect to the Proxy Statement or the Transactions, and with copies of any written responses to and telephonic notification of any material verbal responses received from the SEC or its staff by the Company or its counsel with respect to the Proxy Statement or the Transactions. The Company shall give Parent a reasonable opportunity to review and comment on any amendments or supplements to the Proxy Statement in response to such comments, requests or other communications from the SEC or its staff, and the Company shall reasonably consider in good faith all comments reasonably proposed by Parent with respect thereto; provided, that Parent, Merger Sub and their counsel shall provide any comments thereon as soon as practicable (but (i) with respect to responses to initial comments, requests or other material communications from the SEC or its staff, in no event later than three (3) Business Days after being asked to comment thereon, and (ii) with respect to subsequent comments, requests or other material communications from the SEC or its staff, in no event later than two (2) Business Day after being asked to comment thereon). If, at any time prior to the adoption of this Agreement by the Company's stockholders, the Company shall become aware of the occurrence of any event or other circumstance relating to it or any of the Company Subsidiaries or the Transactions as to which an amendment or supplement to the Proxy Statement shall be required, the Company shall promptly inform Parent and prepare and mail to its stockholders such amendment or supplement. The Company shall not mail the Proxy Statement, or any amendment or supplement thereto, without (x) reasonable advance consultation with Parent, Merger Sub and their counsel and (y) the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned). The Company shall cause the Proxy Statement and all other documents filed with the SEC in connection with the Transactions to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and other applicable Laws.

        (c)   The Company agrees that the information relating to the Company and the Company Subsidiaries contained in the Proxy Statement, or in any other document filed in connection with this Agreement or any of the Transactions with any other Governmental Entity (to the extent such information was provided by the Company for inclusion therein), at the respective times that the applicable document is filed with the SEC or such other Governmental Entity and (if applicable) first mailed or otherwise disseminated to stockholders of the Company and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement thereto is mailed to the Company's stockholders and at the time of the Stockholders' Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (d)   Parent shall provide the Company with the information concerning Parent, Merger Sub and their respective affiliates required to be included in the Proxy Statement. Parent agrees that the information relating to Parent, Merger Sub and their respective affiliates contained in the Proxy Statement, or in any other document filed in connection with this Agreement or any of the Transactions with any other Governmental Entity (to the extent such information was provided by Parent or Merger Sub for inclusion therein), at the respective times that the applicable document is filed with the SEC or such other Governmental Entity and first mailed or otherwise disseminated to stockholders of the Company and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement thereto is mailed to the Company's stockholders and at the time of the Stockholders' Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (e)   Parent and Merger Sub shall, at the Stockholders' Meeting, vote, or cause to be voted, all Shares owned by any of Parent, Merger Sub and any other Affiliate of Parent in favor of the approval and adoption of this Agreement.

ARTICLE III
CONVERSION OF SECURITIES; TREATMENT OF COMPANY OPTIONS

        Section 3.1.    Conversion of Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any share of capital stock of the Company, Parent or Merger Sub:

          (a)    Common Stock of Merger Sub.    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)    Cancellation of Certain Shares.    All Shares that are issued and outstanding immediately prior to the Effective Time and owned by any of Parent, Merger Sub and any other Subsidiary of Parent, and all Shares held in the treasury of the Company, shall automatically be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c)    Conversion of Shares.    Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled in accordance with Section 3.1(b) and any Dissenting Shares) shall be converted into the right to receive $16.30 in cash, payable to the holder thereof in accordance with this Article III without interest (the "Merger Consideration") and net of any Taxes required to be withhold therefrom, upon surrender and exchange of a Certificate. All such Shares when so converted, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (a "Certificate") that immediately prior to the Effective Time represented any such outstanding Share (other than any Dissenting Share) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such Certificate in accordance with Section 3.2.

          (d)    Certain Adjustments.    Without limiting the other provisions of this Agreement, if, at any time during the period between the date of this Agreement and the Effective Time, any change in the number of Shares shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, or any stock dividend or stock distribution (including any dividend or distribution of securities convertible into or exchangeable for Shares) with a record date during such period, then the Merger Consideration shall be equitably adjusted to reflect such change.

        Section 3.2.    Exchange of Certificates.

          (a)    Paying Agent.    Prior to the Effective Time, Parent shall designate a bank or trust company (the "Paying Agent") reasonably acceptable to the Company to act as paying agent for the payment of the Merger Consideration in accordance with this Article III, pursuant to an agreement providing for the matters set forth in this Section 3.2 and such other matters as may be appropriate and the terms of which shall be mutually acceptable to Parent and the Company. Concurrently with the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent, for the benefit of holders of Certificates, funds that are sufficient to pay the aggregate Merger Consideration payable upon conversion of Shares pursuant to Section 3.1(c). For purposes of determining the aggregate amount to be so deposited, Parent shall assume that no stockholder of the Company shall perfect any right to appraisal of his, her or its Shares. If for any reason (including losses) such funds are inadequate to pay all amounts to which holders of Shares shall be entitled under Section 3.1(c), Parent shall promptly deposit or cause the Surviving Corporation promptly to deposit additional cash with the Paying Agent sufficient to make all payments required under Section 3.1(c), and Parent and the Surviving Corporation shall in any event be liable for payment thereof. Such funds shall not be used for any purpose other than as set forth in this Article III, and shall be invested by the Paying Agent as directed by Parent or the

  Surviving Corporation solely in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or (iv) a combination of any of the foregoing. Any net profit resulting from, or interest or income produced by, such investments will be payable to Merger Sub or Parent, as Parent directs.

          (b)    Exchange Procedures.    Promptly after the Effective Time, but in any event not more than three (3) Business Days after the Effective Time, Parent shall cause the Paying Agent to mail or otherwise deliver to each holder of record of a Certificate representing Shares which were converted pursuant to Section 3.1(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to each Certificate shall pass, only upon delivery of such Certificate to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company shall mutually agree) and (ii) instructions for use in effecting the surrender of each such Certificate in exchange for payment of the total amount of Merger Consideration that such holder is entitled to receive pursuant to this Agreement. Upon surrender of a Certificate to the Paying Agent, together with the related letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to subsection (e) of this Section 3.2) for each Share formerly represented by such Certificate, to be mailed within five (5) Business Days after receipt of such Certificate and letter of transmittal by the Paying Agent, and the Certificate so surrendered shall forthwith be cancelled. If payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment of such Merger Consideration that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid to the Paying Agent in advance any Tax required by reason of the payment of such Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has otherwise been paid or is not applicable. Subject to Section 3.3, until surrendered as contemplated by this Section 3.2, each Certificate representing one or more Shares which were converted pursuant to Section 3.1(c) shall at all times after the Effective Time represent only the right to receive, in cash, the Merger Consideration for each Share formerly represented by such Certificate as contemplated by this Section 3.2.

          (c)    Transfer Books; No Further Ownership Rights in Shares.    After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares on the records of the Company. After the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law and, without limitation of the foregoing, subject to the Surviving Corporation's obligation to pay any and all dividends with a record date prior to the Effective Time which may have been declared by the Company on Shares prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III. No dividend or other distributions with respect to the capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates.

          (d)    Termination of Fund; No Liability.    At any time following eighteen (18) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent for the payment of Merger Consideration and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled (subject to abandoned property, escheat or other similar Law) to look only to Parent and the Surviving Corporation, which shall thereafter act as the Paying Agent, as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificate, as determined pursuant to this Agreement; provided, however, the Surviving Corporation shall be entitled to require the Paying Agent to return any funds deposited with the Paying Agent in respect of Dissenting Shares with respect to which the holders thereof have perfected their appraisal rights and received payment of the fair value thereof in accordance with Section 262 of the DGCL. Notwithstanding any provision of this Agreement to the contrary, neither Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar Law.

          (e)    Withholding Taxes.    The right of any Person to receive payment or consideration payable in accordance with this Article III will be subject to any applicable requirements with respect to the withholding of any Tax. To the extent amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, (i) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificate(s) in respect of which the deduction and withholding was made and (ii) Parent shall, or shall cause the Surviving Corporation or the Paying Agent, as the case may be, to, promptly pay over such withheld amounts to the appropriate Governmental Entity.

          (f)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if requested by Parent or the Surviving Corporation, the delivery by such Person of a bond (in such amount as Parent or the Surviving Corporation may reasonably direct) as indemnity against any claim that may be made against the Paying Agent, Parent or the Surviving Corporation on account of the alleged loss, theft or destruction of such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the total amount of Merger Consideration deliverable in respect thereof as determined in accordance with this Article III.

        Section 3.3.    Dissenting Shares.     Notwithstanding any provision of this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 3.1(b)) and which are held by holders who shall have complied with the provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, unless and until the applicable holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or otherwise loses such holder's rights to receive payment of the fair value of such holder's Shares under Section 262 of the DGCL. If, after the Effective Time, any such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent prompt notice of any written demands for appraisal of Shares received by the Company under Section 262 of the DGCL, and shall give Parent the opportunity to participate in negotiations and Proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

        Section 3.4.    Termination and Satisfaction of Company Options.     Effective as of the Effective Time, each outstanding option ("Company Option") to buy Shares granted under any of the Company Option Plans (or otherwise) to any individual who is or was an employee, officer or director of, or consultant or advisor to, the Company, whether or not such Company Option is then exercisable and vested, shall be cancelled and, in consideration of such cancellation, Parent shall, or shall cause the Surviving Corporation to, pay to the holder of such Company Option, whether or not such Company Option is then exercisable and vested, an amount in respect thereof equal to the product of (x) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option and (y) the number of Shares subject thereto (such payment, if any, to be net of applicable withholding and excise taxes), without interest. As soon as practicable after the date of this Agreement, the Company shall, and shall cause the Company Subsidiaries and its and their Representatives to, use commercially reasonable efforts to obtain the required consents from each holder of Company Options granted under any Company Option Plan (or otherwise) other than the Benihana Inc. 2007 Equity Incentive Plan. For the avoidance of doubt, the Company shall not be required to expend funds to obtain consents other than the general administrative costs of correspondence with option-holders and related mailing. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) make all payments in accordance with this Section 3.4 promptly after (within two (2) Business Days of) the Effective Time.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub simultaneously with the execution and delivery of this Agreement (the "Company Disclosure Schedule"), and except as disclosed in the SEC Documents (other than non-factual disclosures in the "Risk Factors" or "Forward Looking Statements" sections thereof or any other forward looking disclosures in the SEC Documents which are cautionary in nature), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 4.1.    Corporate Organization.

        (a)   Each of the Company and the Company Subsidiaries is (i) in the case of the Company, a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware or (ii) in the case of each Company Subsidiary, a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except for the failure to be so incorporated (or formed, as the case may be), existing and in good standing or to have such power and authority as would not reasonably be expected to have, when aggregated with all such other failures, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, when aggregated with all other such failures, a Company Material Adverse Effect.

        (b)   The copies of the Company's Certificate of Incorporation, as amended (the "Company Certificate"), and By-Laws, as amended (the "Company By-Laws"), most recently filed with the Company's SEC Documents are complete and correct copies of such documents as in effect as of the date of this Agreement. The Company has made available to Parent complete and correct copies of the certificate of incorporation, bylaws or similar organizational documents of each Company Subsidiary, and all amendments thereto, as currently in effect.

        Section 4.2.    Capitalization.

        (a)   The authorized capital stock of the Company consists of (i) 24,000,000 shares of Common Stock, par value $.10 per share (the "Shares"), and (ii) 5,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Shares"). At the close of business on May 21, 2012, (i) 17,929,188 Shares and no Preferred Shares were issued and outstanding and (iii) no Shares were held in the Company's treasury. At the close of business on May 12, 2012, there were outstanding Company Options to acquire a total of 627,822 Shares. Except for the foregoing, there are no other shares of capital stock or other equity interests in the Company issued, reserved for issuance or outstanding. All of the issued and outstanding Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights. Section 4.2(a) of the Company Disclosure Schedule sets forth each Company Option outstanding as of May 21, 2012, including the name of holder of such Company Option, the number of Shares subject to such Company Option and the exercise price for such Option. As of the date of this Agreement, except (i) as provided in this Agreement and (ii) for the Company Options, there are no outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of the Company to which the Company or any Company Subsidiary is a party, including any securities representing the right to purchase or otherwise receive any Shares. There are no outstanding phantom stock rights or stock appreciation rights granted by the Company to any Person. There are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters to which stockholders of the Company may vote. As of the date of this Agreement the Company is not a party to any "poison pill" rights plan relating to any shares of capital stock of the Company.

        (b)   Section 4.2(b) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the name and jurisdiction of organization of each Company Subsidiary. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of, or other equity interests in, each of the Company Subsidiaries, free and clear of any Liens, except for (i) Liens imposed under federal or state securities Laws and (ii) Liens arising under the Company Credit Agreement. All such shares of capital stock or other equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights. Other than with respect to Liens arising under the Company Credit Agreement, neither the Company nor any of the Company Subsidiaries has any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of any of the Company Subsidiaries, including any securities representing the right to purchase or otherwise receive any shares of capital stock of, or other equity interests in, any of the Company Subsidiaries. There are no restrictions on the Company with respect to voting the stock of any Company Subsidiary.

        (c)   There are no outstanding contractual obligations to which the Company or any Company Subsidiary is a party (i) to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary or (ii) relating to the voting of any shares of capital stock of, or other equity interests in, the Company (except for Section 2.6(e)) or any Company Subsidiary.

        (d)   Except for the capital stock of the Company Subsidiaries, the Company does not own, directly or indirectly, any material amount of equity interests in any corporation, partnership, joint venture, trust or other Person.

        Section 4.3.    Authority.

        (a)   Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.7, the Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions to be consummated by it, subject to the Company obtaining, prior to the Effective Time, the vote in favor of the adoption of this Agreement by the holders of a majority of the issued and outstanding Shares, in accordance with Section 251 of the DGCL (the "Company Stockholder Approval"). The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Transactions to be consummated by it, have been duly authorized and approved by the Company Board and, except for the receipt of the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions to be consummated by it. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

        (b)   At a meeting duly called and held, the Company Board has, by the unanimous vote of those voting, adopted resolutions (i) approving, and declaring to be advisable, this Agreement, the Merger and the other Transactions to be consummated by the Company and (ii) recommending that the Company's stockholders vote in favor of the adoption of this Agreement at the Stockholders' Meeting, which resolutions have not been subsequently withdrawn or modified in any respect (it is understood that this clause (ii) is not intended to, and shall not, affect the Company's rights under clause (y) of the proviso in Section 2.6(a)(ii), Section 6.2 or Section 8.1(c)).

        Section 4.4.    Consents and Approvals; No Violations.

        (a)   Except for (i) the consents and approvals set forth in Section 4.4(a) of the Company Disclosure Schedule, (ii) the filing with the SEC of the Proxy Statement, (iii) the filing of the Certificate of Merger with the Secretary of State, (iv) such filings and approvals as may be required under liquor Laws in the jurisdictions in which the Company and the Company Subsidiaries conduct business and (v) such other filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the HSR Act and the applicable requirements of the NASDAQ Global Select Market ("NASDAQ") (all of the foregoing, collectively, the "Company Required Governmental Approvals"), no consent or approval of, or filing, declaration or registration with, any Governmental Entity, which has not been received or made, is required to be obtained or made by the Company for the consummation by the Company of the Transactions to be consummated by it, other than such consents, approvals, filings, declarations or registrations that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (b)   None of the execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions to be consummated by it, and compliance by the Company with any of the terms and provisions of this Agreement, will (i) violate any provision of the Company Certificate or Company By-Laws or any of the similar organizational documents of any Company Subsidiary or (ii) assuming that the Company Stockholder Approval and the Company Required Governmental Approvals are received or made, as the case may be, prior to the Effective Time, (x) violate any Law applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets or (y) violate, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of the Company Subsidiaries under, any Material Contract, except, in the case of clause (ii) above, for such violations, losses of benefits, defaults, events, terminations, rights of termination or cancellation, or Lien creations as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.5.    SEC Documents; Financial Statements; Undisclosed Liabilities.

        (a)   The Company has filed all reports, schedules, forms, proxy statements and registration statements with the SEC required to be filed by it pursuant to the Securities Act or the Exchange Act, in each such case from March 29, 2009 through the date of this Agreement (collectively, the "SEC Documents"). As of their respective dates (or if subsequently amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), the SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor any Company Subsidiary has listed its securities on any stock exchange in any jurisdiction, other than the Shares listed by the Company on NASDAQ. No Company Subsidiary is separately subject to the periodic reporting requirements of the Exchange Act. As of the date of this Agreement, none of the SEC Documents are subject to outstanding comments in comment letters received by the Company from the SEC staff.

        (b)   The consolidated financial statements of the Company included in the SEC Documents (the "SEC Financial Statements") have been prepared in accordance with GAAP (except as may be otherwise indicated therein or in the notes thereto and except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the Exchange Act), applied on a consistent basis during the periods involved, and (except as may be indicated therein or in the notes thereto or as subsequently amended or superseded by a filing prior to the date of this Agreement) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated statements of earnings, stockholders' equity and cash flows for the respective periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments and the absence of footnotes).

        (c)   Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature that would have been required by GAAP to be reflected in the consolidated balance sheet or notes thereto of the Company as of such date, except (i) for such liabilities and obligations reflected, reserved against or otherwise disclosed in the consolidated balance sheets of the Company as of March 27, 2011 (including the notes thereto) that are included in the SEC Financial Statements or as otherwise disclosed in the SEC Documents, (ii) for such liabilities and obligations incurred in the ordinary course of business consistent with past practice, (iii) for such liabilities and obligations incurred pursuant to or in connection with this Agreement or the Transactions, or (iv) for such liabilities and obligations as would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect. There are no off-balance sheet arrangements to which the Company or any Company Subsidiary is a party required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been disclosed in the SEC Documents.

        (d)   The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the related rules and regulations promulgated thereunder. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the

Exchange Act. The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The management of the Company completed its assessment of the effectiveness of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended March 27, 2011, and such assessment concluded that as of March 27, 2011 such controls were effective. The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the Audit Committee of the Company Board (x) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which are reasonably likely to materially adversely affect the Company's ability to record, process, summarize and report financial data and have identified to such auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, of which there is Company Knowledge and that involves management or other employees of the Company or any of the Company Subsidiaries who have a significant role in the Company's internal control over financial reporting. The Company has made available to Parent the disclosures referred to in the prior sentence (if any) made by the Company's principal executive officer and its principal financial officer to the Company's auditors and the Audit Committee of the Company Board from March 28, 2010 to the date of this Agreement.

        Section 4.6.    Absence of Certain Changes or Events.     Since March 27, 2011, no Effects have occurred which have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. From March 27, 2011 to the date of this Agreement, the Company and the Company Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice.

        Section 4.7.    Litigation.     There is no Proceeding (with respect to investigations, to the Company's Knowledge) pending or, to the Company's Knowledge, threatened against the Company or any Company Subsidiary or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors of the Company or any Company Subsidiary) before any Governmental Entity that (i) is not covered by insurance and would reasonably be expected to result in damages payable by the Company and/or any Company Subsidiary in excess of $500,000 or (ii) would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (excluding from the foregoing clauses (i) and (ii) any Proceeding (or threatened Proceeding) concerning this Agreement, any of the Transactions, or any agreement or arrangement referred to in Section 5.8).

        Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Entity.

        Section 4.8.    Real Property; Personal Property.

        (a)   Section 4.8(a) of the Company Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of all real property owned by the Company or any Company Subsidiary (collectively, the "Owned Real Property") and, for each parcel of Owned Real Property, identifies the street address of such Owned Real Property.

        (b)   Section 4.8(b) of the Company Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any

Company Subsidiary (collectively, including the improvements thereon, the "Leased Real Property") and, for each parcel of Leased Real Property, identifies the street address of such Leased Real Property.

        (c)   The Company and/or one or more of the Company Subsidiaries as applicable has good, valid and marketable fee simple title to each Owned Real Property and, to the Company's Knowledge, has a valid leasehold interest in and enjoys peaceful and undisturbed possession of each Leased Real Property, in each case free and clear of all Liens other than Permitted Liens.

        (d)   Except (i) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) for the Real Property Leases and (iii) for Permitted Liens, as of the date of this Agreement, none of the Owned Real Properties or Leased Real Properties is subject to any lease, sublease, license or other agreement granting to any Person (other than the Company or any Company Subsidiary) any right to the use or occupancy of such Owned Real Property or Leased Real Property or any part thereof.

        (e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has good title to, or a valid leasehold interest in, or with respect to licensed assets, a valid license to use, the tangible personal assets and properties used or held for use by it in connection with the conduct of its business as conducted on the date of this Agreement, free and clear of all Liens other than Permitted Liens.

        (f)    As of the date of this Agreement, there does not exist any condemnation, eminent domain or taking proceeding pending, or to the Company's Knowledge, threatened, that affects any Owned Real Property or Leased Real Property that would reasonably be expected to have a Company Material Adverse Effect.

        Section 4.9.    Taxes.

        (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

            (i)  all Tax returns, reports and similar statements required to be filed by or on behalf of the Company or any of the Company Subsidiaries (collectively, the "Returns") have been timely filed (taking into account any extensions);

           (ii)  as of the times of filing, the Returns were correct;

          (iii)  the Company and the Company Subsidiaries have timely paid, withheld or made provision for all Taxes shown as due and payable on the Returns that have been filed or that are otherwise due and owing, other than Taxes that are being contested in good faith, which have not been finally determined, and have been adequately reserved against in accordance with GAAP on the Company's most recent consolidated financial statements;

          (iv)  as of the date of this Agreement, there are no pending claims or claims threatened in a writing delivered to the Company or any Company Subsidiary, nor are there any federal, state, provincial, local or foreign audits, examinations, or other Proceedings (with respect to investigations, to the Company's Knowledge) pending, with regard to any Taxes of the Company or any Company Subsidiary;

           (v)  there are no Liens with respect to any Taxes against the assets of the Company or any Company Subsidiary, other than Permitted Liens;

          (vi)  the Company and each Company Subsidiary have withheld and collected all amounts required by Law to be withheld or collected, including sales and use Taxes and amounts required to be withheld for Taxes of employees, independent contractors, creditors, stockholders or other third parties, and, to the extent required, have timely paid over such amounts to the proper Governmental Entities.

        (b)   none of the Company or any of the Company Subsidiaries (i) has been a "distributing corporation" or a "controlled corporation" in any distribution occurring during the last two (2) years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable, (ii) has engaged in any "listed transaction" within the meaning of Section 6011 of the Code, or (iii) has liability for a material amount of Taxes of another person pursuant to any Law (including Treasury regulations Section 1.1502-6), as a transferee or successor, by contract (other than (x) any contract solely among members of the Company Group or (y) any credit or financing agreement, lease or other commercial contract the principal purpose of which does not relate to Taxes) or otherwise.

        Section 4.10.    Compliance with Laws.

        (a)   Except with respect to the matters described in Sections 4.5(d), 4.9, 4.12 and 4.15, which are excluded from the provisions of this Section 4.10, and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries is in violation of any Law applicable to the Company or any of the Company Subsidiaries (including the Foreign Corrupt Practices Act and similar anti-corruption Laws, franchise Laws and Laws applicable to the quality and safety of food and beverage products). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries hold all Permits (including liquor licenses and permits) required for the conduct of their respective businesses as conducted on the date of this Agreement, (ii) such Permits are in full force and effect, and (iii) no Proceeding (with respect to investigations, to the Company's Knowledge) is pending by any Governmental Entity of which the Company or any Company Subsidiary has received written notice or, to the Company's Knowledge, threatened in a writing delivered to the Company or any Company Subsidiary by any Governmental Entity, seeking the revocation, limitation or nonrenewal of any such Permit.

        (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, the Company has no reason to believe that any currently pending application for a liquor license sought by the Company or any Company Subsidiary will be ultimately denied. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no pending disciplinary actions, unresolved citations or unsatisfied penalties relating to liquor licenses that would reasonably be expected to have any material impact on any restaurant or the ability to maintain or renew any liquor license.

        Section 4.11    Labor Matters.     As of the date of this Agreement, no employees of the Company or any of the Company Subsidiaries are covered by, and neither the Company nor any Company Subsidiary is subject to, a collective bargaining agreement. To the Company's Knowledge (i) there are no organizing activities involving the Company pending with any labor organization or group of employees of the Company or any Company Subsidiary, (ii) no collective bargaining agreement is being or has been negotiated by the Company or any Company Subsidiary, and (iii) there is no strike, lockout, slowdown, or work stoppage against the Company or any Company Subsidiary pending that may interfere with the respective business activities of the Company or such Company Subsidiary that, with respect to any of clauses (i), (ii) or (iii), individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

        Section 4.12.    Employee Benefits.

        (a)   Set forth in Section 4.12(a) of the Company Disclosure Schedule is a complete and correct list as of the date of this Agreement of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), each stock purchase, severance, retention, employment, change-in-control, deferred compensation or supplemental retirement agreement, program, policy or arrangement, and each material bonus, incentive, vacation or other material employee benefit plan, agreement, program, policy or arrangement which is maintained or sponsored by the Company or any of the Company Subsidiaries or with respect to which the Company or any of the Company Subsidiaries is obligated to make any contributions or has any material liability. All such plans, agreements, programs, policies and arrangements are hereinafter referred to collectively as the "Benefit Plans" and individually as a "Benefit Plan." For the avoidance of doubt, "Benefit Plans" shall not include any such agreement with respect to any former employee of the Company or any of the Company Subsidiaries if, as of the date of this Agreement, the Company or Company Subsidiary, as applicable, has no further obligations or liabilities under such agreement.

        (b)   With respect to each Benefit Plan, the Company has delivered or made available to Parent (i) a complete and correct copy of such plan or plan documents, as applicable, or a summary of such plan, (ii) the most recent Internal Revenue Service determination letter, if applicable, (iii) the current summary plan description, if applicable, (iv) the most recent actuarial valuation report, if applicable, (v) the most recent annual report (Form 5500, with all applicable attachments) and (vi) all related trust agreements that implement each Benefit Plan. (For all purposes of this Agreement, references to the Company having made a document "available" to Parent shall be deemed to include the Company having made such document publicly available by filing it (or incorporating it by reference) as an exhibit to the Company's annual report on Form 10-K for the fiscal year ended March 27, 2011 or any subsequent SEC Document.)

        (c)   Each Benefit Plan is being operated, funded and administered in accordance with its terms and the requirements of ERISA and the Code and other applicable Law, except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code and each trust associated with any Benefit Plan that is intended to be exempt from taxation under Section 501(a) o the Code has received a favorable Internal Revenue Service determination letter as to its qualification and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, a or is a prototype plan that is the subject of a favorable opinion letter from the Internal Revenue Service and, to the Company's Knowledge, as of the date of this Agreement, nothing has occurred since the date of such determination or opinion letter that would reasonably be expected to result in a loss of such plan's qualification or tax-exempt status.

        (d)   Neither the Company, any of the Company Subsidiaries nor any ERISA Affiliates, maintains contributes to or has any liability with respect to a "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA or a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

        (e)   There are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the Company's Knowledge, threatened with respect to any Benefit Plan, other than any such actions, suits or claims that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (f)    Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions (either alone or in conjunction with any other event) will: (i) increase any benefits otherwise payable under any Benefit Plan; (ii) result in any acceleration of the time of payment or vesting of any such benefits; or (iii) result in any payment (whether severance pay or otherwise) becoming due to, or with respect to, any current of former employee or director of the Company.

        (g)   No Benefit Plan is a "welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to former employees of the Company, other than pursuant to Section 4980B of the Code or any similar Law.

        (h)   The Company and Company Subsidiaries have no liability by reason of an individual who performs or performed services for the Company or its Subsidiaries in any capacity being improperly excluded from participating in a Benefit Plan that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (i)    The Company and each Company Subsidiary have no indemnity obligations for any Taxes imposed under Section 4999 or Section 409A of the Code.

        (j)    No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement, by any employee, director or other service provider of the Company or a Company Subsidiary (whether current, former or retired) under any Benefit Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

        Section 4.13.    Contracts.

        (a)   Section 4.13(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, each Contract in effect as of the date of this Agreement to which the Company or any Company Subsidiary is a party that is of a type described below:

            (i)  any Contract (x) relating to indebtedness for borrowed money (other than intercompany indebtedness) or a standby letter of credit or similar facility, or a capitalized lease (determined in accordance with GAAP) in excess of $100,000, or (y) pursuant to which the Company or any Company Subsidiary is a guarantor of any indebtedness for borrowed money in excess of $100,000;

           (ii)  any Contract (x) granting to any Person a right of first refusal, right of first offer or similar preferential right to purchase any of the Company's or any Company Subsidiary's capital stock or assets or (y) except in the ordinary course of business, (A) obligating the Company or any Company Subsidiary to sell to any Person any capital stock or assets with a value of greater than $500,000 or (B) pursuant to which the Company or any Company Subsidiary sold to any Person any capital stock or assets with a value of greater than $500,000 and continues to have any ongoing obligations;

          (iii)  any Contract (other than a Contract with respect to any Leased Real Property) limiting, restricting or prohibiting the Company or any Company Subsidiary from operating restaurants or conducting other business activities anywhere in the United States or elsewhere in the world;

          (iv)  any Contract with respect to any partnership entity or other joint venture entity in which the Company or any Company Subsidiary has an ownership interest (other than a Contract solely between the Company or a Company Subsidiary, on the one hand, and one or more Company Subsidiaries, on the other hand);

           (v)  any Contract pursuant to which the Company or any Company Subsidiary (x) has an option, right or obligation to purchase any other business or material portion of a business on an ongoing basis (including by purchasing the assets or capital stock of another Person) in each case with a value of greater than $500,000 or (y) purchased any such business or material portion of a business with a value of greater than $500,000 and continues to have any ongoing obligations;

          (vi)  without limitation of clause (v), any Contract that obligates the Company or any Company Subsidiary to make any earn-out payments based on future performance of an acquired business or assets;

         (vii)  any Contract that obligates the Company or any Company Subsidiary to make a loan or capital contribution to, or investment in excess of $100,000 in, any Person other than loans to the Company or any Company Subsidiary and advances to employees in the ordinary course of business;

        (viii)  any collective bargaining agreement;

          (ix)  any Real Property Lease for which annual base rental payments exceed $500,000;

           (x)  any Contract relating to the purchase or sale of materials, supplies, goods, services or equipment, pursuant to which the Company or any Company Subsidiary paid to any Person, or any Person paid to the Company or any Company Subsidiary, an aggregate amount in excess of $750,000 during the fiscal year ended April 1, 2012, except for Contracts that may be terminated by any party thereto upon notice of ninety (90) days or less;

          (xi)  (A) any Contract pursuant to which the Company or any Company Subsidiary has granted exclusive rights to develop or operate or license others to develop or operate any business under the "BENIHANA", "HARU" or "RA SUSHI" brand or (B) any master franchise agreement pursuant to which the Company or any Company Subsidiary has granted any Person the right to do business under the BENIHANA", "HARU" or "RA SUSHI" brand (the "Franchise Agreements");

         (xii)  any Contract that contains a standstill or similar agreement pursuant to which the Company or any Company Subsidiary has agreed not to acquire assets or securities of a third party;

        (xiii)  any Contract that contains a license in respect of Intellectual Property (except for (A) licenses of commercially available, off-the-shelf, click-wrap or shrink-wrap software and (B) licenses granted by the Company or any Company Subsidiary to franchisees in the ordinary course of business consistent with past practice) that by its terms called for aggregate payments by the Company or any Company Subsidiary in excess of $250,000 during the fiscal year ended April 1, 2012; and

        (xiv)  any Contract which commits the Company or any Company Subsidiary to enter into any of the foregoing.

  As used in this Agreement, the term "Material Contracts" means, collectively, (x) the Contracts referred to in clauses (i) through (xiii) above and (y) each other Contract (including all amendments thereto) that (A) has been filed as a "material contract" by the Company with the SEC as an exhibit to the SEC Documents as of the date of this Agreement pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and (B) remains in effect as of the date of this Agreement.

        (b)   With respect to each Contract to which the Company or any Company Subsidiary is a party, (i) neither the Company nor any of the Company Subsidiaries has breached, or is in default under, nor has any of them received written notice of breach or default under (or of any condition which with the passage of time or the giving of notice would cause a breach or default under), such Contract, (ii) to the Company's Knowledge, no other party to such Contract has breached or is in default of any of its obligations thereunder, and no event has occurred which would result in a breach or default thereunder (in each case, with or without notice or lapse of time or both), (iii) such Contract is in full force and effect and is the valid and binding obligation of the Company and/or each Company Subsidiary party thereto and, to the Company's Knowledge, each other party thereto, and (iv) the Company has not received any notice from any counterparty thereto and, to the Company's Knowledge, is not otherwise aware of any intention by the counterparty thereto to terminate (other than Contracts that are expiring pursuant to their terms) or not renew any Contract, or is seeking the renegotiation thereof in any material respect or substitute performance thereunder in any material respect, except in the case of clauses (i), (ii), (iii) and (iv) for such breaches, defaults, failures to be in full force and effect or the valid and binding obligation of any party or parties thereto or notices or intentions of any party or parties thereto that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered or made available to Purchaser copies of all Material Contracts (including all amendments thereto) in effect as of the date of this Agreement referred to in clause (x) of the definition of such term.

        Section 4.14.    Intellectual Property.

        (a)   Section 4.14(a) of the Company Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of all federal, state or foreign trademark and service mark registrations and pending applications and Internet domain name registrations owned by the Company or any of the Company Subsidiaries. As of the date of this Agreement, the Company and/or one or more of the Company Subsidiaries as applicable are the sole and exclusive owners of all such registrations and applications, but solely with respect to the territories identified on Section 4.14(a) of the Company Disclosure Schedule. As of the date of this Agreement, no Intellectual Property subject to a registration or application required to be set forth on Section 4.14(a) of the Company Disclosure Schedule, and no other Intellectual Property owned by the Company or any Company Subsidiary and material to the conduct of its business, has been adjudicated invalid or is subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Entity restricting its use or adversely affecting the rights of a Company or a Company Subsidiary thereto.

        (b)   Each of the Company and the Company Subsidiaries owns, free and clear of all Liens except for Permitted Liens, all right, title and interest in and to, or otherwise possesses adequate licenses or other rights to use, all Intellectual Property necessary to conduct its business as conducted on the date of this Agreement, except where the failure to own or possess such rights or to be free and clear of Liens would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, (i) no Proceeding (with respect to investigations, to the Company's Knowledge) is pending or, to the Company's Knowledge, threatened in a writing delivered to the Company or any Company Subsidiary, (x) claiming that the Company or any Company Subsidiary has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person, (y) claiming that any Person has infringed, misappropriated or otherwise violated any Intellectual Property rights of the Company or any Company Subsidiary, or (z) contesting the validity, enforceability, use or ownership of any of the Company's Intellectual Property Rights and (ii) to the Company's Knowledge, there is no valid basis for any such Proceeding or position referred to in any of the foregoing.

        (c)   As of the date of this Agreement, all domain names listed on Section 4.13(a) of the Company Disclosure Schedule are currently registered and in good standing, and the Company or a Company Subsidiary, as the case may be, is shown on the records of the registrar thereof as the sole owner thereof. Since March 28, 2010 to the date of this Agreement, neither the Company nor any of the Company Subsidiaries has received any written notice or other written communication stating that any Person is challenging its right to use any such domain name.

        (d)   Except for Intellectual Property matters expressly referenced in any other provision of this Article IV, the representations and warranties contained in this Section 4.13 and Section 4.5(c) constitute the sole and exclusive representations and warranties of the Company regarding Intellectual Property matters, including liabilities or obligations, or compliance with Laws, relating thereto.

        Section 4.15.    Environmental Matters.

        (a)   There are no Proceedings (with respect to investigations, to the Company's Knowledge) arising under any applicable Law as in effect on the date of this Agreement related to pollution or protection of human health or the environment (each, an "Environmental Claim") that (i) as of the date of this Agreement are pending before any Governmental Entity or, to the Company's Knowledge, threatened in a writing delivered to the Company or any Company Subsidiary, against the Company or any Company Subsidiary and (ii) seek to impose, or are reasonably expected to result in the imposition on the Company or any of the Company Subsidiaries of, any liability or obligation, with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (b)   To the Company's Knowledge, there is no reasonable basis for any Environmental Claim that would impose any liability or obligation that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary (i) is in compliance with all applicable Laws as in effect on the date of this Agreement related to pollution or protection of human health or the environment, (ii) holds all Permits under such Laws as required for the conduct of its business as conducted on this date of this Agreement and (iii) is in compliance with such Permits.

        (d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Hazardous Materials have been Released in violation of Law, on, under or from any property currently or formerly owned or operated by the Company or any Company Subsidiary.

        (e)   The Company has delivered or made available to Parent copies of all environmental site assessments relating to Owned Real Property or Leased Real Property that are in the possession of the Company or any Company Subsidiary prepared in the three (3) calendar years preceding the date of this Agreement.

        (f)    Notwithstanding any provision of this Agreement to the contrary, the representations and warranties contained in this Section 4.15 and Section 4.5(c) constitute the sole and exclusive representations and warranties of the Company regarding environmental and health and safety matters, including liabilities or obligations, or compliance with Laws, relating thereto.

        Section 4.16.    Insurance.     Section 4.16 of the Company Disclosure Schedule contains a complete and correct list as of the date of this Agreement of all insurance policies (by policy number and insurer) covering the Company or any Company Subsidiary, including self insurance, held by the Company and each Company Subsidiary, and any other Person (the "Insurance Policies"). The Company and each of the Company Subsidiaries maintains insurance coverage against such risks and in such amounts as the Company believes to be customary for companies of similar size, in their geographic regions and in the respective businesses in which the Company and the Company Subsidiaries operate. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries, and to the Company's Knowledge any other party to the Insurance Policies acquired by or on behalf of the Company or any Company Subsidiary, are in compliance with the terms and provisions of the Insurance Policies and all premiums due and payable with respect thereto have been paid and (ii) as of the date of this Agreement, neither the Company nor any Company Subsidiary, nor to the Company's Knowledge any other Person, has received a notice of cancellation or termination of any Insurance Policy, other than such notices which are received in the ordinary course of business.

        Section 4.17.    Affiliate Transactions.     There are no agreements, arrangements or understandings between the Company or any of the Company Subsidiaries, on the one hand, and any officer, director, stockholder who, to the Company's Knowledge, owns ten percent (10%) or more of any class or series of the Company's capital stock, or Affiliate of the Company (other than the Company Subsidiaries), on the other hand, that has not been disclosed in the SEC Documents and are of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

        Section 4.18.    Restrictions on Business Combinations.     Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.7, the Company Board has taken all necessary action such that the restrictions imposed on business combinations by Section 203 of the DGCL are inapplicable to this Agreement and the Merger. To the Company's Knowledge, other than Section 203 of the DGCL, no so-called "moratorium", "control share acquisition", "fair price" or other state anti-takeover laws apply to this Agreement and the Transactions.

        Section 4.19.    Opinion of Financial Advisor.     The Company Board has received the opinion of Jefferies & Company, Inc. ("Jefferies"), the Company's financial advisor, to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to the holders of Shares. As of the execution of this Agreement, such opinion has not been withdrawn, rescinded, amended or superseded. A copy of such opinion will be provided to Parent solely for information purposes as promptly as practicable after the date hereof.

        Section 4.20.    Broker's Fees.     Except for Jefferies and the fees and expenses payable to it (including amounts payable to it at the Closing), neither the Company nor any of the Company Subsidiaries nor any of their respective officers or directors on behalf of the Company or any of the Company Subsidiaries has employed any financial advisor, broker or finder in a manner that would result in any liability for any broker's fees, commissions or finder's fees in connection with any of the Transactions. The Company has delivered or made available to Parent prior to or simultaneously with the execution of this Agreement a complete and correct copy of the Company's engagement letter with Jefferies.

        Section 4.21.    Suppliers.     Set forth on Section 4.21 of the Company Disclosure Schedule is a complete and correct list of the ten (10) suppliers that accounted for the largest dollar volume of purchases by the Company and the Company Subsidiaries during the fiscal year ended April 1, 2012 (the "Major Suppliers"). Neither the Company nor any Company Subsidiary has received any written notice during the twelve (12) months immediately preceding the date of this Agreement that any Major Supplier intends to cancel or otherwise materially modify its relationship with the Company and the Company Subsidiaries.

        Section 4.22.    No Other Representations or Warranties.     EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE IV (GIVING EFFECT TO THE COMPANY DISCLOSURE SCHEDULE), NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY ON BEHALF OF THE COMPANY. THE COMPANY HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATION OR WARRANTY, WHETHER BY THE COMPANY, ANY COMPANY SUBSIDIARY, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PARENT, MERGER SUB OR ANY OTHER PERSON OF ANY DOCUMENTATION OR OTHER WRITTEN OR ORAL INFORMATION BY THE COMPANY, ANY COMPANY SUBSIDIARY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, AND, IN THE ABSENCE OF FRAUD, NEITHER THE COMPANY NOR ANY OTHER PERSON WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO PARENT, MERGER SUB OR ANY OTHER PERSON RESULTING FROM SUCH DELIVERY OR DISCLOSURE, OR PARENT'S OR MERGER SUB'S USE, OF ANY SUCH DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS, BUSINESS PLANS OR OTHER MATERIAL MADE AVAILABLE TO PARENT OR MERGER SUB IN CERTAIN "DATA ROOMS", CONFIDENTIAL INFORMATION MEMORANDA (INCLUDING SUPPLEMENTS THERETO), MANAGEMENT PRESENTATIONS OR OTHER WRITTEN MATERIALS PROVIDED TO PARENT IN CONNECTION WITH THE TRANSACTIONS).

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

        Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 5.1.    Corporate Organization.     Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, when aggregated with all other such failures, a material adverse effect on Parent's or Merger Sub's ability to perform its obligations under this Agreement or prevent the consummation of the Transactions (a "Parent Material Adverse Effect").

        Section 5.2.    Authority.     Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions to be consummated by it. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by each of Parent and Merger Sub of the Transactions to be consummated by it, have been duly authorized and approved by Parent and Merger Sub, and no other corporate action on the part of Parent, Merger Sub or their respective stockholders is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the Transactions to be consummated by it. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

        Section 5.3.    Consents and Approvals; No Violations.

        (a)   Except for (i) the filing of the Certificate of Merger with the Secretary of State and (ii) such other filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act (all of the foregoing collectively, the "Parent Required Governmental Approvals"), no consent or approval of, or filing, declaration or registration with, any Governmental Entity which has not been received or made is required to be obtained by or made by Parent, Merger Sub or any other Affiliate of Parent for the consummation by each of Parent and Merger Sub of the Transactions to be consummated by it, other than such consents, approvals, filings, declarations or registrations that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        (b)   None of the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the Transactions to be consummated by it, and compliance by Parent and Merger Sub with any of the terms and provisions of this Agreement, will (i) violate any provision of the Certificate of Incorporation or By-Laws (or similar organizational documents with different names) of Parent or Merger Sub or (ii) assuming that the Parent Required Governmental Approvals are received or made, as the case may be, prior to the Effective Time, (x) violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets or (y) violate, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or Merger Sub under any note, bond, mortgage, indenture, deed of trust, license, permit, lease, contract, agreement or other instrument to which Parent or Merger Sub is a party, or by which either of them or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, losses of benefits, defaults, events, terminations, rights of termination or cancellation, accelerations or Lien creations as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.4.    Merger Sub.

        (a)   Merger Sub was formed solely for the purpose of engaging in the Merger and the other Transactions and has not engaged in any business activities or conducted any operations, in each case since the date of its incorporation other than in connection with the Merger and the other Transactions.

        (b)   The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding. All such issued and outstanding shares are owned beneficially and of record by Parent.

        Section 5.5.    Sufficient Funds.     Prior to the date of this Agreement, Parent has delivered to the Company complete, correct and executed copies of all financing agreements and/or commitment letters (except that the fee amounts in the fee letters have been redacted) entered into in connection with this Agreement, including, (i) the equity commitment letter (the "Equity Commitment Letter") to provide equity financing in an aggregate amount set forth therein (the "Equity Financing") and (ii) the debt commitment letter(s) from GCI Capital Markets, LLC, Ares Capital Corporation and General Electric Capital Corporation (collectively, the "Debt Financing Sources") dated as of the date hereof (the "Debt Commitment Letters" and, together with the Equity Commitment Letter, the "Financing Commitments"), pursuant to which the Debt Financing Sources have agreed, subject to the terms and conditions set forth therein, to provide or cause to be provided to Parent, debt financing in an aggregate amount set forth therein (the "Debt Financing", and together with the Equity Financing, the "Financing") in connection with the financing of the Transactions, including all exhibits, schedules or amendments thereto (except that fee amounts in the fee letters have been redacted), which as of the date hereof, have not been amended or modified (and no such amendment or modification is contemplated) and the commitments contained in such letters have not been withdrawn or rescinded in any respect. As of the date hereof, the Financing Commitments are in full force and effect, are legal, valid and binding obligations of Parent and, to Parent's Knowledge, the other parties thereto, and are enforceable in accordance with their terms against Parent and Merger Sub, as applicable, and, to Parent's Knowledge, the other parties thereto (in each case, as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally and general principles of equity). As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under the Financing Commitments. The aggregate proceeds contemplated by the Financing Commitments, when funded in accordance with their terms (in the case of the Debt Financing, at the maximum amount of the term loan facility contemplated by the Debt Commitment Letters), together with Immediately Available Cash in an amount not less than the Minimum Cash Amount, will be sufficient for Parent and Merger Sub to consummate the Transactions (including sufficient funds to pay the aggregate Merger Consideration pursuant to Article III, to make all payments in respect of the Company Options pursuant to Section 3.4, to pay all amounts which become payable under the Benefit Plans solely as a result of the Transactions, to perform Parent's and Merger Sub's other obligations under this Agreement, and to pay all fees, expenses and other amounts related to the Transactions or the Financing payable by either of them). The Financing Commitments contain all of the conditions precedent or other contingencies to the obligations of the parties thereunder to make Financing available to Parent and Merger Sub on the terms therein, and as of the date hereof, Parent and Merger Sub have no reason to believe that any of the conditions precedent to the Financing will not be satisfied in connection with the consummation of the Transactions or that the Financing will not be available to Merger Sub on the Closing Date. Parent and Merger Sub have obtained the consent of the lenders under the Financing Commitments to publicly file the Financing Commitments with the SEC if requested by the SEC or required by Law (provided that all fee amounts in the fee letters shall be redacted). Parent and Merger Sub shall comply with and accept any "flex" terms contained in any of the Financing Commitments as may be necessary to complete the Financing.

        Section 5.6.    Solvency.     Neither Parent nor Merger Sub is entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors. As of the Effective Time, assuming (i) satisfaction of the conditions to Parent's and Merger Sub's obligation to consummate the Merger, or waiver of such conditions, (ii) the accuracy in all material respects of the representations and warranties of the Company set forth in Article III hereof (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to any "knowledge", materiality or "Company Material Adverse Effect" qualification or exception), (iii) estimates, projections or forecasts provided by the Company to Parent prior to the date hereof were prepared in good faith on assumptions that were, at the time of preparation and the date of this Agreement, reasonable, and (iv) Immediately Available Cash in an amount not less than the Minimum Cash Amount, and after giving effect to all of the Transactions (including the Financing (and any other repayment or refinancing of debt that may be contemplated in the Financing Commitments), the payment of the aggregate Merger Consideration pursuant to Article III, the payments in respect of the Company Options pursuant to Section 3.4, and payment of all fees, expenses and other amounts related to the Transactions or the Financing), and immediately after the consummation of the Transactions, each of Parent and the Surviving Corporation (i) will be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts and other liabilities (including a reasonable estimate of the amount of all contingent liabilities) as they become due; and (ii) shall not have an unreasonably small amount of capital to carry on the businesses in which is it engaged or proposed to be engaged. For all purposes of this Agreement, clauses (i) and (ii) shall mean that each of Parent and the Surviving Corporation will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

        Section 5.7.    Ownership of Shares.     Each of Parent, Merger Sub and the other Affiliates of Parent is not, nor at any time during the last three (3) years has been, an "interested stockholder" (as defined in Section 203 of the DGCL) of the Company. None of Parent, Merger Sub and the other Affiliates of Parent beneficially owns any Shares.

        Section 5.8.    Other Agreements.     As of the date hereof, neither Parent, Merger Sub nor any other Affiliate of Parent has entered (or committed to enter) into any agreement or arrangement with (i) any officer or director of the Company in connection with any of the Transactions or otherwise or (ii) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement or agrees to vote against (or refrain from voting in favor of) any Superior Proposal.

        Section 5.9.    Litigation.     Except (i) as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and (ii) for any litigation (or threatened litigation) concerning this Agreement, any of the Transactions, or any agreement or arrangement referred to in Section 5.8, there is no Proceeding (with respect to investigations, to the Parent's Knowledge) pending or, to Parent's Knowledge, threatened in a writing delivered to Parent, Merger Sub or any of their respective Subsidiaries, against Parent or Merger Sub or any of their respective Subsidiaries or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors of Parent or Merger Sub or any of their respective Subsidiaries) before any Governmental Entity. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor Merger Sub is subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Entity.

        Section 5.10.    Acknowledgments of Parent and Merger Sub.     Each of Parent and Merger Sub acknowledges, understands and agrees to Section 4.22 and acknowledges and agrees that (i) Parent has conducted its own independent investigation and analysis of the business, assets, condition and operations of the Company and its Subsidiaries and (ii) in entering into this Agreement, it, in the absence of fraud, has relied solely upon Parent's own investigation and analysis and the representations and warranties, covenants and agreements of the Company contained in this Agreement. Without limitation of the foregoing, in connection with the due diligence investigation of the Company by Parent and Merger Sub and their respective Representatives, Parent and Merger Sub and their respective Representatives have received and may continue to receive after the date hereof from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Accordingly, each of Parent and Merger Sub acknowledges and agrees that (i) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent and Merger Sub are familiar, (ii) in the absence of fraud, Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), (iii) in the absence of fraud, Parent and Merger Sub will have no claim against the Company or any of the Company Subsidiaries, or any of their respective Representatives with respect thereto and (iv) none of the Company or any of the Company Subsidiaries, nor any of their respective Representatives, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans).

        Section 5.11.    Broker's Fees.     Neither Parent nor Merger Sub nor any of their Affiliates, nor any of their respective officers or directors on behalf of Parent or Merger Sub or any of their Affiliates, has employed any financial advisor, broker or finder in a manner that would result in any liability for the Company or any of the Company Subsidiaries for any broker's fees, commissions or finder's fees in connection with any of the Transactions if the Closing does not occur.

        Section 5.12.    No Other Representations or Warranties.     EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE V, NEITHER PARENT NOR MERGER SUB NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY ON BEHALF OF THE PARENT OR MERGER SUB. PARENT AND MERGER SUB HEREBY DISCLAIM ANY SUCH OTHER REPRESENTATION OR WARRANTY, WHETHER BY PARENT, MERGER SUB, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON.

ARTICLE VI
COVENANTS

        Section 6.1.    Conduct of Businesses Prior to the Effective Time.     Except as (w) expressly contemplated by the Company's annual budget for the current fiscal year, a true and complete copy of which has been delivered to Parent prior to the date of this Agreement (the "Annual Budget") (x) set forth in Section 6.1 of the Company Disclosure Schedule, (y)  expressly contemplated, required or permitted by this Agreement, or (z) required by Law, during the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each of the Company Subsidiaries to, (i) conduct its business in all material respects in the ordinary course of business consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve substantially intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees. Without limiting the generality of the foregoing, and except as (w) expressly contemplated by the Company's Annual Budget (x) set forth in Section 6.1 of the Company Disclosure Schedule, (y) expressly contemplated, required or permitted by this Agreement, or (z) required by Law, during the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company shall not, and shall not permit any of the Company Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned other than a consent requested to pursuant to Sections 6.1(a), (b), (c), (f), (g) or (p), which may be withheld by Parent in its sole discretion) (it being understood and agreed that if any action is permitted by any of the following subsections, such action shall be permitted under the first sentence of this Section 6.1):

        (a)   (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition or pledge or other encumbrance of, any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, other than (x) upon exercise of Company Options outstanding on the date hereof and (y) with respect to any such shares of capital stock or other securities of the Company Subsidiaries, in connection with Liens arising under the Company Credit Agreement, (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock, other than (x) purchases or other acquisitions that are holdbacks for tax withholding pursuant to the terms of Benefit Plans in effect on the date of this Agreement and (y) pursuant to agreements in force on the date of this Agreement set forth in Section 6.1(a) of the Company Disclosure Schedule, or (iii) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other distribution in respect of any Shares, or otherwise make any payments to stockholders in their capacity as such, other than (x) dividends declared or paid by any Company Subsidiary to any wholly-owned Company Subsidiary or to the Company and (y) regular quarterly cash dividends at an annual rate equal to $0.32 per share, paid to the holders of Shares (but only for the quarters ending July 23, 2012 and, if prior to the Effective Time, October 16, 2012) or actions with respect to such dividends (including the establishment of any record date therefor);

        (b)   except (x) to the extent contemplated by the Company's capital expenditure budget for the current fiscal year, a true and complete copy of which has been delivered to Parent prior to the date of this Agreement (the "Capital Expenditure Budget") or (y) pursuant to plans disclosed in Section 6.1(b) of the Company Disclosure Schedule, (i) incur or guaranty any indebtedness for borrowed money, (ii) incur any liabilities under capital leases, in any such case for an amount in excess of $25,000 or (iii) make any loans or advances to any Person (other than the Company or a wholly-owned Company Subsidiary and other than advances of expenses to employees in the ordinary course of business consistent with past practice);

        (c)   (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets which individually or in the aggregate have a net book value in excess of $1,000,000 to any Person (other than the Company or a wholly-owned Company Subsidiary), or (ii) sell, assign, transfer, encumber or otherwise dispose of any material Intellectual Property, or (iii) cancel, release or assign any indebtedness in excess of $1,000,000 individually or $2,000,000 in the aggregate owed to the Company or any Company Subsidiary, except in any such case (x) sales or other dispositions of properties or assets (including any material Intellectual Property) in the ordinary course of business consistent with past practice, (y) pursuant to agreements in force at the date of this Agreement set forth in Section 6.1(c) of the Company Disclosure Schedule or renewals of any such agreements or (z) pursuant to plans disclosed in Section 6.1(c) of the Company Disclosure Schedule;

        (d)   make any material acquisition or investment, whether by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets, of or in any Person (other than a wholly-owned Company Subsidiary), except in any such case

(i) for purchases of food, raw goods and supplies or other ordinary course purchases in connection with the day-to-day operations of the Company and the Company Subsidiaries, (ii) to the extent contemplated by the Capital Expenditure Budget, (iii) pursuant to agreements in force at the date of this Agreement set forth in Section 6.1(d) of the Company Disclosure Schedule or renewals of any such agreement, (iv) pursuant to plans disclosed in Section 6.1(d) the Company Disclosure Schedule or (v) such other acquisitions and investments as do not exceed $1,000,000 in the aggregate;

        (e)   (A) (i) increase the rate or modify the terms of compensation or benefits payable by the Company or any of the Company Subsidiaries to any of their respective current or former directors, officers or employees, (ii) grant, commit to pay or increase the rate or terms of any bonus, pension, severance or other employee benefit plan, policy, agreement or arrangement with, for or in respect of any of their respective current or former directors, officers or employees, or (iii) hire any new employees with an annual base salary in excess of $200,000 (for the avoidance of doubt, such new employees shall include employees for the position of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or General Counsel of the Company), except in the case of (i) and (ii) with respect to current individual officers or employees (I) in the ordinary course of business consistent with past practice or (II) non-material discretionary bonuses and raises (but in each case of (I) and (II) excluding any severance arrangement or changes to any severance arrangement), (B) enter into or authorize any new employment, change of control, bonus, severance, retention, retirement, collective bargaining or similar agreement with any person, (C) issue, grant or commit to issue or grant any equity or equity-based awards that may be settled in Shares or any other securities of the Company or Company Subsidiaries, (D) accelerate the vesting or payment of, take any action to fund, any compensation or benefits, or (E) terminate, materially increase the benefits under, renew or materially amend any existing, or adopt any new, Benefit Plans, except in any such case ((A)-(E)) for any action (x) required pursuant to the terms of plans or agreements in effect on the date of this Agreement, (y) required by Law or (z) subject to the penultimate proviso to this Section 6.1, reasonably necessary for the continuation of the business of the Company and the Company Subsidiaries in the ordinary course with respect to any unforeseen (as of the date of this Agreement) emergency or disaster (e.g. fire or flood) ("Emergencies");

        (f)    amend or propose any amendments to the Company Certificate or Company By-Laws or any Company Subsidiary's certificate of incorporation or by-laws or equivalent organizational documents;

        (g)   adopt or enter into a plan of complete or partial liquidation or dissolution of the Company or any Company Subsidiary;

        (h)   except as required by GAAP or applicable Law or except as would not reasonably be expected to have a Company Material Adverse Effect, change any Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, file any amended Tax Return, enter into any Tax closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, offset or other reduction in liability or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

        (i)    except as required by GAAP or applicable Law, make any change in accounting policies or procedures;

        (j)    except as reasonably incurred for the continuation of the business of the Company and the Company Subsidiaries in the ordinary course with respect to any Emergency (but subject to the penultimate proviso to this Section 6.1), make, or make any commitment with respect to, any single capital expenditure in excess of $500,000 or capital expenditures for the Company and the Company Subsidiaries in excess of $1,000,000 in the aggregate, except for capital expenditures that are contemplated by the Capital Expenditure Budget (including any contingencies therein);

        (k)   enter into any new line of business;

        (l)    except for payments by an insurer on behalf of the Company and/or any Company Subsidiary, settle, release, waive or compromise any pending or threatened Proceeding (x) for an amount in excess of $2,000,000 with respect to a Proceeding or series of similar or related Proceedings or $3,000,000 for all Proceedings or (y) entailing the incurrence of obligations that would impose material restrictions on the operations of the Company and the Company Subsidiaries or the release or waiver of rights that would have a material impact on the business and operations of the Company and the Company Subsidiaries;

        (m)  fail to maintain in full force and effect material insurance policies covering the Company and the Company Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice in all material respects, provided, that upon expiration of any such policies, the Company shall only be required to use commercially reasonable efforts to replace such policies in such form and amounts consistent with past practice;

        (n)   except (x) in the ordinary course of business consistent with past practice, (y) pursuant to plans disclosed in Section 6.1(n) of the Company Disclosure Schedule or (z) with respect to actions taken in connection with any settlement, release, waiver or compromise not prohibited under Section 6.1(l), (A) enter into, terminate or materially amend or modify any Material Contract or Contract that, if in effect on the date hereof, would have been a Material Contract, (B) waive any term of or any material default under, or liability or obligation owing to the Company or any Company Subsidiary under, any Material Contract, or (C) enter into any Contract which contains a change of control or similar provision that would require a payment to the other party or parties thereto in connection with the Merger or the other Transactions;

        (o)   except in response to any Emergency, implement or announce any material reduction in labor force, mass lay-offs or restaurant closings;

        (p)   except where the Company Board shall have determined in good faith (after consultation with the Company's outside counsel) that the failure to pursue such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board, amend or modify the engagement letter with Jefferies or engage other investment bankers, financial advisors, finders or brokers in connection with the Transactions; provided that any change in the structure or base amount of Jefferies' fees for its services shall require Parent's prior written consent; or

        (r)   make any commitment to take any of the actions prohibited by this Section 6.1;

        provided, that the amount of funds that the Company may spend in connection with any Emergency as permitted under Sections 6.1(e) and (j) above shall not exceed $1,000,000 in the aggregate without Parent's prior written consent.

        Without in any way limiting the rights or obligations of any party hereto under this Agreement, the parties hereto acknowledge and agree that (i) nothing in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company or any of the Company Subsidiaries prior to the Effective Time and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries' operations.

        Section 6.2.    No Solicitation.

        (a)   During the period beginning on the date of this Agreement and continuing until 11:59 p.m., New York City time, on the fortieth (40th) day following the date of this Agreement (such time and date, the "Solicitation Period End Time"), the Company, the Company Subsidiaries and their respective Representatives shall have the right to: (i) initiate, solicit and facilitate Alternative Proposals from any other Person or group of Persons (including, following entry by such Person(s) into an Acceptable Confidentiality Agreement (unless such Person(s) is/are subject to a confidentiality agreement with the

Company entered into prior to the date of this Agreement; it being understood that the Company shall have the right to waive any provision with respect to submission of Alternative Proposals or amendments thereto), by way of furnishing to such Person(s) and its/their Representatives, Affiliates and prospective financing sources non-public information concerning, and affording such Person(s) and its/their Representatives, Affiliates and prospective financing sources access to, the Company, the Company Subsidiaries and their businesses, properties, assets, books and records); provided, however, that the Company shall promptly make available to Parent and Merger Sub any material non-public information concerning the Company or the Company Subsidiaries that is made available to such Person(s) which was not previously made available to Parent and Merger Sub; and (ii) enter into and maintain or continue substantive discussions or negotiations with respect to Alternative Proposals or otherwise cooperate with or assist or participate in, or facilitate, any inquiries, proposals, substantive discussions or negotiations regarding an Alternative Proposal.

        (b)   After the Solicitation Period End Time until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company agrees that (i) the Company shall not, and shall cause the Company Subsidiaries and its and their respective officers, directors and employees not to, and neither the Company nor any of the Company Subsidiaries shall authorize any of their other respective Representatives to, directly or indirectly, initiate, propose, solicit or knowingly facilitate (including by way of furnishing non-public information or granting any waiver, amendment or release under any standstill agreement or takeover laws; it being understood that the Company shall have the right to waive any provision to permit the submission of Alternative Proposals or amendments thereto privately to the Company Board or its Representatives) the making of any inquiry, proposal or offer that constitutes, or is reasonably expected to lead to, an Alternative Proposal from any Person or group of Persons or engage in any discussions (other than discussions for the purpose of informing any Person(s) of the Company's obligations set forth in this Agreement relating to this Section 6.2) or negotiations with, or provide any non-public information to, any Person or group of Persons in connection with or for the purpose of facilitating an Alternative Proposal, and (ii) immediately following the Solicitation Period End Time, the Company shall cease, and shall cause the Company Subsidiaries and its and their respective officers, directors and employees to cease, and the Company and the Company Subsidiaries shall instruct their other respective Representatives to cease, any and all existing solicitation, discussions (other than discussions for the purpose of informing any Person(s) of the Company's obligations set forth in this Agreement relating to this Section 6.2) or negotiations by or on behalf of the Company with any Person(s) conducted theretofore with respect to any Alternative Proposal. Notwithstanding the foregoing, the Company, the Company Subsidiaries and their respective Representatives may continue to take any of the actions described in Section 6.2(a) after the Solicitation Period End Time with respect to any Person or group of Persons that has made, and not withdrawn, an Alternative Proposal prior to the Solicitation Period End Time if, in the good faith judgment of the Company Board (after consultation with the Company's financial advisor and outside counsel), such Alternative Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal (such Person or group of Persons, an "Excluded Person"); provided, however, that any such Person or group of Persons shall cease to be an Excluded Person immediately at such time, if any, as the Alternative Proposal made by such Person(s) is withdrawn or terminates (it being understood and agreed that any modification or amendment or such Alternative Proposal shall not constitute the withdrawal or termination thereof). Promptly (and in any event within forty-eight (48) hours thereafter) following the Solicitation Period End Time, the Company shall deliver to Parent a written summary of the material terms and conditions (including the basic financial terms) of the Alternative Proposal made by each Excluded Person (without identifying such Excluded Person). Following the Solicitation Period End Time, the Company shall use commercially reasonable efforts to keep Parent reasonably informed of the status and material terms and conditions (including any change agreed to in writing to the financial terms or any other material term thereof) or developments of any such Alternative Proposal.

        (c)   Notwithstanding any provision of this Agreement to the contrary (but subject to the second sentence of Section 6.2(b)), after the Solicitation Period End Time until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company (directly or through its Representatives) may:

            (i)  until receipt of the Company Stockholder Approval, engage in substantive discussions or negotiations with a Person or group of Persons that makes an unsolicited bona fide written Alternative Proposal (provided that such Alternative Proposal does not arise from any material breach of the restrictions in Section 6.2(b)) and may furnish to such Person(s) and its/their Representatives information concerning, and may afford such Person(s) and its/their Representatives access to, the Company and the Company Subsidiaries and their businesses, properties, assets, books and records, if (x) in the good faith judgment of the Company Board (after consultation with the Company's financial advisor and outside counsel), such Alternative Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal, and (y) prior to furnishing such information or access to, or entering into substantive discussions (except as to the existence of this Section 6.2 or to ask such Person(s) to clarify the terms and conditions of such Alternative Proposal) or negotiations with, such Person(s), (A) the Company receives from such Person(s) an executed Acceptable Confidentiality Agreement (or such Person(s) is/are subject to a confidentiality agreement with the Company entered into prior to the Solicitation Period End Time; it being understood that the Company shall have the right to waive any provision to permit the submission of Alternative Proposals or amendments thereto privately to the Company Board or its Representatives) and (B) the Company promptly (and in any event within forty-eight (48) hours) notifies Parent to the effect that it intends to furnish information or access to, or intends to enter into substantive discussions or negotiations with, such Person(s); provided, however, that the Company shall promptly make available to Parent and Merger Sub any material non-public information concerning the Company or the Company Subsidiaries that is made available to such Person(s) which was not previously made available to Parent and Merger Sub;

           (ii)  comply with Rules 14e-2 and 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to a tender or exchange offer (after consultation with the Company's outside counsel); provided, however, that any such disclosure (other than any communication contemplated by Section 6.2(c)(iii) below) shall be deemed to be a Change in Recommendation (as defined in Section 6.2(d) below) unless the Company Board expressly publicly reaffirms its approval and recommendation of the Merger and this Agreement within five (5) Business Days following any written request by Parent or, in the case of the commencement of any Alternative Proposal pursuant to Regulation 14D under the Exchange Act (a "Tender Offer Commencement"), prior to the later of the fifth (5th) Business Day following any written request by Parent or the tenth (10th) Business Day following such commencement); provided, further, that if such request is made at least five (5) Business Days prior to the Stockholders' Meeting, any such reaffirmation must be made at least two (2) Business Days prior to the date of the Stockholders Meeting;

          (iii)  make "stop-look-and-listen" communications with respect to an Alternative Proposal of the nature contemplated by Rule 14d-9(f) under the Exchange Act; and

          (iv)  make any other disclosure to the Company's stockholders, and take any other action, if the Company Board determines in good faith (after consultation with the Company's outside counsel) that the failure to make such disclosure or take such other action which would reasonably be expected to be inconsistent with applicable Law; provided, however, that any such disclosure shall be deemed to be a Change in Recommendation unless the Company Board expressly publicly reaffirms its approval and recommendation of the Merger and this Agreement within five (5) Business Days following any written request by Parent, or, in the case of a Tender Offer Commencement, prior to the later of the fifth (5th) Business Day following any written request by

  Parent or the tenth (10th) Business Day following such commencement); provided, further, that if such request is made at least five (5) Business Days prior to the Stockholders' Meeting, any such reaffirmation must be made at least two (2) Business Days prior to the date of the Stockholders Meeting.

        (d)   Except as expressly contemplated by clause (y) of the proviso in Section 2.6(a)(ii) or subsections (i) and (ii) of this Section 6.2(d), the Company Board may not (i) withdraw, qualify or modify, in a manner adverse to Parent, the approval or recommendation by the Company Board of the Merger or this Agreement, or fail to include such approval or recommendation in the Proxy Statement or reaffirm such approval and recommendation within five (5) Business Days after Parent's written request (or, in the case of a Tender Offer Commencement, prior to the later of the fifth (5th) Business Day following any written request by Parent or the tenth (10th) Business Day following such commencement), (ii) approve or recommend to the stockholders of the Company an Alternative Proposal or fail to publicly recommend against any Alternative Proposal within five (5) Business Days after Parent's written request (or, in the case of a Tender Offer Commencement, prior to the later of the fifth (5th) Business Day following any written request by Parent or the tenth (10th) Business Day following such commencement) (any action described in the foregoing clause (i), this clause (ii), clause (y) of the proviso in Section 2.6(a)(ii) or as set forth below in subsections (i)(x), (i)(y), (ii)(x) or (ii)(y) of this Section 6.2(d), a "Change in Recommendation") or (iii) cause the Company or any of the Company Subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Proposal (other than an Acceptable Confidentiality Agreement). Notwithstanding the foregoing:

            (i)  until sixty (60) hours after the Solicitation Period End Time, if the Company Board (after consultation with the Company's financial advisor and outside counsel) determines in good faith that (A) any Alternative Proposal referred to in Section 6.2(a) constitutes a Superior Proposal and (B) the Company shall have complied in all material respects with all of its obligations under this Section 6.2, the Company Board may take one or more of the actions below:

             (x)  withdraw, qualify or modify its approval or recommendation of the Merger and this Agreement;

             (y)  approve or recommend such Superior Proposal; and

             (z)  cause the Company or any of the Company Subsidiaries to enter into a binding written agreement with respect to such Superior Proposal (a "Go-Shop Superior Proposal Agreement") (and take the actions contemplated by Section 4.18 in connection therewith); provided, that the Company must terminate this Agreement in accordance with Section 8.1(c) before or simultaneously with, entering into such Go-Shop Superior Proposal Agreement;

  provided, however, that (A) prior to taking such actions, the Company shall give Parent at least forty-eight (48) hours notice thereof (which notice shall state that the Company has received a Superior Proposal, attaching the latest draft of the Go-Shop Superior Proposal Agreement and the other agreements (if any) relating to the terms and conditions of the Superior Proposal (in each case, with any identifying information redacted), which notice need only be given once with respect to any Superior Proposal, unless such Superior Proposal is modified in any material respect (it being agreed that any change in purchase price shall be deemed a material revision) in which case a new notice shall be delivered to Parent pursuant to this Section 6.2(d) and a new 48-hour period shall be commenced upon the delivery of such new notice); (B) within the Notice Period, the Company, shall, and shall cause its financial and legal advisors to, negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Alternative Proposal would cease to constitute a Superior Proposal and (C) if within such forty-eight (48) hour period, Parent makes a bona fide offer that the Company Board determines in good faith (after consultation with the

  Company's financial advisor and outside counsel) would render such Alternative Proposal no longer a Superior Proposal (taking into account, among other things, (I) the terms of such offer and (II) such legal, financial, regulatory, timing, financing, conditionality (i.e. closing conditions) and other aspects of such offer and the Merger which the Company Board deems relevant (including any stockholder litigation in connection with the Merger)), and Parent agrees in writing to all adjustments in the terms and conditions of this Agreement as are necessary to reflect such offer, then the Company's notice of termination with respect to such Superior Proposal shall be deemed to be rescinded and of no further force and effect and the parties hereto shall promptly modify this Agreement in accordance with such adjustment; and

           (ii)  from the Solicitation Period End Time until receipt of the Company Stockholder Approval, if the Company Board (after consultation with the Company's financial advisor and outside counsel) determines in good faith that (A) any Alternative Proposal referred to in clause (i) of Section 6.2(c) or any Alternative Proposal submitted by an Excluded Person constitutes a Superior Proposal, (B) the Company shall have complied in all material respects with all of its obligations under this Section 6.2 and (C) the failure to take one or more of the actions below would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board to the Company's stockholders under applicable Law, the Company Board may take one or more of the actions below:

             (x)  withdraw, qualify or modify its approval or recommendation of the Merger and this Agreement;

             (y)  approve or recommend such Superior Proposal; and

             (z)  cause the Company or any of the Company Subsidiaries to enter into a binding written agreement with respect to such Superior Proposal (a "No-Shop Superior Proposal Agreement") (and take the actions contemplated by Section 4.18 in connection therewith); provided, that the Company must terminate this Agreement in accordance with Section 8.1(c) before, or simultaneously with, entering into such No-Shop Superior Proposal Agreement;

  provided, however, that (A) prior to taking such actions, the Company shall give Parent at least seventy-two (72) hours prior written notice (the "Notice Period") thereof (which notice shall state that the Company has received a Superior Proposal, attaching the latest draft of the No-Shop Superior Proposal Agreement and the other agreements (if any) relating to the terms and conditions of the Superior Proposal (in each case, with any identifying information redacted), which notice need only be given once with respect to any Superior Proposal, unless such Superior Proposal is modified in any material respect (it being agreed that any change in purchase price shall be deemed a material revision), in which case a new notice shall be delivered to Parent pursuant to this Section 6.2(d) and a new Notice Period shall be commenced upon the delivery of such new notice, subject to the final sentence of this Section 6.2(d)(ii)); (B) within the Notice Period, the Company shall, and shall cause its financial and legal advisors to, negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Alternative Proposal would cease to constitute a Superior Proposal; and (C) if, within the Notice Period, Parent makes a bona fide offer that the Company Board determines in good faith (after consultation with the Company's financial advisor and outside counsel), (x) would render such Alternative Proposal no longer a Superior Proposal (taking into account, among other things, (I) the terms of such offer and (II) such legal, financial, regulatory, timing, financing, conditionality (i.e., closing conditions) and other aspects of such offer and the Merger which the Company Board deems relevant (including any stockholder litigation in connection with the Merger)), and Parent agrees in writing to all adjustments in the terms and conditions of this Agreement as are necessary to reflect such offer, then the Company's notice of termination with respect to such Superior Proposal shall be deemed to be rescinded and of no further force and effect and the parties hereto shall promptly modify this Agreement in accordance with such adjustments. Notwithstanding the foregoing, in the event that the Company gives Parent at least seventy-two (72) hours' notice of a Superior Proposal as provided above in this Section 6.2(d)(ii), then any subsequent notice of termination given by the Company under this Section 6.2(d)(ii) shall require only a Notice Period of at least forty-eight (48) hours before taking effect.

        (e)   After the Solicitation Period End Time until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company shall promptly (within forty-eight (48) hours) advise Parent in writing of the receipt of any Alternative Proposal, and any inquiry or request for information from, or any negotiations sought to be initiated or continued with, the Company, any Company Subsidiary or its or their Representatives concerning an Alternative Proposal. The Company's notice shall include a written summary of the material terms and conditions (including the basic financial terms) of such Alternative Proposal, inquiry or request (in each case, with any identifying information redacted). The Company shall use commercially reasonable efforts to keep Parent reasonably informed of the status and material terms and conditions (including any change agreed to in writing to the financial terms or any other material term thereof) or developments of any such Alternative Proposal, inquiry or request.

        (f)    Notwithstanding anything to the contrary in this Agreement, in no event shall Parent (i) make more than four (4) requests to the Company Board to publicly reaffirm its approval and recommendation of the Merger and this Agreement or (ii) make any such request prior to the Solicitation Period End Time.

        (g)   The Company agrees that in the event any of the Company Subsidiaries or its or their directors, officers or employees takes any action which, or if the Company shall have authorized, knowingly encouraged or knowingly facilitated any of its other Representatives to take any action which, if taken by the Company, would constitute a breach of this Section 6.2, the Company shall be deemed to be in breach of this Section 6.2; provided, however, that, if any such action (i) is taken by an employee (other than a director or officer) of the Company or any of the Company Subsidiaries and (ii) does not result in a Change in Recommendation, then, notwithstanding any provision of this Agreement to the contrary, the Company shall in no event be deemed be in breach of its obligations under this Section for purposes of Section 7.2(a), Article VIII, or otherwise.

        Section 6.3.    Publicity.     The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, none of the Company, Parent or any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or any of the other Transactions without the prior written approval of the Company and Parent, except as may be required by Law or by any listing agreement with a securities exchange as determined in the good faith judgment of the party wanting to make such release or announcement based on the advice of counsel. For the avoidance of doubt, the Company shall not be required to obtain the prior written approval of Parent in connection with any press release or public announcement that the Company Board has taken any action in accordance with (A) clause (y) of the proviso in Section 2.6(a)(ii), (B) the proviso in Section 2.6(a)(iii), (C) Section 6.2(a) or (D) Section 6.2(d).

        Section 6.4.    Access to Information.

        (a)   During the period prior to the Effective Time, the Company shall afford to the officers, employees, accountants, counsel and other Representatives of Parent access to senior executives of the Company to answer Parent's questions concerning the business, operations and affairs of the Company and the Company Subsidiaries and access to the Company's and each of the Company Subsidiaries' properties, books, contracts, commitments and records, in each case, as reasonably requested by Parent;

provided, that in each case, such access shall be given at reasonable times and upon reasonable notice and Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business, operations or personnel of the Company or the Company Subsidiaries (it being agreed that such access shall in no way include any Phase II environmental investigation or other invasive procedure or investigation, including any sampling, testing or the removal of materials from the offices and properties of the Company). Notwithstanding any provision of this Agreement to the contrary, neither the Company nor any of the Company Subsidiaries shall be required to provide access to or to disclose information if such access or disclosure would violate any confidentiality obligation, jeopardize the work product privilege or the attorney-client privilege of the institution in possession or control of such information, compromise the value of any trade secret, or contravene any Law (including antitrust laws), fiduciary duty or binding agreement entered into prior to the date of this Agreement.

        (b)   Without limitation of the foregoing, all requests for access shall be made to such Representatives of the Company as it shall designate, who shall be solely responsible for coordinating all such requests and access thereunder. Prior to the Effective Time, each of Parent and Merger Sub shall not, and shall cause their respective Representatives and Affiliates not to, contact or otherwise communicate with the respective employees of the Company and the Company Subsidiaries regarding the businesses of the Company and the Company Subsidiaries, this Agreement or any of the Transactions without first obtaining the consent of the Company in writing (which consent shall not be unreasonably withheld, delayed or conditioned).

        (c)   The Company makes no representation or warranty as to the accuracy of any information provided pursuant to Section 6.4(a), and neither Merger Sub nor Parent may rely on the accuracy of any such information, other than as expressly set forth in the Company's representations and warranties in Article IV.

        (d)   The information provided pursuant to Section 6.4(a) will be used solely for the purpose of effecting the Transactions and will be governed by the terms of the Confidentiality Agreement.

        Section 6.5.    Further Assurances; Regulatory Matters.

        (a)   Subject to the terms and conditions of this Agreement, each of Parent, Merger Sub and the Company shall, and Parent shall cause Merger Sub to, cooperate with each other and use (and shall cause its Subsidiaries to use) commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger or the other Transactions and, subject to the conditions set forth in Article VII, to consummate the Transactions as promptly as practicable and (ii) promptly to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use commercially reasonable efforts to obtain, as soon as practicable after the date of this Agreement, all necessary permits, consents, approvals and authorizations of all Governmental Entities and other Persons necessary or advisable in connection with consummating the Transactions, including the Company Required Governmental Approvals and Parent Required Governmental Approvals (it being understood that (A) the failure to obtain any such permits, consents, approvals and authorizations shall not constitute a breach by the Company of its obligations under this Section 6.5(a) provided that the Company shall have used, and shall have caused each of the Company Subsidiaries to use, its commercially reasonable efforts to obtain such permits, consents, approvals and authorizations (it being understood that in connection with such efforts, neither the Company nor any Company Subsidiary shall be required to pay any fee or incur any other liabilities or obligations prior to the Effective Time) and (B) neither the Company, any Company Subsidiary or any of their respective Representatives shall agree to make any payment, incur any liability or make any material amendment to the terms of any applicable Contract in order to obtain any such any such permits, consents, approvals and authorizations without Parent's prior written approval). Without limiting the generality of the foregoing provisions of this Section 6.5(a), each party shall, within ten (10) Business Days after the execution of this Agreement, file the Notification and Report Form and related documents under the HSR Act and its associated regulations, and shall, as promptly as practicable, file all necessary documentation required pursuant to additional requests for information to obtain termination of applicable waiting periods for the Transactions under the HSR Act.

        (b)   In furtherance and not in limitation of the covenants of the parties hereto contained in Section 6.5(a), each of the parties hereto shall use (and Parent shall cause its Affiliates to use) commercially reasonable efforts to resolve all objections, if any, to the Transactions by any Governmental Entity under the HSR Act and ensure the expiration of all waiting periods under the HSR Act, including reaching an agreement, settlement or consent providing for divestiture, a "hold separate" agreement, contractual undertakings with third Persons or any other relief with the Governmental Entity investigating the Merger or any of the other Transactions. In connection with the foregoing, if any Proceeding, including any Proceeding by a private Person, is instituted (or threatened to be instituted) challenging any of the Transactions as violative of the HSR Act or any other antitrust Law or other Law in any jurisdiction, the parties hereto shall cooperate with each other and use (and Parent shall cause its Affiliates to use) their respective commercially reasonable efforts to contest and resist any such Proceeding and to have vacated, lifted, reversed or overturned any judgment or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of any of the Transactions, including defending through litigation on the merits any claim asserted in any such Proceeding by any Person.

        Section 6.6.    Employee Benefit Plans.

        (a)   Subject to Section 6.6(e), Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, honor and perform in accordance with their terms all the Benefit Plans.

        (b)   Notwithstanding any provision of this Agreement to the contrary, for a period ending on the twelve (12)-month anniversary of the Closing, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, provide employees of the Surviving Corporation and its Subsidiaries with base salary or base wages and annual and quarterly incentive compensation opportunities that are no less favorable to the base salary or base wages and annual and quarterly incentive compensation opportunities such employee received immediately prior to the Closing and other material employee benefits which, in the aggregate, are substantially comparable to the compensation and employee benefits (excluding any equity based compensation or benefits or other long-term incentive compensation) in effect for such employees under Benefit Plans of the Company or any of the Company Subsidiaries immediately prior to the Closing.

        (c)   Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, (i) credit all service with the Company and any of the Company Subsidiaries (including service recognized by the Company or any of the Company Subsidiaries for service with other Persons) for all purposes (other than benefit accrual under a "defined benefit plan" within the meaning of Section 3(35) of ERISA) under any employee benefit plan, policy or program applicable to employees of the Surviving Corporation or any of its Subsidiaries after the Closing to the same extent such service was recognized under a comparable Benefit Plan as of the Closing Date, (ii) use commercially reasonable efforts to waive any waiting period, pre-existing condition or limitation or exclusion and any actively-at-work requirement with respect to employees of the Company or any of the Company Subsidiaries and their dependents under any group health plan or other welfare benefit plan to the extent such pre-existing condition or limitation or exclusion or actively at work requirement was satisfied under the Benefit Plan as of the Closing Date , and (iii) to the extent a new replacement health plan is implemented during the plan year in the Closing Date occurs, recognize the dollar amount of all expenses incurred by employees of the Company or any of the Company Subsidiaries and their dependents in the plan year in which the Closing occurs for purposes of deductibles, co-payments and maximum out-of pocket limits under any group health plan. Notwithstanding the foregoing, nothing in this Section 6.6 shall be construed to require crediting of service that would result in duplication of benefits.

        (d)   Without limiting the foregoing provisions of this Section 6.6, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, pay severance benefits to persons who were employees of the Company or any of the Company Subsidiaries as of the Effective Time and whose employment with the Company, the Surviving Corporation or any of their respective Subsidiaries is involuntarily terminated within twelve (12) months following the Effective Time in amounts no less favorable than the amount of severance benefits to which such persons would have been entitled under the terms of the Company's or the Company Subsidiaries' severance plans, programs, policies and agreements as set forth on Section 6.6(d) of the Company Disclosure Schedule.

        (e)   The Parties agree that nothing herein expressed or implied (i) is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Section 6.6, (ii) shall create any right to continued employment with the Company, any of its subsidiaries, Parent or the Surviving Company, (iii) shall interfere with Parent's right to amend, modify or terminate any Benefit Plan or to terminate the employment of any employee of the Company or its subsidiaries for any reason (or no reason) after the Effective Time, or (iv) shall be an amendment to any Benefit Plan, or benefit plan or arrangement of the Parent, its subsidiaries, or the Surviving Company.

        Section 6.7.    Indemnification and Insurance.

        (a)   From and after the Effective Time, Parent and the Surviving Corporation shall, jointly and severally (and Parent shall cause the Surviving Corporation to), indemnify, defend and hold harmless, to the fullest extent authorized or permitted under the DGCL or other applicable Law, each Person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer, director or employee of the Company or any of the Company Subsidiaries (individually, an "Indemnified Party," and collectively, the "Indemnified Parties") against any and all losses, claims, damages, costs, expenses (including attorneys' fees and disbursements), obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges), fines, liabilities, judgments, and amounts that are paid in settlement (collectively, "Indemnified Liabilities"), paid or incurred in connection with investigating, defending, serving as a witness with respect to or otherwise participating in (and including preparation for any of the foregoing) any pending, threatened, asserted or completed Proceeding (including any Proceeding brought by an Indemnified Party under this Section 6.7, any action on appeal, or any arbitration or other alternative dispute resolution mechanism), whether civil or criminal, and whether instituted by the Company, the Surviving Corporation, any Governmental Entity or any other party (each, an "Indemnity Proceeding"), based in whole or in part on, or arising in whole or in part out of, or pertaining in whole or in part to the fact that such Person is or was an officer or director of the Company or any Company Subsidiary (or served at the request of the Company or any Company Subsidiary as a director, officer or trustee of another Person (including any employee benefit plan)) at or prior to the Effective Time (including acts or omissions occurring in connection with this Agreement, any of the Transactions or any Benefit Plan), in any such case whether asserted or claimed prior to, at or after, the Effective Time. In the event that any claim for Indemnified Liabilities is asserted or made by an Indemnified Party, any determination required to be made with respect to whether such Indemnified Party's conduct complies with the standards set forth under the DGCL or other applicable Law shall be made by independent legal counsel selected by such Indemnified Party and reasonably acceptable to the Surviving Corporation (it being understood and agreed that the burden of proof shall be on Parent and the Surviving Corporation to establish that such Indemnified Party does not so comply). Parent shall, or shall cause the Surviving Corporation to, promptly advance all out-of-pocket expenses of each Indemnified Party in connection with any Indemnity Proceeding as such expenses (including attorneys' fees and disbursements) are incurred upon receipt from such Indemnified Party of a request therefor (accompanied by invoices or other relevant documentation), provided (if and to the extent required by the DGCL or other applicable Law) that such Indemnified Party undertakes to repay such amount if it is ultimately determined that such

Indemnified Party is not entitled to be indemnified under the DGCL or other applicable Law with respect to such Indemnity Proceeding. In the event any Indemnity Proceeding is brought against any Indemnified Party (and in which indemnification could be sought by such Indemnified Party hereunder), Parent and the Surviving Corporation shall each use commercially reasonable efforts to assist in the vigorous defense of such matter, provided that neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in such Indemnity Proceeding without the prior written consent of such Indemnified Party if and to the extent the terms of the proposed settlement, compromise or judgment involve any non-monetary relief from such Indemnified Party.

        (b)   All rights to indemnification and advancement of expenses existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees, fiduciaries and agents of any of the Company and the Company Subsidiaries in the Company Certificate or Company By-Laws (or comparable organizational documents of the Company Subsidiaries) as in effect as of the Effective Time with respect to matters occurring at or prior to the Effective Time, including the Merger and the other Transactions, shall survive the Merger and shall continue in full force and effect thereafter, without any amendment thereto. The Surviving Corporation shall not, and Parent shall cause the Surviving Corporation not to, distribute or dispose of assets in a manner that would render the Surviving Corporation unable to satisfy any of its obligations pursuant to this Section 6.7.

        (c)   For a period of six (6) years after the Effective Time, the Surviving Corporation shall, and shall cause its Subsidiaries to, and Parent shall cause the Surviving Corporation and its Subsidiaries to, maintain in effect the current directors' and officers' liability insurance policies maintained by or for the Company and/or the Company Subsidiaries for the benefit of those Persons who are covered by such policies as of the Effective Time with respect to claims arising in whole or in part from matters occurring or allegedly occurring at or prior to the Effective Time (provided that the Surviving Corporation and its Subsidiaries may substitute therefor policies of at least the same coverage containing terms and conditions that are at least as beneficial to the beneficiaries of the current policies and with reputable carriers having a rating comparable to the Company's current carrier); provided, however, that each of Parent and the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, first use commercially reasonable efforts to obtain a "tail" policy on substantially the same terms and conditions for claims arising out of acts or conduct occurring at or prior to the Effective Time and effective for claims asserted prior to or during the six (6)-year period referred to above (and, with respect to claims made prior to or during such period, until final resolution thereof), and only if Parent and the Surviving Corporation and its Subsidiaries are unable, after exerting commercially reasonable efforts, to obtain such a "tail" policy, then Parent or the Surviving Corporation and its Subsidiaries will be required to obtain such coverage from such carriers in annual policies; and, provided, further that (i) if the existing policies expire or are terminated or cancelled during such six (6)-year period, each of Parent and the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, use commercially reasonable efforts to obtain policies of at least the same coverage containing terms and conditions that are at least as beneficial to the beneficiaries of the current policies with reputable carriers having a rating comparable to the Company's current carrier, (ii) Parent or the Surviving Corporation and its Subsidiaries, as the case may be, shall not be required to spend as an annual premium therefor an amount in excess of three hundred percent (300%) of the annual premium therefor as of the date of this Agreement and (iii) if, during such six (6)-year period, such insurance coverage cannot be obtained at all or can be obtained only for an amount in excess of three hundred percent (300%) of the current annual premium therefor, Parent or the Surviving Corporation and its Subsidiaries, as the case may be, shall use commercially reasonable efforts to cause to be obtained as much directors' and officers' liability insurance coverage as can be obtained for an amount equal to three hundred percent (300%) of the current annual premium therefor, on terms and conditions substantially similar to the Company's and the Company Subsidiaries' existing directors' and officers' liability insurance.

        (d)   Notwithstanding any provision of this Agreement to the contrary, prior to the Effective Time the Company shall be permitted to purchase prepaid "tail" policies in favor of the individuals referred to in Section 6.7(c) with respect to the matters described therein (provided that the annual premium therefor shall not exceed three hundred percent (300%) of the annual premium therefor as of the date of this Agreement). If and to the extent such policies have been obtained prior to the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain such policies in effect and continue to honor the obligations of the Company thereunder.

        (e)   Parent shall, and shall cause the Surviving Corporation to, honor and perform in accordance with their terms all indemnification agreements in effect as of the date of this Agreement between the Company, on the one hand, and any director or officer of the Company, on the other hand.

        (f)    The provisions of this Section 6.7 (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on Parent and the Surviving Corporation and their respective successors and assigns, (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, any Benefit Plan, the Company Certificate or Company By-Laws (or comparable organizational documents of the Company Subsidiaries or the Surviving Corporation), or otherwise and (iv) shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such Indemnified Party.

        (g)   In the event that Parent or the Surviving Corporation or any of their respective successors or permitted assigns (each, an "Indemnifying Party") (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of such Indemnifying Party assume all the obligations of such Indemnifying Party pursuant to this Section 6.7. In addition, if upon or following any merger, consolidation or sale of assets any Indemnifying Party is or becomes a direct or indirect Subsidiary of another Person, the ultimate parent entity of such Indemnifying Party shall guaranty the obligations of such Indemnifying Party pursuant to this Section 6.7.

        Section 6.8.    Additional Covenants.     Prior to the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1:

        (a)   Merger Sub shall not, and Parent shall cause Merger Sub not to, undertake any business or activities other than in connection with this Agreement and engaging in the Merger and the other Transactions.

        (b)   Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other Transactions on the terms and conditions set forth in this Agreement.

        (c)   Parent and Merger Sub shall not and Parent shall use commercially reasonable efforts to cause the other Affiliates of Parent not to, and the Company shall not and shall cause the Company Subsidiaries not to, engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that would reasonably be expected to materially delay or prevent the consummation of, or otherwise adversely affect in any material respect, the Merger or any of the other Transactions. Without limiting the generality of the foregoing, Parent shall not and shall use commercially reasonable efforts to cause its Affiliates not to, and the Company shall not and shall cause the Company Subsidiaries not to, acquire (whether via merger, consolidation, stock or asset purchase or otherwise), or agree to so acquire, any material amounts of assets of or any equity in any Person or any business or division thereof, unless that acquisition or agreement would not reasonably be expected to (i) result in any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger or the other Transactions or the expiration or termination of any waiting period under applicable Law, or (ii) materially increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger, or the other Transactions or materially increase the risk of not being able to remove any such order on appeal or otherwise.

        Section 6.9.    Financing.

        (a)   Prior to the Closing, Parent and Merger Sub shall use their commercially reasonable efforts to arrange the Financing, including using their commercially reasonable efforts to enter into definitive agreements with respect thereto on terms and conditions in accordance with those set forth in the Financing Commitments, and shall use its commercially reasonable efforts not to (and Parent shall use its commercially reasonable efforts to cause the other Affiliates of Parent not to) take any action in connection with the Financing Commitments or the Financing that would reasonably be expected to delay or otherwise adversely affect the funding of the Financing on the Closing Date or enforcement thereof. Notwithstanding the foregoing, Parent shall have the right from time to time to amend, replace, supplement or otherwise modify, or waive any of its rights under, the Financing Commitments or any definitive agreements with respect to the Financing, and/or substitute other debt or equity financing for all of any portion of the Financing from the same and/or alternative financing sources, as long as any such amendment, replacement, supplement or other modification to or waiver of any provision of the Financing Commitments or other definitive agreements shall not expand upon the conditions precedent contained therein or materially delay or otherwise affect in any material respect the funding of the Financing. In the event that any portion of the Debt Financing becomes unavailable so as not to enable Parent and Merger Sub to proceed with the Transactions in a timely manner, Parent and Merger Sub shall use their commercially reasonable efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the Transactions (as provided in Section 5.5) with terms and conditions that are not less favorable (from the standpoint of Parent, Merger Sub and the Surviving Corporation) than those set forth in the initial Debt Commitment Letters (for the avoidance of doubt, with conditions precedent to such alternative financing and other terms that would not reasonably be expected to materially delay or otherwise adversely affect in any material respect the funding of such alternative financing or enforcement thereof as compared to the Financing in accordance with the initial Debt Commitment Letters) as promptly as practicable following the occurrence of such event, including using their commercially reasonable efforts to enter into definitive agreements with respect thereto (such definitive agreements entered into pursuant to the first, second or third sentence of this Section 6.9(a) being referred to as the "Definitive Financing Agreements") and, any reference to the Debt Commitment Letters in this Agreement shall be deemed to include any replacement or amendment entered into pursuant to the second or third sentence of this Section 6.9(a), and any reference to Debt Financing Sources in this Agreement shall be deemed to include any source of debt financing under any such replacement or amendment). Parent and Merger Sub shall use their commercially reasonable efforts to, and shall use their commercially reasonable efforts to cause their Affiliates and Representatives to, comply with the terms and satisfy on a timely basis the conditions of the Financing Commitments, any alternate financing commitments and the Definitive Financing Agreements and any related fee and engagement letters. Any material breach of any of the Financing Commitments, the Definitive Financing Agreements, any alternate financing commitment and any related fee and engagement letters by Parent or Merger Sub (a "Financing Agreement Breach") not cured or waived (in writing by the applicable financing source(s)) within thirty (30) days notice thereof shall be deemed a breach by Parent of this Section 6.9(a); provided, that if Parent and Merger Sub enter into any replacement financing with alternate financing source(s) within thirty (30) days of such Financing Agreement Breach (covering at least the amount of financing applicable to such breached financing) in accordance with the second or third sentences of this Section 6.9(a), and there is no material breach by Parent or Merger Sub thereunder, such original Financing Agreement Breach shall be deemed cured for purposes of this sentence. Parent shall

(i) furnish complete, correct and executed copies of the Definitive Financing Agreements to the Company promptly upon their execution, (ii) give the Company prompt notice (x) of any material breach by any party of, or material dispute or disagreement between any of the parties to, the Financing Commitments, any alternate financing commitment or the Definitive Financing Agreements of which Parent or Merger Sub becomes aware or any termination thereof or (y) if for any reason Parent or Merger Sub believes in good faith that it is reasonably likely that it will not be able to obtain all or any material portion of the Financing in the amounts or from the sources contemplated by the Financing Commitments and that it is not reasonably likely that it will be able to obtain acceptable alternative financing and (iii) otherwise keep the Company reasonably informed on a current basis of the status of its efforts to arrange the Financing (or any replacements thereof). Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any alternative financing, is not a condition to their respective obligations to effect the Merger. Notwithstanding any provision of this Agreement to the contrary, nothing in this Section 6.9 shall require, and in no event shall the commercially reasonable efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (i) seek equity financing from any source other than the party providing Equity Financing under the initial Equity Commitment Letter or an amount of equity financing in excess of the Equity Financing contemplated by the initial Equity Commitment Letter or (ii) pay any fees in excess of those contemplated by the Financing Commitments or to agree to any "market flex" term less favorable to Parent, Merger Sub or the Surviving Corporation than such corresponding market flex term contained in or contemplated by the initial Debt Commitment Letters (in the case of this clause (ii), other than any increase(s) from the interest rate contemplated by the initial Debt Commitment Letters in an amount not to exceed twelve point five (12.5) basis points in the aggregate); provided, that this sentence shall not excuse Parent from its obligation to pay the Parent Termination Fee in accordance with Section 8.4 due to its failure to obtain the Financing, or in any way prejudice the Company's rights under the Limited Guarantee or, to the extent contemplated by Section 9.13, the Equity Commitment Letter.

        (b)   From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company shall, and shall cause each of the Company Subsidiaries to, use its commercially reasonable efforts, at Parent's sole expense, to cooperate with Parent and Parent's Affiliates and Debt Financing Sources in connection with the arrangement of the Financing (or any replacements thereof), including (i) furnishing Parent, Merger Sub and the Debt Financing Sources with financial and other pertinent information regarding the Company and the Company Subsidiaries in connection with the Financing as may be reasonably be requested in writing by Parent, including using commercially reasonable efforts to furnish all financial statements and other financial data and financial information that is required in order for the Parent to satisfy its obligations under the Debt Commitment Letters and using commercially reasonable efforts to furnish all other financial information required from the Company pursuant to the Debt Commitment Letters as and when required thereby, (ii) assisting with the preparation of customary materials such as offering documents and private placement memoranda in connection with the Financing, (iii) using commercially reasonable efforts to seek comfort letters from accountants, legal opinions, surveys, title insurance policies (including by providing any affidavit, indemnity or other assurances reasonably requested by any title company) and consents from third parties, in each case as reasonably requested by Parent (it being understood that (A) the failure to obtain any comfort letters, legal opinions, surveys, title insurance or consents from third parties shall not constitute a breach by the Company of its obligations under this Section 6.9(b) provided that the Company shall have used, and shall have caused each of the Company Subsidiaries to use, its commercially reasonable efforts to seek to obtain such documents and (B) neither the Company, any Company Subsidiary or any of their respective Representatives shall agree to make any payment, incur any liability or make any material amendment to the terms of any applicable Contract in order to obtain any such any certificate, document or instrument without Parent's prior written approval), (iv) participating in due diligence sessions by Company officers and employees, all as may reasonably be requested by Parent and (v) participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the arrangement of the Financing, including direct contact between senior management and Parent's and Merger Sub's financing sources, (vi) executing and delivery such agreements, officer's certificates, corporate consents and resolutions and other instruments (including a certificate of the chief financial officer of the Company with respect to solvency of the Company and its subsidiaries on a consolidated basis to the extent required in connection with the Financing officer's certificates) as are customary in financings of such type, and agreeing to pledge, grant security interests in, and otherwise grant liens on, the Company's assets pursuant to such agreements as may be reasonably requested and (vii) take all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the financing contemplated by the Debt Commitment Letters and the direct borrowing or incurrence of all of the proceeds of the financing contemplated by the Debt Commitment Letters; provided, however, that (x) such requested cooperation shall not unreasonably interfere with the business or ongoing operations of the Company and the Company Subsidiaries, (y) no obligation of the Company or any of its Subsidiaries under any certificate, document or instrument shall be effective until the Effective Time and neither the Company or any Company Subsidiary shall be required to pay any commitment or other similar fee or incur any other liability in connection with the arrangement of the Financing (or any replacements thereof) prior to the Effective Time and (z) such requested cooperation shall not require the Company or any Company Subsidiary to take any action that would conflict with any applicable Law, the Company Certificate or the Company By-Laws (or the organizational documents of any Company Subsidiary), or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any Contract to which the Company or any Company Subsidiary is a party. Parent shall, upon request by the Company, following the termination of this Agreement, promptly reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or the Company Subsidiaries in connection with such financing cooperation and shall indemnify and hold harmless the Company, the Company Subsidiaries and their respective Representatives (including, following the Effective Time, their respective officers and directors as of the Closing) from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith. Notwithstanding any provision of this Agreement to the contrary, neither the Company nor any of the Company Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financing (or any replacements thereof) prior to the Effective Time. The non-public information regarding the Company and the Company Subsidiaries provided to Parent, Merger Sub and their Representatives pursuant to this Section 6.9 will be used solely for the purpose of effecting the Transactions and will be governed by the terms of the Confidentiality Agreement.

        Section 6.10.    Section 16 Matters.     Prior to the Effective Time, the Company Board shall take all such steps as may be required to cause any dispositions of Shares (including any derivative securities with respect thereto) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.11.    Resignation of Directors.     At the Closing, if requested by Parent, the Company shall use commercially reasonable efforts to deliver evidence reasonably satisfactory to Parent of the resignation of any or all the members of the Company Board and the directors of the Company Subsidiaries, effective as of the Effective Time.

        Section 6.12    Stockholder Actions.     In the event that any Proceeding related to this Agreement or the Transactions is brought or, to the Company's Knowledge or Parent's Knowledge (as applicable), threatened in a writing delivered to any party hereto (or any of the Subsidiaries of such party), by any stockholder(s) of the Company against any party hereto or any of such party's respective Affiliates or any of the directors of the foregoing (the "Transaction Litigation"), such party shall promptly notify the other parties in writing of such litigation and shall keep the other parties informed on a reasonably current basis with respect to the status thereof, in each case, only to the extent that providing such information would not, in the reasonable judgment of such party based on advice of outside counsel, jeopardize any privilege with respect thereto regarding any such litigation. The Company and Parent shall give each other a reasonable opportunity to participate in the defense, settlement and/or prosecution of any Transaction Litigation (in each case, at such party's own expense), and the Company shall not settle any Transaction Litigation without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned).

        Section 6.13    Delisting.     Prior to the Closing, the Company agrees to cooperate with Parent in a commercially reasonable manner with respect to the delisting of the Shares from NASDAQ and the termination of the Company's registration under the Exchange Act after the Effective Time.

        Section 6.14    Tax Matters.     All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes and real property transfer gains Taxes and including any filing and recording fees) and related amounts (including any penalties, interest and additions to Tax) and all such reasonable costs (including accounting and legal fees) associated with filing all Tax returns related to transfer Taxes incurred by the Company or any of the Company Subsidiaries in connection with this Agreement and the other Transactions ("Transfer Taxes") shall be paid by Parent or the Surviving Corporation. Parent and the Surviving Corporation shall be responsible for filing all Tax returns related to Transfer Taxes. All parties hereto shall use commercially reasonable efforts to avail themselves of any available exemptions from any such Transfer Taxes, and to cooperate with the other Parties hereto in providing any information and documentation that may be necessary to obtain such exemptions. The Company shall promptly provide to Parent all information and documentation reasonably requested by Parent in order to calculate potential parachute payments under Section 280G of the Code and the associated taxes in Section 4999 of the Code (including all information reasonably requested by Parent to determine whether an individual is a "disqualified individual" under Section 280G of the Code).

        Section 6.15    Notice of Material Breach .     The Company shall promptly notify Parent and Merger Sub, and Parent and Merger Sub shall promptly notify the Company, of any breach of a representation, warranty, covenant or agreement contained in this Agreement by such party of which such party's Board of Directors has actual knowledge and which, if not cured, would reasonably be expected to cause the failure of any of the Closing conditions set forth in Article VII to be satisfied. In no event shall the delivery of any notice by a party pursuant to this Section 6.15 (x) limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (y) be deemed to amend or supplement a Disclosure Schedule or constitute an exception to any representation, warranty, covenant or agreement. This Section 6.15 shall not constitute an agreement or covenant for purposes of Sections 7.2(a) or 7.3(a).

        Section 6.16    Tax Certificate.     At the Closing, the Company shall provide to Parent an affidavit certifying that interests in the Company are not "United States real property interests" (within the meaning of Section 897 of the Code), which affidavit shall be dated as of the Closing Date, signed under penalties of perjury and in accordance with the provisions of Treasury Regulations Sections 1.1445-2(c) and 1.897-2(h).

        Section 6.17    Takeover Laws.     If any "interested stockholder", "moratorium", "control share acquisition", "fair price" or other state anti-takeover laws (including Section 203 of the DGCL) becomes or is deemed to be applicable to the Company, Parent or Merger Sub in connection with this Agreement or any of the Transactions (including the Merger), then the Company and the Company Board, as applicable, shall use commercially reasonable efforts to take all actions necessary to ensure the Transactions (including the Merger) may be consummated as promptly as practicable on the terms contemplated herein and otherwise use commercially reasonable efforts to eliminate, or if not possible use commercially reasonable efforts to minimize to the maximum extent permissible, the effects of any such anti-takeover laws on this Agreement and the Transactions (including the Merger).

ARTICLE VII
CONDITIONS

        Section 7.1.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (which may be waived in whole or in part by such party):

          (a)    Stockholder Approval.     The Company Stockholder Approval shall have been obtained.

          (b)    HSR Act.     Any applicable waiting period under the HSR Act relating to the Transactions shall have expired or been terminated.

          (c)    Statutes.     No statute, rule or regulation shall have been enacted or promulgated by any federal or state Governmental Entity of competent jurisdiction and remain in effect that prohibits the consummation of the Merger.

          (d)    Injunctions.     There shall be no judgment, order, writ, decree or injunction of any court of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger.

        Section 7.2.    Additional Conditions to Obligation of Parent and Merger Sub to Effect the Merger in Certain Cases.     The obligation of each of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction at or prior to the Closing of each of the following conditions (which may be waived in whole or in part by Parent and Merger Sub):

          (a)    Performance of Obligations of the Company.     The Company shall have performed in all material respects its agreements and covenants contained in this Agreement to be performed by the Company at or prior to the Closing pursuant to the terms of this Agreement.

          (b)    Representations and Warranties.     (1) The representations and warranties of the Company set forth in the second, third and fourth sentences of Section 4.2(a), the second, third and fourth sentences of Section 4.2(b) and Section 4.3(a) shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time), (2) the representations and warranties of the Company set forth in the first sentence of Section 4.6(a) shall be true and correct in all respects on the Closing Date as if made on and as of the Closing Date, and (3) all of the other representations and warranties of the Company set forth in Article IV shall be true and correct (disregarding for these purposes all qualifications and exceptions contained therein regarding materiality or Company Material Adverse Effect) on the Closing Date as if made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (disregarding any qualifications with respect to materiality contained therein, other than (x) provisions that require the listing of material items on the Company Disclosure Schedule or delivering (or making available) to Parent copies of material items and (y) any such qualifications contained in Sections 4.5, 4.6 (second sentence) or 4.20).

          (c)    Closing Certificate.     Parent shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

        Section 7.3.    Additional Conditions to Obligation of the Company to Effect the Merger in Certain Cases.     The obligation of the Company to effect the Merger shall be further subject to the satisfaction at or prior to the Closing of each of the following conditions (which may be waived in whole or in part by the Company):

          (a)    Performance of Obligations of Parent.     Parent and Merger Sub each shall have performed in all material respects its agreements and covenants contained in this Agreement to be performed by Parent and Merger Sub, respectively, at or prior to the Closing pursuant to the terms of this Agreement; provided, however, that Parent shall have performed in all respects the second sentence of Section 3.2(a).

          (b)    Representations and Warranties.     (1) The representations and warranties of Parent and Merger Sub set forth in Section 5.2 shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time) and (2) all of the other representations and warranties of Parent and Merger Sub set forth in Article V shall be true and correct (disregarding for these purposes all qualifications and exceptions contained therein regarding materiality or Parent Material Adverse Effect) on the Closing Date as if made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (disregarding any qualifications with respect to materiality contained therein).

          (c)    Closing Certificate.     The Company shall have received a certificate signed by an executive officer of Parent, dated the Closing Date, to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII
TERMINATION

        Section 8.1.    Termination.     Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after the Company Stockholder Approval has been obtained:

        (a)   By the mutual written consent of the Company and Parent;

        (b)   By either the Company or Parent:

            (i)  if any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (b)(i) shall have used commercially reasonable efforts to challenge such order, decree, ruling or other action;

           (ii)  if the Merger has not been consummated by November 22, 2012 (the "End Date"); provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) if it has not actually convened and held the Stockholders' Meeting prior to the date of such termination; and provided, further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) if (x) all of the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their terms are to be satisfied at the Closing) are satisfied or waived in accordance with this Agreement, (y) the Company has indicated in writing to Parent and Merger Sub that the certificate to be delivered by the Company at the Closing pursuant to Section 7.2(c) will be so delivered and that the Company has irrevocably confirmed that it is ready, willing and able to consummate the Closing and (z) a Proceeding with respect to the specific enforcement of this Agreement or any of the Financing Commitments, any alternate financing commitment or any Definitive Financing Agreements is pending, or the Company is actively seeking to compel specific performance of the Closing by filing (or causing Parent or Merger Sub to file) one or more lawsuits to fully enforce the terms of this Agreement or any of the Financing Commitments, any alternate financing commitment or any Definitive Financing Agreements (provided that any Proceeding or lawsuit referred to in this clause (z) shall be permitted by and in accordance with Section 9.13 hereof);

          (iii)  if any state or federal law, rule or regulation is adopted or issued which has the effect of permanently prohibiting the Merger; or

          (iv)  if upon a vote thereon taken at the Stockholders' Meeting (including any adjournment(s) or postponement(s) thereof) the Company Stockholder Approval shall not have been obtained.

        (c)   By the Company, if prior to the receipt of the Company Stockholder Approval, (i) the Company Board (x) approves a Superior Proposal and authorizes the Company to enter into a Superior Proposal Agreement in respect of such Superior Proposal or (y) effects a Change in Recommendation unrelated to a Superior Proposal (provided, however, the Company's right to terminate this Agreement pursuant to this clause (y) is only exercisable within five (5) days immediately following such Change in Recommendation), (ii) the Company has complied with the applicable provisions of Section 6.2 or Section 2.6(a)(ii), as applicable, in all material respects, (iii) prior to or concurrent with the effective termination of this Agreement pursuant to this Section 8.1(c), the Company pays the Termination Fee in accordance with Section 8.3(a) (provided, that the parties hereto agree that any notice of termination of this Agreement delivered in connection with this Section 8.1(c) shall not be effective unless and until the Company shall have paid the Termination Fee, but if Parent fails to deliver its wire instructions for the payment of the Termination Fee within forty-eight (48) hours of a request for such instructions by the Company, such notice of termination shall be effective without regard to this proviso); and (iv) in the case of any termination following the events contemplated by clause (i)(x) above, promptly after or concurrent with the termination of this Agreement, the Company enters into a Superior Proposal Agreement with respect to the Superior Proposal referred to in the foregoing clause (i)(x);

        (d)   By Parent, if the Company Board shall have effected a Change in Recommendation (it being understood and agreed that any communication contemplated by Section 6.2(c)(iii) shall not be deemed to constitute a Change in Recommendation); provided, however, Parent's right to terminate this Agreement pursuant to this Section 8.1(d) is only exercisable within five (5) days immediately following such Change in Recommendation.

        (e)   By the Company, if (x) Parent or Merger Sub shall have materially breached any of the covenants or agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the Closing condition set forth in Section 7.3(a) would not be satisfied or (y) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the Closing condition set forth in Section 7.3(b) would not be satisfied, and, in the case of either (x) or (y), such breach is incapable of being cured by the End Date or is not cured by Parent and/or Merger Sub within thirty (30) days after their receipt of written notice of such breach from the Company; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if, at the time of such termination, there exists a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement that would result in the Closing conditions set forth in Section 7.2(a) or Section 7.2(b), as applicable, not being satisfied.

        (f)    By Parent, if (x) the Company shall have materially breached any of the covenants or agreements contained in this Agreement to be complied with by the Company (including any breach of Section 6.1 that would reasonably be expected to result in the Company not having Immediately Available Cash at the Closing in an amount not less than the Minimum Cash Amount) such that the Closing condition set forth in Section 7.2(a) would not be satisfied or (y) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the Closing condition set forth in Section 7.2(b) would not be satisfied, and, in the case of either (x) or (y), such breach is incapable of being cured by the End Date or is not cured by the Company within thirty (30) days after its receipt of written notice of such breach from Parent; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(f) if, at the time of such termination, there exists a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub contained in this Agreement that would result in the Closing conditions set forth in Section 7.3(a) or Section 7.3(b), as applicable, not being satisfied.

        (g)   By the Company, if (x) all of the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their terms are to be satisfied at the Closing) are satisfied or waived in accordance with this Agreement, (y) the Company has indicated in writing to Parent and Merger Sub that the certificate to be delivered by the Company at the Closing pursuant to Section 7.2(c) will be so delivered and that the Company has irrevocably confirmed that it is ready, willing and able to consummate the Closing and (z) Parent and Merger Sub shall have failed to consummate the Closing within five (5) Business Days after the day on which the Closing is required to occur under Section 2.2.

        Section 8.2.    Effect of Termination.     The party desiring to terminate this Agreement pursuant to Section 8.1 shall deliver written notice (pursuant to Section 9.4) of such termination to the other party or parties specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement (other than Sections 8.3, 8.4 and 8.5 (in each case, if applicable), the indemnification provisions of Section 6.9(b) and the applicable Sections of Articles I and IX (and any other definitions of terms contained in any such Sections or Articles under this Agreement), which shall survive any termination of this Agreement) shall immediately become null and void, and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company under this Agreement other than under such provisions that survive; provided, however, that none of the parties shall be relieved from liabilities for actual damages from any willful material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; provided, further, that (x) the aggregate liabilities of the Company, on the one hand, or Parent or Merger Sub, on the other hand, pursuant to the preceding proviso shall in no event exceed the Damages Cap and (y) if the Parent Termination Fee is payable and actually paid, Parent and Merger Sub shall have no further liability pursuant to the preceding proviso. For the avoidance of doubt, the Confidentiality Agreement shall survive any termination of this Agreement in accordance with the terms set forth therein.

        Section 8.3.    Termination Fee; Expense Reimbursement.

        (a)   If (i) the Company terminates this Agreement pursuant to Section 8.1(c), (ii) Parent terminates this Agreement pursuant to Section 8.1(d) or (iii) (x) either Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(ii) or Section 8.1(b)(iv) or Parent terminates this Agreement pursuant to Section 8.1(f), (y) prior to such termination (in the case of a termination pursuant to Section 8.1(b)(ii)), the Stockholder's Meeting (in the case of a termination pursuant to Section 8.1(b)(iv)) or the breach that gave rise to the termination right (in the case of a termination pursuant to Section 8.1(f)), any Person or group of Persons shall have publicly (whether made publicly by such Person(s) or as a result of any other public disclosure by any Person) or, in the case of a termination pursuant to Section 8.1(b)(ii) or Section 8.1(f), privately to the Company Board, made an Alternative Proposal and such proposal shall not have been unequivocally and, if appropriate, publicly, terminated or withdrawn prior to the termination of this Agreement referred to in clause (x) of this Section 8.3(a)(iii), and (z) at any time after the date of this Agreement and prior to the one-year anniversary of the termination of this Agreement, the Company consummates an Alternative Proposal with any Person or group of Persons (for purpose of this clause (iii), all references to twenty percent (20%) in the definition of Alternative Proposal shall be replaced with fifty percent (50%)), then:

          (A)  in the case of a termination by the Company pursuant to Section 8.1(c) at or prior to sixty (60) hours after the Solicitation Period End Time, or a termination by Parent pursuant to Section 8.1(d) as a result of a Change of Recommendation at or prior to sixty (60) hours after the Solicitation Period End Time in respect of a Superior Proposal (provided that in each case, the Superior Proposal that gave rise to the termination is not made by any Specified Party), the Company shall pay to Parent or such Person as Parent may designate in writing in its sole discretion (such Person, the "Fee Payee"), the amount of $5,928,000 in cash; and

          (B)  in all instances where the foregoing clause (A) does not apply, the Company shall pay to the Fee Payee the amount of $11,115,000 in cash (the amount set forth in clause (A) or (B), as applicable, the "Termination Fee").

        (b)   In the event that this Agreement is terminated by either party pursuant to Section 8.1(b)(iv), and at the time of such termination, the Company would not be entitled to terminate this Agreement pursuant to Section 8.1(e), the Company shall pay to the Fee Payee the reasonable and documented out-of-pocket fees and expenses (including reasonable fees and expenses of outside counsel, financing sources, and other advisors) incurred by Parent and its Affiliates, on the one hand, to Persons that are not Affiliates of Parent, on the other hand, in connection with the Transactions, whether incurred before or after the date of this Agreement, including reasonable and documented out-of-pocket fees and expenses incurred in connection with its investigation, structuring, financing, negotiation, due diligence, and financial, operating, legal and other analysis with respect to the Transactions, provided that such payment to the Fee Payee shall not exceed $1,750,000 (the "Expense Reimbursement"); provided that the existence of circumstances which could require the Termination Fee to become subsequently payable by the Company pursuant to Section 8.3(a) shall not relieve the Company of its obligations to pay the Expense Reimbursement pursuant to this Section 8.3(b), and the payment by the Company of the Expense Reimbursement pursuant to this Section 8.3(b) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 8.3(a); provided, however, that (x) any Expense Reimbursement paid by the Company to Parent pursuant to this Section 8.3(b) shall be deducted from any Termination Fee that subsequently becomes payable pursuant to Section 8.3(a)(iii), and (y) in no event shall Parent or Merger Sub seek to recover damages from the Company in accordance with the proviso in Section 8.2 for amounts that have already been paid by the Company to the Fee Payee as Expense Reimbursement pursuant to this Section 8.3(b) (or vice versa).

        (c)   The Company shall pay the Termination Fee to the Fee Payee, by wire transfer of same day funds, to one or more accounts designated in writing by Parent (x) at or prior to the time of termination, in the case of such termination by the Company pursuant to Section 8.1(c), (y) as promptly as practicable (and in any event within two (2) Business Days of receipt of Parent's termination notice pursuant to Section 8.2), in the case of such termination by Parent pursuant to Section 8.1(d), or (z) the date on which an Alternative Proposal is consummated, in the case of any instance in which a Termination Fee is payable pursuant to Section 8.3(a)(iii); provided, that any Expense Reimbursement previously paid to the Fee Payee pursuant to Section 8.3(b) (or damages previously paid to Parent or Merger Sub pursuant to the proviso in Section 8.2) shall be deducted from the Termination Fee amount payable pursuant to the terms of Section 8.3(a)(iii). The Company shall pay the Expense Reimbursement to Parent by wire transfer of same day funds within five (5) Business Days of receipt from Parent of documentation in accordance with Section 8.3(b). Except to the extent required by applicable Law, the Company shall not withhold any withholding taxes from any payment made pursuant to this Section 8.3.

        (d)   Notwithstanding any provision of this Agreement to the contrary, Parent and Merger Sub agree that (i) payment of the Termination Fee or the Expense Reimbursement (as applicable, and in either case together with the costs and expenses referred to in Section 8.5, if applicable), if such payment is payable and actually paid, shall be the sole and exclusive remedy of Parent and Merger Sub against the Company, any of the Company Subsidiaries or any of the Company's and the Company Subsidiaries' respective former, current or future Representatives, stockholders or Affiliates (together, the "Company Group"), and (ii) in such event, none of the members of the Company Group shall have any further liability or obligation, in any such case (clause (i) or (ii)) relating to, arising out of or with respect to this Agreement or any of the Transactions (whether relating to, arising out of or with respect to any matter(s) forming the basis for such termination or otherwise); provided, however, that the preceding sentence shall not affect Parent's right to seek specific performance prior to the termination of this Agreement to the extent permitted pursuant to Section 9.13 hereof. Without limitation of the foregoing, none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any proceeding, claim, suit or action against, or seek damages from, any member of the Company Group, in contravention of the preceding sentence. Under no circumstances shall the Termination Fee or the Expense Reimbursement be payable more than once.

        (e)   In no event shall Parent, Merger Sub or their respective Affiliates seek or permit to be sought on behalf of Parent or Merger Sub any damages or any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, from any member of the Company Group other than the Company, in connection with this Agreement or the Transactions. Parent and Merger Sub acknowledge and agree that they have no right of recovery against, and no personal liability shall attach to, any member of the Company Group (other than Company to the extent provided in this Agreement), through the Company or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of the Company against a stockholder or any other member of the Company Group, by the enforcement of any assessment or by any legal or equitable Proceeding, by virtue of any applicable Law, or otherwise, except for its right to recover from the Company in accordance with the terms herein.

        Section 8.4.    Parent Termination Fee.

        (a)   In the event this Agreement is terminated by the Company pursuant to Section 8.1(g), Parent shall pay or cause to be paid the amount of $17,920,000 (the "Parent Termination Fee") to the Company as soon as practicable after such termination (and in any event within two (2) Business Days of receipt of the Company's termination notice pursuant to Section 8.2), by wire transfer of same day funds to one or more accounts designated by the Company; provided, however, any damages paid previously by Parent or Merger Sub to the Company pursuant to the proviso in Section 8.2 shall be deducted from the Parent Termination Fee payable pursuant to this Section 8.4(a).

        (b)   Notwithstanding any provision of this Agreement to the contrary, the Company agrees that (i) payment of the Parent Termination Fee (together with the costs and expenses referred to in Section 8.5, if applicable, and amounts payable by Parent under Section 6.9(b) (the second sentence thereof) and Section 9.11 (the proviso thereof)), if such payment is payable and actually paid, shall be the sole and exclusive remedy of the Company against the Parent Group and each Debt Financing Source under the Debt Commitment Letters, and (ii) in such event, no member of the Parent Group or any Debt Financing Source under the Debt Commitment Letters shall have any further liability or obligation, in any such case (clause (i) or (ii)) relating to, arising out of or with respect to this Agreement or any of the Transactions (whether relating to, arising out of or with respect to any matter(s) forming the basis for such termination or otherwise); provided, however, that the preceding sentence shall not affect the Company's right to seek specific performance prior to the termination of this Agreement to the extent permitted pursuant to Section 9.13 hereof. Without limitation of the foregoing, none of the Company, any of its Affiliates or any other Person shall be entitled to bring or maintain any proceeding, claim, suit or action against, or seek damages from, Parent, Merger Sub, the Fund, any other member of the Parent Group or any Debt Financing Source under the Debt Commitment Letters in contravention of the preceding sentence. Under no circumstances shall the Parent Termination Fee be payable more than once.

        (c)   Subject to the Company's right to seek specific performance of the Equity Commitment Letter pursuant to and to the extent permitted by Section 9.13(a), in no event shall the Company or its Affiliates seek or permit to be sought on behalf of the Company any damages or any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, from any member of the Parent Group other than Parent or, with respect to the Limited Guarantee, the Fund, in connection with this Agreement or the Transactions. The Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, any member of the Parent Group (other than Parent to the extent provided in this Agreement or the Fund to the extent provided in the Limited Guarantee or, subject to Section 9.13 of this Agreement, the Equity Commitment Letter), through Parent or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent against the Fund or any other member of the Parent Group, by the enforcement of any assessment or by any legal or equitable Proceeding, by virtue of any applicable Law, or otherwise, except for its rights to recover from the Fund (but not any other member of the Parent Group (including any general partner or managing member)) under and to the extent provided in the Limited Guarantee or, subject to Section 9.13 of this Agreement, the Equity Commitment Letter, and subject to the other limitations described therein. The Company acknowledges that both Parent and Merger Sub are newly-formed companies and do not have any material assets except in connection with this Agreement or the Financing Commitments as expressly set forth herein and therein.

        Section 8.5.    Certain Acknowledgement.     Each party hereto acknowledges that (i) the agreements contained in Section 8.3 and Section 8.4 are an integral part of the Transactions, (ii) the damages resulting from termination of this Agreement under circumstances where a Termination Fee, Expense Reimbursement or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.3 or Section 8.4 are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, and (iii) without the agreements contained in Section 8.3 and Section 8.4, the parties would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3 or if Parent fails to promptly pay any amount due pursuant to Section 8.4 and, in order to obtain such payment, Parent or the Company, as the case may be, commences a suit that results in a judgment against the other party for the amount set forth in Section 8.3 or Section 8.4 or any portion thereof, the Company shall pay to Parent, or Parent shall pay to the Company, as the case may be, all costs and expenses (including attorneys' fees) incurred by the prevailing party and its Affiliates in connection with such suit, together with interest on the amount of such amount or portion thereof at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment.

ARTICLE IX
MISCELLANEOUS

        Section 9.1.    Amendment and Modification.     Subject to applicable Law, this Agreement may be amended, modified or supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto by action taken or authorized by their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after the adoption of this Agreement by the stockholders of the Company, no amendment, modification or supplement shall be made that changes the consideration payable in the Merger, adversely affects the rights of the Company's stockholders under this Agreement or otherwise requires the approval of such stockholders under applicable Law, in any such case without the prior approval of such stockholders; and, provided, further, that after the Effective Time no covenant or agreement of the parties hereto that contemplates performance after the Effective Time may be amended, modified, waived or supplemented.

        Section 9.2.    Extension; Waiver.     At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of any party, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise of any such rights preclude any other or further exercise thereof.

        Section 9.3.    Nonsurvival of Representations and Warranties.     None of the representations and warranties contained in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.3 shall not limit any covenant or agreement of the parties hereto that contemplates performance after the Effective Time.

        Section 9.4.    Notices.     Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail and receipt is confirmed, at the facsimile telephone number or email address specified in this Section 9.4, prior to 5:00 p.m., New York City time, on a Business Day, (ii) the first Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9.4 (x) at or after 5:00 p.m., New York City time, on a Business Day or (y) on a day that is not a Business Day, (iii) when received, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required or permitted to be given. The address for such notices and communications (unless changed by the applicable party by like notice) shall be as follows:

  (a)
  if to the Company, to:

    Benihana Inc.
    N.W. 36th Street
    Doral, Florida 33178
    Attention: Chief Executive Officer
    Telephone No.: (305) 702-2803
    Facsimile No.: (305) 702-2830
    Email address: rstockinger@benihana.com

    with copies to:

    Benihana Inc.
    N.W. 36th Street
    Doral, Florida 33178
    Attention: General Counsel
    Telephone No.: (305) 702-2805
    Facsimile No.: (305) 702-2867
    Email address: clmendoza@benihana.com

    and

    Hughes Hubbard & Reed LLP
    One Battery Park Plaza
    New York, NY 10004-1482
    Attention: Kenneth A. Lefkowitz
    Telephone No.: (212) 837-6000
    Facsimile No.: (212) 422-4726
    Email address: lefkowit@hugheshubbard.com

  (b)
  if to Parent or Merger Sub, to:

    Safflower Holdings Corp.
    c/o AG Private Equity Acquisition Corp.
    245 Park Avenue, 26th Floor
    New York, New York 10167
    Attention: Richard Leonard
    Telephone No.: (212) 883-4140
    Facsimile No.: (212) 867-6395
    Email address: rleonard@angelogordon.com

    with a copy to:

    Kirkland & Ellis LLP
    300 North LaSalle
    Chicago, IL 60654
    Attention: Jeffrey Seifman
    Telephone No.: (312) 862-2000
    Facsimile No: (312) 862-2200
    Email address: jeffrey.seifman@kirkland.com

        Section 9.5.    Counterparts.     This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when each party has received counterparts signed by each of the other parties, it being understood and agreed that delivery of a signed counterpart of this Agreement by facsimile transmission or by email shall constitute valid and sufficient delivery thereof.

        Section 9.6.    Entire Agreement; Third Party Beneficiaries.     This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement: (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and (ii) are not intended to confer upon any Person other than the parties hereto any rights or remedies whatsoever, except (x) if the Effective Time occurs, (A) with respect to the right to receive Merger Consideration in respect of their Shares, former stockholders of the Company and (B) with respect to Section 6.7 (which shall inure to, and may be enforced by, the Persons benefiting therefrom as intended third party beneficiaries thereof), (y) the indemnified parties pursuant to Section 6.9(b) (who are intended third party beneficiaries thereunder), and (z) each of the Debt Financing Sources shall be express third party beneficiaries and shall be able to enforce the agreements contained in Sections 8.3(b), 8.4(b), 9.1, 9.6(B)(z), 9.8 and 9.12(b) hereof and none of the foregoing sections may be modified, amended, waived or terminated without the prior written consent of the Debt Financing Sources in any manner that is materially adverse in any respect to any of the Debt Financing Sources. In any successful Proceeding to enforce any provision of this Agreement referred to in clauses (x), (y) or (z) of the preceding sentence, and without limiting any other remedies, each third party beneficiary commencing or participating in such Proceeding shall be entitled to recover from Parent all costs and reasonable attorneys' fees incurred by it in connection therewith. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 9.7.    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction is invalid, illegal, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

        Section 9.8.    Governing Law.     This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware that apply to agreements made and performed entirely within the State of Delaware, without regard to the conflicts of laws provisions thereof or of any other jurisdiction.

        Section 9.9.    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto; provided, however, that prior to the mailing of the Proxy Statement to the Company's stockholders, Parent and Merger Sub may assign this Agreement (in whole but not in part) to Parent or any of its Affiliates; provided, further, that (i) no such assignment shall relieve Parent or Merger Sub from their respective obligations hereunder or affect the Limited Guarantee and (ii) no such assignment shall be permitted hereunder without the prior written consent of the Company if such assignment would be reasonably likely to materially delay the termination of applicable waiting periods under the HSR Act. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of the provisions of this Agreement shall be null and void ab initio.

        Section 9.10.    Schedules.

        (a)   Notwithstanding any provision of this Agreement to the contrary, a disclosure set forth under one Section of a Disclosure Schedule shall be deemed to be disclosed in any other Section or Sections of such Disclosure Schedule to the extent that it is reasonably apparent from a reading of such disclosure that it is relevant or applicable to such other Section(s); provided, however, that no disclosure in any section or subsection of the Company Disclosure Schedule shall qualify or be deemed to qualify the representations and warranties set forth in the first sentence of Section 4.6 of the Agreement or constitute an exception to the covenants in Section 6.1 of the Agreement, unless such disclosure is specifically set forth in, or cross-referenced in, Section 4.6 and Section 6.1, respectively, of the Company Disclosure Schedule. Cross-references have been added for convenience and do not waive or diminish the Company's rights. It is understood and agreed that (i) nothing in any Disclosure Schedule is intended to broaden the scope of any representation or warranty of any party contained in this Agreement and (ii) the fact that any information is disclosed in a Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Without limiting the foregoing, the information set forth in a Disclosure Schedule, and the dollar thresholds set forth in this Agreement, shall not be used as a basis for interpreting the terms "material" or "Company Material Adverse Effect" or other similar terms in this Agreement.

        (b)   The inclusion of, or the reference to, any item within any particular Section of a Disclosure Schedule does not constitute an admission by Parent, Merger Sub or the Company that such item meets any or all of the criteria set forth in the Agreement for inclusion in such Section. The disclosure of any matter in any Section of a Disclosure Schedule shall expressly not be deemed to constitute a waiver by Parent, Merger Sub or the Company of any attorney-client privilege, any protection afforded by the work-product doctrine or any similar privileges and protections. Nothing disclosed in a Disclosure Schedule constitutes an admission of liability or obligation of Parent, Merger Sub, the Company or any Company Subsidiary or is an admission against the interest of Parent, Merger Sub, the Company or any of their respective Subsidiaries. All section headings are inserted for convenience of reference only and will not affect the meaning or interpretation of the Disclosure Schedules.

        Section 9.11.    Expenses.     Except as expressly set forth in this Agreement, whether or not the Merger is consummated, all fees, costs and expenses incurred by any party to this Agreement or on its behalf in connection with this Agreement and the Transactions expressly contemplated by this Agreement shall be paid by the party incurring such expenses; provided, that (i) Parent shall pay all filing fees for the filings required under the HSR Act and (ii) the costs and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement (including any SEC filing fees) shall be borne equally by the Company and Parent.

        Section 9.12.    Submission to Jurisdiction; Waivers.

        (a)   Each of the Company, Parent and Merger Sub irrevocably agrees that any Proceeding arising out of or relating to this Agreement or any of the Transactions shall be brought and determined in the Court of Chancery of the State of Delaware or, if exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware (and each such party shall not bring any Proceeding arising out of or relating to this Agreement or any of the Transactions in any court other than the aforesaid courts), and each of the Company, Parent and Merger Sub hereby irrevocably submits with regard to any such Proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Company, Parent and Merger Sub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Proceeding, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (x) such Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper and (z) this Agreement, the Transactions or the subject matter hereof or thereof, may not be enforced in or by such courts.

        (b)   Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each party hereto irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Proceeding arising out of or relating to this Agreement or any of the Transactions (including against any Debt Financing Source in connection with the Debt Commitment Letters). Each party hereto certifies and acknowledges that (i) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of any such Proceeding, (ii) such party has considered the implications of this waiver, (iii) such party makes this waiver voluntarily, and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.12(b). No party hereto, nor any of its Affiliates, will bring, or support the bringing of, any claim, whether at law or in equity, whether in tort or otherwise, against any Debt Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Commitment Letters or the performance thereof, anywhere other than in any federal or state court located in the State of New York, Borough of Manhattan, but only if such Debt Financing Source has consented to jurisdiction and venue therein.

        (c)   For purposes of the proviso to Section 8.2, each party agrees that the prevailing party shall be entitled to reimbursement of all costs and expenses including without limitation, all attorney's fees, in connection with any Proceeding arising out of or relating to a willful breach of this Agreement on the part of the other party. Such costs and expenses shall be deemed to be damages for purposes of the proviso to Section 8.2.

        Section 9.13.    Specific Performance.

        (a)   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the termination of this Agreement, each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief; (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates); and (iii) agrees that the prevailing party shall be entitled to reimbursement of all costs and expenses including without limitation, all attorney's fees; provided, however, that it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with (x) enforcing the Fund's obligations under the Equity Commitment Letter and Parent's obligation to enforce the Equity Commitment Letter shall be subject to the requirements that (i) all of the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their terms are to be satisfied at the Closing) are satisfied or waived in accordance with this Agreement, (ii) the Debt Financing (including any alternate financing) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, in each case at the maximum amount of the term loan facility contemplated by the Debt Commitment Letters, (iii) at the time the Company first seeks to exercise such remedy, the Company has Immediately Available Cash in an amount not less than the Minimum Cash Amount and (iv) the Company has irrevocably confirmed in writing that if specific performance is granted and the Equity Financing and Debt Financing are funded, then it would take such actions required of it by this Agreement to cause the Closing to occur and (y) causing Parent and Merger Sub to enforce the terms of the Debt Commitment Letters (or the alternate financing commitments or Definitive Financing Agreement(s)), including seeking enforcement of the Debt Commitment Letters through the commencement of one or more lawsuits against the sources of Debt Financing upon reasonable request by the Company, shall be subject to the requirements that (i) all of the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their terms are to be satisfied at the Closing) are satisfied or waived in accordance with this Agreement, (ii) the conditions to the consummation of the financing provided by the Debt Commitment Letters (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied in a manner that would require the Debt Financing Sources to fund the maximum amount of the term loan facility contemplated by the Debt Commitment Letters, (iii) at the time the Company first seeks to exercise such remedy, the Company has Immediately Available Cash in an amount not less than the Minimum Cash Amount and (iv) the Company has irrevocably confirmed in writing that if specific performance is granted and the Equity Financing and Debt Financing are funded, then it would take such actions required of it by this Agreement to cause the Closing to occur.

        (b)   The parties hereto further agree that nothing set forth in this Agreement shall require any party hereto to institute any Proceeding for specific performance under this Section 9.13 as a condition to exercising any termination right under Article VIII.

        Section 9.14.    Construction of Agreement.

        (a)   The terms and provisions of this Agreement represent the results of negotiations among the parties hereto, each of which has been represented by counsel of its own choosing, and none of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

        (b)   All references in this Agreement to Sections, Articles and Schedules without further specification are to Sections and Articles of, and Schedules to, this Agreement.

        (c)   The Table of Contents and the captions in this Agreement are for convenience only and shall not in any way affect the meaning, interpretation or construction of any provisions of this Agreement.

        (d)   Unless the context otherwise requires, "or" is not exclusive.

        (e)   Unless the context otherwise requires, "including" means "including but not limited to".

        (f)    The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such term.

        (g)   Time is of the essence in the performance of the parties' respective obligations under this Agreement.

        [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

BENIHANA INC.
By:	/s/ RICHARD STOCKINGER Name: Richard Stockinger Title: President and Chief Executive Officer
SAFFLOWER HOLDINGS CORP.
By:	/s/ RICHARD LEONARD Name: Richard Leonard Title: President and Secretary
SAFFLOWER ACQUISITION CORP.
By:	/s/ RICHARD LEONARD Name: Richard Leonard Title: President and Secretary

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BENIHANA INC.

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

BENIHANA, INC.

        Benihana, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

  1.
  That the present name of this corporation is Benihana Inc. and that this corporation was incorporated pursuant to the DGCL by filing its original certificate of incorporation on December 6, 1994 under the name Benihana Inc.

  2.
  This Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") amends, restates the provisions of the certificate of incorporation of the corporation (as heretofore amended) and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

  3.
  The text of the certificate of incorporation is hereby amended and restated to read in full as follows:

ARTICLE ONE

        The name of the corporation is Benihana Inc., (hereinafter called the "Corporation").

ARTICLE TWO

        The address of the Corporation's registered office is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, in the State of Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

ARTICLE FOUR

        The total number of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares, all of which shall be shares of Common Stock, with a par value of one cent ($0.01) per share.

ARTICLE FIVE

        The board of directors of the Corporation (the "Board of Directors") shall have the power to adopt, amend or repeal By-Laws, except as may otherwise be provided in the By-Laws.

ARTICLE SIX

        The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE SEVEN

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court

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of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

ARTICLE EIGHT

        Section 1.    Indemnity.     The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights, including any other right provided by this Article Eight, of which those seeking indemnification may be entitled to under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 2.    Merger or Consolidation; Sale of Assets.     For purposes of this Article Eight, references to "the Corporation" shall include, (a) in addition to the resulting corporation in a consolidation or merger, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Nine with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued; (b) the surviving corporation or entity in a consolidation or merger in which the corporation is not the continuing or surviving corporation or entity and (c) any transfer of all or substantially all of the corporation's properties and assets. In addition, if upon or following any merger, consolidation or sale of assets, the corporation is or becomes a direct or indirect subsidiary of any entity, the ultimate parent entity of the corporation following such merger, consolidation or sale of assets shall guaranty the obligations of the corporation under this Article 9.

ARTICLE NINE

        The Corporation hereby eliminates, to the fullest extent permitted by law, the personal liability of any person who serves as a director of the Corporation to the Corporation and/or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that if in the future the DGCL is amended or modified (including, but not limited to, Section 102(b)(7)) to permit the elimination of the personal liability of a director of the Corporation to a greater extent than contemplated above, then the provisions of this Article Ten shall be deemed to be automatically

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amended to provide for the elimination of the personal liability of the directors of the Corporation to such greater extent. This Article Ten shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article Ten becomes effective.

ARTICLE TEN

        The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

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        IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this     day of                    , 2012.

BENIHANA, INC.
Richard Leonard President and Secretary

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Exhibit B

BY-LAWS

OF

BENIHANA INC.

BY-LAWS

OF

BENIHANA INC.
A Delaware Corporation

(amended as of                  , 2012)

ARTICLE I

OFFICES

        Section 1.    Registered Office.     The registered office of the corporation in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, Delaware 19808. The name of the corporation's registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

        Section 2.    Other Offices.     The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

        Section 1.    Place and Time of Meetings.     An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting may be determined by resolution of the board of directors or as set by the chief executive officer of the corporation.

        Section 2.    Special Meetings.     Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by two or more members of the board of directors or the chief executive officer and shall be called by the chief executive officer upon the written request of holders of shares entitled to cast not less than fifty percent (50%) of the outstanding shares of any series or class of the corporation's Capital Stock.

        Section 3.    Place of Meetings.     The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

        Section 4.    Notice.     Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chief executive officer or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

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        Section 5.    Stockholders List.     The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 6.    Quorum.     Except as otherwise provided by applicable law or by the Certificate of Incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 7 of this Article, until a quorum shall be present or represented.

        Section 7.    Adjourned Meetings.     When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 8.    Vote Required.     When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

        Section 9.    Voting Rights.     Except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

        Section 10.    Proxies.     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy must be signed by the stockholder granting the proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

        Section 11.    Action by Written Consent.     Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than

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a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation's principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

ARTICLE III

DIRECTORS

        Section 1.    General Powers.     The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

        Section 2.    Number, Election and Term of Office.     The number of directors which shall constitute the board as of the effective date of these by-laws shall be one (1). Thereafter, the number of directors shall be established from time to time by resolution of the board. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

        Section 3.    Removal and Resignation.     Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation's Certificate of Incorporation, the provisions of this section shall apply, in respect to the removal without cause or a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

        Section 4.    Vacancies.     Except as otherwise provided by the Certificate of Incorporation of the corporation or any amendments thereto, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the holders of the corporation's outstanding stock entitled to vote thereon or by a majority of the members of the board of directors. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

        Section 5.    Annual Meetings.     The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

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        Section 6.    Other Meetings and Notice.     Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the chief executive officer or president on at least 24 hours notice to each director, either personally, by telephone, by mail, or by telegraph; in like manner and on like notice the chief executive officer must call a special meeting on the written request of at least a majority of the directors.

        Section 7.    Quorum, Required Vote and Adjournment.     A majority of the total number of directors then in office (without regard to any then vacancies on the board) shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 8.    Committees.     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

        Section 9.    Committee Rules.     Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

        Section 10.    Communications Equipment.     Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

        Section 11.    Waiver of Notice and Presumption of Assent.     Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

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        Section 12.    Action by Written Consent.     Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all the then members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

        Section 1.    Number.     The officers of the corporation shall be elected by the board of directors and may consist of a chairman, a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

        Section 2.    Election and Term of Office.     The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

        Section 3.    Removal.     Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4.    Vacancies.     Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

        Section 5.    Compensation.     Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

        Section 6.    The Chairman of the Board.     The Chairman of the Board, if one shall have been elected, shall be a member of the board, may be an officer of the corporation, and, if present, shall preside at each meeting of the board of directors or shareholders. He shall advise the chief executive officer, and in the chief executive officer's absence, other officers of the corporation, and shall perform such other duties as may from time to time be assigned to him by the board of directors.

        Section 7.    The Chief Executive Officer.     In the absence of the Chairman of the Board or if a Chairman of the Board shall have not been elected, the chief executive officer shall preside at all meetings of the stockholders and board of directors at which he or she is present; subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.

        Section 8.    President; Vice Presidents.     The president shall, in the absence or disability of the chief executive officer, act with all of the powers and be subject to all of the restrictions of the chief executive officer. The president shall also perform such other duties and have such other powers as the board of directors, the chief executive officer or these by-laws may, from time to time, prescribe. The

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vice-president, if any, or if there shall be more than one, the vice-presidents in the order determined by the board of directors shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these by-laws may, from time to time, prescribe.

        Section 9.    The Secretary and Assistant Secretaries.     The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chief executive officer's supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the chief executive officer or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer, or secretary may, from time to time, prescribe.

        Section 10.    The Treasurer and Assistant Treasurer.     The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the chief executive officer and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the chief executive officer or these by-laws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the chief executive officer, the president or treasurer may, from time to time, prescribe.

        Section 11.    Other Officers, Assistant Officers and Agents.     Officers, assistant officers and agents, if any, which officers may include officers of any division of the corporation, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

        Section 12.    Absence or Disability of Officers.     In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

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INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

        Section 1.    Right to Indemnification.     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent (an "indemnitee"), shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees) incurred in defending any proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        Section 2.    Right to Advance of Expenses.     In addition to the right of any officer or director of the corporation to indemnification conferred under the corporation's Certificate of Incorporation, these Bylaws or any other agreement, vote of stockholders or disinterested directors or otherwise relating to the indemnification thereof, by reason of the fact that he is or was an officer or director of the corporation or is or was serving at the request of the corporation as an officer or director, an indemnitee shall also have the right to be paid by the corporation the expenses (including attorney's fees) incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") in advance of its final disposition (an "advancement of expenses"); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise.

        Section 3.    Right of Indemnitee to Bring Suit.     If a claim under Section 1 of this Article VIII or otherwise under the corporation's Certificate of Incorporation is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if an indemnitee successful in whole or in part in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, such indemnitee shall be entitled to be paid by the corporation also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification under the corporation's Certificate of Incorporation (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and

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(ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses, otherwise shall be on the corporation.

        Section 4.    Nonexclusivity of Article V.     The rights to indemnification, the advancement of expenses, and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation or By-laws, any agreement, vote of stockholders or disinterested directors or otherwise.

        Section 5.    Insurance.     The corporation may purchase and maintain insurance, at its expense, on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

        Section 6.    Employees and Agents.     To the extent authorized at any time or from time to time by the board of directors, persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified and may be granted rights to the advancement of expenses to the fullest extent of the provisions of this Article V with respect to the advancement of expenses of officers and directors of the corporation.

        Section 7.    Nature of Rights.     The rights conferred upon indemnitees in this Article V shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be an officer or director and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article V that adversely affects any rights of an indemnitee or his heirs, executors or administrators, shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

        Section 8.    Merger or Consolidation; Sale of Assets.     For purposes of this Article V, references to "the corporation" shall include, (a) in addition to the resulting corporation in a consolidation or merger, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was

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a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued, (b) the surviving corporation or entity in a consolidation or merger in which the corporation is not the continuing or surviving corporation or entity and (c) any transfer of all or substantially all of the corporation's properties and assets. In addition, if upon or following any merger, consolidation or sale of assets, the corporation is or becomes a direct or indirect subsidiary of any entity, the ultimate parent entity of the corporation following such merger, consolidation or sale of assets shall guaranty the obligations of the corporation under this Article V.

ARTICLE VI

CERTIFICATES OF STOCK

        Section 1.    Form.     Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board, the chief executive officer, the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such chairman of the board, chief executive officer, president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

        Section 2.    Lost Certificates.     The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

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        Section 3.    Fixing a Record Date for Stockholder Meetings.     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

        Section 4.    Fixing a Record Date for Action by Written Consent.     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

        Section 5.    Fixing a Record Date for Other Purposes.     In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        Section 6.    Subscriptions for Stock.     Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII

GENERAL PROVISIONS

        Section 1.    Dividends.     Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of

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the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 2.    Checks, Drafts or Orders.     All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

        Section 3.    Contracts.     The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 4.    Loans.     The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

        Section 5.    Fiscal Year.     The fiscal year of the corporation shall be fixed by resolution of the board of directors.

        Section 6.    Corporate Seal.     The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 7.    Voting Securities Owned By Corporation.     Voting securities in any other corporation held by the corporation shall be voted by the chief executive officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

        Section 8.    Inspection of Books and Records.     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

        Section 9.    Section Headings.     Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

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        Section 10.    Inconsistent Provisions.     In the event that any provision of these by-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

        These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

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APPENDIX B

OPINION OF

JEFFERIES & COMPANY, INC.

Jefferies & Company, Inc.
520 Madison Avenue
New York, NY 10022
www.jefferies.com

May 22, 2012

The Board of Directors
Benihana Inc.
8750 NW 36th Street
Suite 300
Doral, Florida 33178

Members of the Board:

        We understand that Benihana Inc. (the "Company"), Safflower Holdings Corp. ("Parent"), and Safflower Acquisition Corporation, a wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, dated as of May 22, 2012 (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger") in a transaction in which each outstanding share of common stock, par value $0.10 per share, of the Company (the "Common Stock"), other than shares of Common Stock owned by Parent, Merger Sub or any other subsidiary of Parent or held in the treasury of the Company, all of which shares will be canceled, or as to which dissenters rights have been properly exercised, will be converted into the right to receive $16.30 in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

        In arriving at our opinion, we have, among other things:

  (i)
  reviewed the Merger Agreement;

  (ii)
  reviewed certain publicly available financial and other information about the Company;

  (iii)
  reviewed certain information furnished to us by the Company's management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

  (iv)
  held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;

  (v)
  reviewed the share trading price history and valuation multiples for the Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;

  (vi)
  compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; and

  (vii)
  conducted such other financial studies, analyses and investigations as we deemed appropriate.

        In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Company, nor have we been furnished with any such evaluations or appraisals, nor do we assume any responsibility to obtain any such evaluations or appraisals.

        With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. We express no opinion as to the Company's financial forecasts or the assumptions on which they are made.

        Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

        We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Common Stock. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger.

        As you are aware, we were not requested to and did not participate in negotiations with respect to the Consideration or any other terms of the Merger.

        It is understood that our opinion is for the use and benefit of the Board of Directors of the Company in its consideration of the Merger, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of shares of Common Stock. We express no opinion as to the price at which shares of Common Stock will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company's officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Consideration to be received by holders of shares of Common Stock. Our opinion has been authorized by the Fairness Committee of Jefferies & Company, Inc.

        We have been engaged by the Company to act as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for expenses incurred. The Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. In the ordinary course of our business, we and our affiliates may trade or hold securities of the Company or Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Parent or entities that are affiliated with the Company or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.

        Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

JEFFERIES & COMPANY, INC.

APPENDIX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

        Section 262.    Appraisal Rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            (a)   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            (b)   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            (c)   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            (d)   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Benihana Inc. 01HREC 1 U P X + Special Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C (This proxy must be signed exactly as the name(s) appears hereon. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. When shares are held by a corporation or partnership, please sign corporate or partnership name by a duly authorized officer or other authorized person, giving full title as such.) Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors Recommends a vote FOR the approval of each of the following proposals. Change of Address — Please print new address below. IMPORTANT SPECIAL MEETING INFORMATION The proxies are authorized to vote in their discretion upon such other business as may properly come before the special meeting or any adjournment or postponement of the meeting. For Against Abstain 1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 22, 2012 (as it may be amended from time to time, the “Merger Agreement”), by and among Benihana Inc., a Delaware corporation (the “Company”), Safflower Holdings Corp., a Delaware corporation (“Parent”), and Safflower Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement. Pursuant to the terms of the Merger Agreement, among other things, (i) Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent, and (ii) each share of common stock of the Company issued and outstanding immediately prior to the merger, other than those shares held by stockholders, if any, who properly exercise their appraisal rights under Delaware law and any shares held in the Company’s treasury or owned by Parent, Merger Sub or any other subsidiary of Parent, will be converted into the right to receive $16.30 in cash without interest and net of any taxes required to be withheld therefrom. For Against Abstain 2. To consider and vote upon a proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the proposed merger. For Against Abstain 3. To consider and vote upon the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 4 1 0 9 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST, on [ ], 2012. Vote by Internet • Log on to the Internet and go to http://proxy.georgeson.com/ • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. //

(Solicited on behalf of the Board of Directors of Benihana Inc.) The undersigned holder of Common Stock of BENIHANA INC. (the “Company”), revoking all proxies heretofore given, hereby appoints Richard C. Stockinger and Cristina L. Mendoza, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, and hereby authorizes them to vote all shares of Common Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held at 2:00 p.m., Eastern Time, on [day of week], [ ], 2012 at Doral Golf Resort and Spa, 4400 NW 87th Ave., Miami, Florida 33178, and at any adjournments or postponements thereof, on all matters coming before such meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given. Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR Proposals 1, 2 and 3. PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE Proxy — BENIHANA INC. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.